Sanpaolo IMI S.p.A. is furnishing the following document in its notification form on Form 6-K because it is required to make this document publicly available in accordance with Italian law. The document was independently prepared by Banca Intesa S.p.A.

Exhibit 1.8

The Banca Intesa securities referred to herein that will be issued in connection with the merger described herein have not been, and are not intended to be, registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold, directly or indirectly, into the United States except pursuant to an applicable exemption. The Banca Intesa securities will be made available within the United States in connection with the merger pursuant to an exemption from the registration requirements of the Securities Act.

The merger described herein relates to the securities of two foreign (non-U.S.) companies and is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since Banca Intesa and Sanpaolo IMI are located in Italy, and some or all of their officers and directors may be residents of Italy or other foreign countries. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that Banca Intesa may purchase securities of Sanpaolo IMI otherwise than in the merger, such as in open market or privately negotiated purchases.

Financial Statements
as at 30th June 2006
pursuant to article 2501-
quater of the Civil Code

This is an English translation of the Italian original “Situazione patrimoniale al 30 giugno 2006 ex art. 2501 - quater c.c.” and has been prepared solely for the convenience of the reader.

The version in Italian takes precedence and will be made available to interested readers upon request to Banca Intesa S.p.A.

Corporate image and marketing communications Via Monte di Pietà, 8 - 20121 Milano, Italy

Fax +39 02 879.62898/63638.

Banca Intesa S.p.A.

Share capital 3,613,001,195.96 euro fully paid-in Registration number on the Milano Company Register and Fiscal Code 00799960158 Member of the National Interbank Deposit Guarantee Fund and of the National Guarantee Fund, included in the National Register of Banks No. 5361 and Parent Company of “Gruppo Intesa”, included in the National Register of Banking Groups.

Contents

Board of Directors, General Management, Board of
Statutory Auditors and Independent Auditors	5

The Parent Company Banca Intesa	8

Auditors’ review report on the interim Financial Statements
as of and for the six months ended June 30, 2006	15

Parent Company’s financial statements	20
Balance sheet	21
Statement of income	23
Changes in shareholders’ equity	24
Statement of cash flows	26

Notes to the Parent Company’s financial statements	27
Part A – Accounting policies	30
Part B – Information on the Parent Company’s balance sheet	52
Part C – Information on the Parent Company’s statement of income	97
Part D – Segment reporting	111
Part E – Information on risks and relative hedging policies	112
Part F – Information on capital	158
Part G – Business combinations	167
Part H – Information on compensation and transactions with related parties	168
Part I – Share-based payments	171

Attachments	174
Statement of income as at 30th June and of the second quarter	176
Table of Banca Intesa’s property and equipment and financial assets subject to revaluation	177

Board of Directors, General Management,
Board of Statutory Auditors
and Independent Auditors

Board of Directors

Chairman	*	Giovanni BAZOLI

Deputy Chairmen	*	Giampio BRACCHI
René CARRON
Managing Director
and Chief Executive Officer	*	Corrado PASSERA

Directors		Giovanni ANCARANI
Francesco ARCUCCI
Benito BENEDINI
Antoine BERNHEIM
Jean Frédéric DE LEUSSE
Gilles DE MARGERIE
	*	Ariberto FASSATI
	*	Giancarlo FORESTIERI
Paolo FUMAGALLI
Giangiacomo NARDOZZI
Georges PAUGET
Eugenio PAVARANI
Giovanni PERISSINOTTO
Ugo RUFFOLO
Gino TROMBI

* Members of the Executive Committee

General Management

General Manager	Corrado PASSERA

Board of Statutory Auditors

Chairman	Gianluca PONZELLINI

Auditors	Rosalba CASIRAGHI
Paolo Andrea COLOMBO
Franco DALLA SEGA
Livio TORIO

Independent Auditors	RECONTA ERNST & YOUNG

The Parent Company Banca Intesa

General aspects

Banca Intesa’s Reclassified statement of income and Reclassified balance sheet as at 30th June 2006, respectively compared to as at 30th June 2005 and as at 31st December 2005 restated on a consistent basis to consider changes occurred are provided hereafter. In particular, as already indicated in the Annual report 2005, as of 1st July 2005, Banca Intesa was transferred the investment banking and capital market activities of the subsidiary Banca Caboto as well as the middle and back office activities and IT support of Nextra Investment Management SGR. Moreover, as already mentioned in the Consolidated report as at 31st March 2006, the contribution of a business branch for a net amount of 340 million euro to Banca Intesa Infrastrutture e Sviluppo came into effect as of 1st January 2006. The spin-off referred to assets and juridical relations relative to the pre-existing State and Infrastructures Department of the Parent Company as well as to personnel dedicated to managing relations with the Public Administration and companies operating in the realisation of infrastructures. Following such contribution, which mostly referred to loans to customers and due to customers (respectively approximately 6,600 million euro and approximately 960 million euro), Banca Intesa, sole shareholder, was attributed 340,000,000 shares of the new bank. Lastly, Intesa Gestione Crediti and Magazzini Generali Fiduciari Cariplo were merged in Banca Intesa as of 1st June 2006, but with accounting effects from the beginning of the year. The mergers were aimed at rationalising the Group’s legal entities following the completion of the strategic projects which involved the two companies.

To permit a consistent comparison of statement of income figures as at 30th June 2006, in the comments below reference is made to comparative figures restated to consider the effects of the aforementioned operations, and to certain reclassifications for the purpose of a more effective representation of results. For completeness, in addition to consistent comparative figures, reclassified forms also contain figures as at 30th June 2005 and as at 31st December 2005 as published in the respective Reports. The effects of the company transactions described above are not considered in Banca Intesa’s financial statements and in the relevant notes to the Parent Company’s financial statements drawn up according to the forms defined by the Bank of Italy.

In detail, reclassifications of the statement of income are listed below:

•                     dividends on shares classified as assets available for sale and as assets held for trading are reallocated in profits (losses) on trading; likewise, the implicit cost for the financing of the purchase of shares held for trading is transferred from interest to profits (losses) on trading;

•                     interest rate differentials matured and collected on currency interest rate swaps which set out the exchange of two floating rates, classified as held for trading, stipulated to hedge floating rate funding in foreign currency, are recorded in net interest income considering their close correlation;

•                     fair value adjustments in hedge accounting are registered in net interest income due to their close correlation with the latter;

•                     profits and losses on disposal or repurchase of financial assets available for sale and of financial liabilities are included in profits (losses) on trading;

•                     recovery of expenses and of taxes and duties are directly deducted from administrative expenses instead of recorded in other operating income;

•                     profits and losses on disposal or repurchase of loans are posted in net adjustments to loans;

•                     net impairment losses on other financial activities, related to guarantees, commitments and credit derivatives, are registered in net adjustments to loans;

•                     the reduction in time value on loans is recorded in net interest income instead of being allocated in net adjustments to loans, since the phenomenon derives directly from the application of the amortised cost criterion in absence of changes in forecasted expected future flows. A consistent approach is used for the time value of Employee termination indemnities and Allowances for risks and charges;

•                     permanent impairment of property, equipment and intangible assets is excluded from net adjustments to property, equipment and intangible assets - that thus solely express depreciation and amortisation - and are included in a residual caption which records net impairment losses on financial assets available for sale, investments held to maturity and other financial activities;

•                     profits (losses) on disposal of equity investments and Profits (Losses) on disposal of investments are recorded in Profits (losses) on investments held to maturity and on other investments.

Banca Intesa’s statement of income as at 30th June 2006 closed with a net income of 1,641 million euro, almost doubled with respect to the 839 million euro of the first half of 2005. The significant increase was mostly attributable to the dividend paid by Intesa Holding Asset Management, in relation to the sale, at the end of last year, of 65% of Nextra Investment Management SGR (now CAAM SGR S.p.A.) to the Crédit Agricole group, transaction already illustrated in detail in the Annual report 2005. Excluding this dividend, which was non-recurring in both nature and amount, and the related tax impact, net income would have highlighted an approximately 12% increase with respect to the first half of 2005.

Reclassified statement of income

(in millions of euro)

	30.06.2006	30.06.2005	Changes		30.06.2005
		restated (*)	amount	%
Net interest income	1,555	1,536	19	1.2	1,572
Dividends	930	262	668		262
Net fee and commission income	1,186	1,193	-7	-0.6	1,203
Profits (Losses) on trading	303	128	175		142
Other operating income (expenses)	87	72	15	20.8	36
Operating income	4,061	3,191	870	27.3	3,215
Personnel expenses	-1,021	-1,006	15	1.5	-1,014
Other administrative expenses	-575	-571	4	0.7	-554
Adjustments to property, equipment and intangible assets	-165	-153	12	7.8	-154
Operating costs	-1,761	-1,730	31	1.8	-1,722
Operating margin	2,300	1,461	839	57.4	1,493
Net provisions for risks and charges	-40	-118	-78	-66.1	-122
Net adjustments to loans	-215	-143	72	50.3	-151
Net impairment losses on other assets	-1	-8	-7	-87.5	-11
Profits (Losses) on investments held to maturity and on other investments	44	35	9	25.7	37
Income (Loss) before tax from continuing operations	2,088	1,227	861	70.2	1,246
Taxes on income from continuing operations	-447	-398	49	12.3	-404
Income (Loss) after tax from discontinued operations	—	10	-10		—
Net income	1,641	839	802	95.6	842

(*) Figures restated on a consistent basis

The reclassified statement of income for the first half of 2006, set out in the table, highlighted operating income - made up of revenues, costs and valuation effects on ordinary operations - amounting to 4,061 million euro, with an approximately 27% growth rate with respect to the consistent figure for the first half of 2005, in relation to the already-mentioned higher contribution of the caption dividends. Excluding the non-recurring portion of the caption, operating income would record an approximately 5% rise.

Breakdown by component of net interest income, 1,555 million euro, showed a slight increase on the figure for the first half of 2005 (+1.2%), as a combined effect of the diverse contributions of the single components. More specifically, net interest income with customers recorded a rise which reflected the positive trend, in terms of both volumes and spread, registered by the retail segment and a lower contribution of corporate customers, in relation to the interest rate trend in the segment. Also investments in financial activities rose, while interest on interbank relations decreased. The cost of funding via securities showed an expansion, also considering differentials on hedging derivatives, ascribable to both higher funds raised with this contract type and the rise in interest rates.

Lastly, net interest income includes fair value adjustments in hedge accounting, positive for 6 million euro (ex 15 million euro), that reflects the imbalance of positive and negative variations in the fair value of hedging derivatives and the relevant assets and liabilities hedged.

Dividends (930 million euro), as already mentioned, made a significant contribution, mostly as a result of the dividend distributed by IHAM (704 million euro) on the gain realised from the sale of Nextra. Other significant distributed dividends referred to Intesa Mediofactoring (40 million euro), FriulAdria (33 million euro), Intesa Private banking (30 million euro), Setefi (23 million euro) and Intesa Leasing (20 million euro).

Net fee and commission income (-0.6% to 1,186 million euro) was in line with the first half of the previous year and was characterised by a practical stability of both the component referred to commercial banking activities and to management, dealing and consultancy. The latter included commissions on the placement of insurance products that continued to increase, and dealing commissions which was stable due to the success in placement of new products, such as Intesa Garanzia Attiva, a mutual fund with guaranteed capital, which almost offset the lower contribution of placement of third party bond issues.

Instead, profits (losses) on trading, which includes profits, losses and valuation effects on disposal of financial assets held for trading or profit or losses on financial assets available for sale, as well as dividends related to securities classified in such categories, highlighted, with 303 million euro, a considerable increase with respect to the 128 million euro of the first half of 2005, mostly ascribable to the positive trend of interest rate activities and to the stable contribution of equities. More specifically, interest rate activities generated a positive contribution of 33 million euro (ex -108 million euro) in part attributable to the recovery of a portion of credit risk adjustment on derivatives following lower volumes, while the contribution of equities - which includes the effects of disposal as well as valuation of certain equity stakes classified as held for trading - was stable at 182 million euro. Conversely, continuing the trend already evidenced in the previous quarter, decreases were recorded by profits on foreign exchange activities, though with far lower absolute values, (21 million euro, ex 38 million euro) while credit derivatives increased (28 million euro, ex -1 million euro). Profits on trading also include the recognition to the statement of income of profits and losses realised on financial assets available for sale and financial liabilities, which totalled 39 million euro (ex 16 million euro), mostly relative to the sale of private equity investments.

Other net operating income - which, in the reclassified statement of income, does not include the recoveries of expenses and taxes and duties, directly deducted from administrative expenses - amounted to 87 million euro (ex 72 million euro). The most significant amounts which make up the caption referred, among income, to consideration for services rendered to Group companies (84 million euro) and, among expenses, to amortisation of leasehold improvements (10 million euro).

The moderate rise in operating costs, which totalled 1,761 million euro (+1.8%), referred to personnel expenses and, to a lower extent, to administrative expenses. More specifically, personnel expenses posted a moderate increase (+1.5% to 1,021 million euro), as a result of lower costs due to the reduction in average headcount and higher charges mainly related to the provisions of the new national labour contract and to the wider use of atypical contracts. Administrative expenses (+0.7% to 575 million euro) recorded a modest increase - continuing the trend of the previous year - in relation to higher growth-related expenses. In presence of an overall downward trend in other expense captions, information technology, advertising and promotional expenses and training expenses increased, while especially general structure costs decreased. The rise recorded by adjustments to property, equipment and intangible assets (approximately +8% to 165 million euro) reflected the increase in investments. On a quarterly basis, operating costs was slightly higher than the average of the previous quarters.

The trends of operating income and costs described above led to an operating margin of 2,300 million euro (approximately +57%). Excluding non-recurring income, operating margin would record an approximately 9% rise, while the relative cost/income ratio would be approximately 52%, improved by almost 2 points with respect to the first half of 2005.

Income before tax from continuing operations, at 2,088 million euro, highlighted an approximately 70% progress (approximately +13% net of non-recurring income). The figure was net of net provisions for risks and charges of 40 million euro, down with respect to the comparative figure (approximately -66%), due to the lower provisions required to adequately cover risks connected to legal disputes under way. Instead, net adjustments to loans rose up by approximately 50% to 215 million euro. More specifically, considering the various nonperforming loan categories, net adjustments referred to: doubtful loans for 119 million euro, substandard loans for 75 million euro, restructured loans for 3 million euro, and loans past due by over 180 days for 6 million euro. Collective measurement of performing loans, determined adjustments for 31 million euro, which permit to maintain a congruous coverage of performing loans. Lastly, valuation effects on guarantees and commitments was positive for 19 million euro. In the first half of 2005 net adjustments totalled 143 million euro.

Income before tax from continuing operations also reflected net impairment losses on other assets (1 million euro) as well as profits on investments held to maturity and on other investments (44 million euro), almost entirely made up of gains on sale of real estate (42 million euro); the caption includes net effects of disposal and valuation of equity investments (2 million euro).

After the registration of a tax charge of 447 million euro, Net income - as already illustrated above - highlighted, with 1,641 million euro, a growth rate exceeding 95% on the first half of 2005, which would in any case stand at approximately +12% excluding non-recurring income.

Reclassified balance sheet

(in millions of euro)

Assets	30.06.2006	31.12.2005	Changes		31.12.2005
		restated (*)	amount	%
Financial assets held for trading	37,059	38,776	-1,717	-4.4	38,892
Financial assets available for sale	2,910	2,575	335	13.0	2,771
Investments held to maturity	—	—	—		—
Due from banks	42,093	41,046	1,047	2.6	35,725
Loans to customers	107,091	104,022	3,069	3.0	110,567
Investments in associates and companies subject to joint control	11,888	11,798	90	0.8	11,568
Property, equipment and intangible assets	1,774	1,875	-101	-5.4	1,873
Tax assets	2,206	2,337	-131	-5.6	2,258
Non-current assets held for sale and discontinued operations	—	—	—		—
Other assets	3,758	4,165	-407	-9.8	4,151

Total Assets	208,779	206,594	2,185	1.1	207,805

Liabilities and Shareholders’ Equity	30.06.2006	31.12.2005	Changes		31.12.2005
		restated (*)	amount	%
Due to banks	34,429	33,141	1,288	3.9	33,182
Direct customer deposits	139,805	136,885	2,920	2.1	137,862
Financial liabilities held for trading	10,559	14,061	-3,502	-24.9	14,136
Tax liabilities	1,019	457	562		437
Liabilities associated with non-current assets held for sale and discontinued operations	—	—	—		—
Other liabilities	6,349	5,611	738	13.2	5,728
Allowances for specific purpose	2,049	2,207	-158	-7.2	2,209
Share capital	3,613	3,596	17	0.5	3,596
Reserves	7,860	7,794	66	0.8	7,794
Valuation reserves	1,455	1,297	158	12.2	1,297
Net income	1,641	1,545	96	6.2	1,564

Total Liabilities and Shareholders’ Equity	208,779	206,594	2,185	1.1	207,805

(*) Figures restated on a consistent basis

The tables above and the comments hereafter analyse the results recorded in the balance sheet as at 30th June 2006 compared to those of the end of 2005, restated to consider the changes occurred in the period.

For the purpose of a clearer and more immediate analysis of the balance sheet and financial situation, the condensed tables of assets and liabilities have been prepared via grouping of certain captions, which contain the following reclassifications:

•                     the inclusion of Cash and cash equivalents in the residual caption Other assets;

•                     the inclusion of hedging derivatives and Fair value change of financial assets/liabilities in hedged portfolios in Other assets/liabilities;

•                     the aggregation in just one caption of property and equipment and intangible assets;

•                     the aggregation of “Due to customers” and “Securities issued” in just one caption;

•                     the aggregation in just one caption of allowances for specific purpose (Employee termination indemnities and Allowances for risks and charges);

•                     the presentation of Reserves as just one aggregate.

Main balance sheet aggregates, compared to the corresponding figures as at 31st December 2005, restated on a consistent basis as described above, highlighted loans to customers of 107,091 million euro, up by approximately 3%. The rise reflected the diverse trends recorded by the various contract types which make up the aggregate. More specifically, mortgages continued to grow, confirming the trend showed for some time (47,757 million euro, +6.5%), and at the end of the first half of 2006 represented almost 45% of total loans to customers. Also advances and other loans rose (41,514 million euro, +7.5%) mostly as a result of hot money transactions of considerable amount. Such trends more than offset the decline in current accounts (approximately -12% to 12,621 million euro). Decreases were also recorded by repurchase agreements (1,196 million euro, approximately -45%) while securities underwritten at the time of issue for the purpose of financing the issuer (954 million euro, ex 795 million euro) increased, though from lower absolute values.

Including value of related fair value hedge derivatives connected to loans to customers, which as at 30th June amounted to 34 million euro (ex 23 million euro), as well as the fair value change of assets in hedged portfolios (-2 million euro as at 30th June 2006), the overall growth of total loans to customers would be 3%, whereas it would increase to approximately 4% excluding the lower contribution of repurchase agreements, which typically have a financial nature.

As regards loan quality, non-performing loans amounted to 3,049 million euro and highlighted, considered together, a 136 million euro decrease (-4.3%). More specifically, breakdown of this caption showed an increase in substandard loans (from 612 million euro to 733 million euro) ascribable to the inclusion of certain retail positions as well as to certain corporate positions previously classified as substandard. Substandard loans recorded a modest rise (from 2,113 million euro to 2,188 million euro) deriving from the transfer of positions previously recorded in loans past due, which posted a considerable drop with respect to the figure of the end of 2005 (from 460 million euro to 119 million euro). As at 30th June restructured loans amounted to 9 million euro.

As to performing loans (104,042 million euro, +3.2%), collective provisions of 492 million euro, determined based on the risk configuration of customers, guaranteed a 0.47% coverage (0.54% net of repurchase agreements and loans to subsidiaries). A further 107 million euro covered off-balance sheet risks.

Also direct customer deposits, 139,805 million euro, highlighted a progress with respect to the figure at the end of 2005 (+2.1%). Breakdown by contract type was as follows: current accounts recorded a moderate decline (-1.9% to 71,750 million euro), repurchase agreements an increase (approximately +31% to 6,472 million euro), securities issued rose significantly (+4.6% to 59,600 million euro), especially due to the higher recourse to such funding by branches abroad.

Including in the aggregate the net value of related fair value hedge derivatives, which as at 30th June 2006 amounted to 1,015 million euro (224 million euro at the end of 2005), total customer deposits would highlight a 2.7% rise.

The significant increase in indirect customer deposits, up by 2.8% to 209,477 million euro, was entirely ascribable to assets under administration and in custody (+4% to 181,079 million euro), which highlighted considerable contributions by institutional customers in addition to the growth, though more contained, of the retail segment. Assets under management - which, after the closing of the agreement with Crédit Agricole, represented less than 14% of total indirect customer deposits - posted instead a decrease with respect to the figure at the end of 2005 (-4% to 28,398), since the persisting growth of bancassurance products was not sufficient to offset the reduction in individual portfolio management schemes, which were still affected by the transfer of positions to Intesa Private Banking.

Financial assets held for trading, which comprise debt securities and equities held for trading, net of liabilities, totalled 26,500 million euro, with a 7.2% increase with respect to the end of 2005. The figure includes debt securities (26,497 million euro)

and equities (1,659 million euro), that overall highlighted a positive change (+1.3%) determined by higher inventories of branches abroad (+9.6%). The fair value of debt securities and equities was positive whereas derivatives (-630 million euro, -40.5%) and other financial liabilities held for trading (-1,026 million euro, -49%) presented negative net values.

Financial assets available for sale totalled 2,910 million euro, 13% higher than the figure at the end of 2005, and comprised equity investments of 1,769 million euro (+16.2%), private equity investments of 312 million euro (+8.3%) and debt securities and equities amounting to 419 million euro (approximately –7%). Lastly, the caption also included 410 million euro (ex 314 million euro) of loans, attributable to portions of syndicated loans destined to be placed with third parties.

Equity investments, that amounted to 11,888 million euro, comprised controlling equity stakes for 9,945 million euro and associates or jointly controlled equity stakes for 1,595 million euro. The caption includes, in consideration of its peculiarity, the equity investment in the Bank of Italy, amounting to 348 million euro. The net increase with respect to the consistent figure as at 31st December 2005 (+90 million euro) was mainly ascribable to three new private equity investments (approximately 160 million euro), in addition to the aforementioned acquisition of 35% of Credit Agricole Asset Management SGR (25 million euro) and of the further stake in Banca CIS (80 million euro). Among decreases, in addition to the mergers of Intesa Gestione Crediti (-83 million euro) and Magazzini Generali (-24 million euro), the most significant amounts referred to the disposals of Lazard (-78 million euro) and International Sailing Boats (- 38 million euro).

Auditors’ review report on the interim Financial Statements as of and for the six months ended June 30,2006

AUDITORS’ REVIEW REPORT ON THE INTERIM FINANCIAL STATEMENTS AS OF AND
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(Translation from the original Italian text)

To the Board of Directors of
Banca Intesa S.p.A.

1.                                       We have reviewed the interim financial statements of Banca Intesa S.p.A. as of June 30, 2006 and for the six months ended, consisting of the balance sheet, the statement of income, the statement of changes in shareholders’ equity and the statement of cash flows (the “Statements”) and the related explanatory notes, prepared pursuant to article 2501 – quarter of the Civil Code. These interim financial statements are the responsibility of Banca Intesa S.p.A.’s management. Our responsibility is to issue this review report based on our review. We have also examined that part of the information included in the management’s discussion and analysis of operations, solely for the purpose of evaluating its consistency with the remaining part of the interim financial statements.

2.                                       Our review was conducted in accordance with auditing standards governing the review of interim financial statements recommended by Consob (the Italian Stock Exchange Regulatory Agency) in its Resolution no. 10867 of July 31, 1997. The review consisted mainly of obtaining information with respect to the accounts included in the Statements and the consistency of the accounting principles applied, through discussions with appropriate members of management, and analytical procedures applied to the financial data presented in such Statements. The review did not include performing auditing procedures such as tests of compliance of internal controls and substantive procedures on assets and liabilities, and the scope of the work performed provides significant less assurance than a full scope audit performed in accordance with generally accepted auditing standards. Accordingly, we do not express an audit opinion on the interim financial statements as we do in connection with reporting on our full scope audit of the annual financial statements.

3.                                       With respect to the comparative data related to the financial statements of the preceding year, reference should be made to our audit report issued on April 3, 2006.

The comparative data for the corresponding period of the preceding year were reviewed by us for the purposes of our review on the interim consolidated financial statements as of June 30, 2005 and for the six months ended.

4.                                       Based on our review, we are not aware of any significant modifications that should be made to the Statements and the related explanatory notes, identified in paragraph 1. of this report, in order for them to be in conformity with International Accounting Standard no. 34.

Milan, October 23, 2006

Reconta Ernst & Young S.p.A.
Signed by: Guido Celona, partner

Parent Company’s financial statements

Balance sheet

(euro)

			Changes
Assets	30.06.2006	31.12.2005	amount	%
10. Cash and cash equivalents	939,632,677	1,098,262,752	-158,630,075	-14.4
20. Financial assets held for trading	37,058,824,937	38,892,358,404	-1,833,533,467	-4.7
30. Financial assets designated at fair value through profit and loss	—	—	—
40. Financial assets available for sale	2,909,776,943	2,770,940,699	138,836,244	5.0
50. Investments held to maturity	—	—	—
60. Due from banks	42,093,227,131	35,724,550,062	6,368,677,069	17.8
70. Loans to customers	107,091,455,783	110,566,860,588	-3,475,404,805	-3.1
80. Hedging derivatives	736,258,320	1,046,746,902	-310,488,582	-29.7
90. Fair value change of financial assets in hedged portfolios (+/-)	-1,865,927	—	1,865,927
100. Equity investments	11,887,687,670	11,567,952,625	319,735,045	2.8
110. Property and equipment	1,441,508,171	1,509,584,147	-68,075,976	-4.5
120. Intangible assets of which	332,026,181	363,910,818	-31,884,637	-8.8
- goodwill	—	—	—
130. Tax assets	2,205,450,752	2,257,948,893	-52,498,141	-2.3
a) current	1,332,747,856	1,330,280,596	2,467,260	0.2
b) deferred	872,702,896	927,668,297	-54,965,401	-5.9
140. Non-current assets held for sale and discontinued operations	—	—	—
150. Other assets	2,085,351,802	2,006,071,035	79,280,767	4.0

Total Assets	208,779,334,440	207,805,186,925	974,147,515	0.5

Balance sheet

(euro)

				Changes
Liabilities and Shareholders’ Equity		30.06.2006	31.12.2005	amount	%
10.	Due to banks	34,428,827,259	33,181,857,651	1,246,969,608	3.8
20.	Due to customers	80,204,664,424	80,888,292,273	-683,627,849	-0.8
30.	Securities issued	59,600,249,688	56,974,132,382	2,626,117,306	4.6
40.	Financial liabilities held for trading	10,559,346,289	14,136,495,966	-3,577,149,677	-25.3
50.	Financial liabilities designated at fair value through profit and loss	—	—	—
60.	Hedging derivatives	1,718,996,576	1,319,875,491	399,121,085	30.2
70.	Fair value change of financial liabilities in hedged portfolios (+/-)	—	—	—
80.	Tax liabilities	1,019,771,001	437,434,273	582,336,728
	a) current	820,449,829	294,502,693	525,947,136
	b) deferred	199,321,172	142,931,580	56,389,592	39.5
90.	Liabilities associated with non-current assets held for sale and discontinued operations	—	—	—
100.	Other liabilities	4,630,145,947	4,408,132,671	222,013,276	5.0
110.	Employee termination indemnities	870,108,930	860,556,793	9,552,137	1.1
120.	Allowances for risks and charges	1,178,431,657	1,347,388,863	-168,957,206	-12.5
	a) post employment benefits	128,620,133	130,658,397	-2,038,264	-1.6
	b) other allowances	1,049,811,524	1,216,730,466	-166,918,942	-13.7
130.	Valuation reserves	1,455,394,803	1,296,670,131	158,724,672	12.2
140.	Reimbursable shares	—	—	—
150.	Equity instruments	—	—	—
160.	Reserves	2,300,679,442	2,284,156,299	16,523,143	0.7
170.	Share premium reserve	5,559,073,485	5,509,782,422	49,291,063	0.9
180.	Share capital	3,613,001,196	3,596,249,721	16,751,475	0.5
190.	Treasury shares (-)	—	—	—
200.	Net income (loss)	1,640,643,743	1,564,161,989	76,481,754	4.9

Total Liabilities and Shareholders’ Equity		208,779,334,440	207,805,186,925	974,147,515	0.5

Statement of income

(euro)

		First half
				Changes
		2006	2005	amount	%
10.	Interest and similar income	3,641,076,181	3,126,657,531	514,418,650	16.5
20.	Interest and similar expense	-2,159,988,964	-1,603,183,094	556,805,870	34.7
30.	Interest margin	1,481,087,217	1,523,474,437	-42,387,220	-2.8
40.	Fee and commission income	1,316,908,108	1,329,203,721	-12,295,613	-0.9
50.	Fee and commission expense	-130,564,400	-125,666,703	4,897,697	3.9
60.	Net fee and commission income	1,186,343,708	1,203,537,018	-17,193,310	-1.4
70.	Dividend and similar income	1,042,731,834	494,139,847	548,591,987
80.	Profits (Losses) on trading	197,945,852	-104,961,672	302,907,524
90.	Fair value adjustments in hedge accounting	5,720,889	15,360,046	-9,639,157	-62.8
100.	Profits (Losses) on disposal or repurchase of	26,630,134	14,434,735	12,195,399	84.5
	a) loans	-11,645,164	19	-11,645,183
	b) financial assets available for sale	28,512,801	15,588,820	12,923,981	82.9
	c) investments held to maturity	—	—	—
	d) financial liabilities	9,762,497	-1,154,104	10,916,601
110.	Profits (Losses) on financial assets and liabilities designated at fair value	—	—	—
120.	Net interest and other banking income	3,940,459,634	3,145,984,411	794,475,223	25.3
130.	Net losses / recoveries on impairment	-153,720,143	-114,865,126	38,855,017	33.8
	a) loans	-171,358,551	-112,640,392	58,718,159	52.1
	b) financial assets available for sale	-1,226,730	-7,961,202	-6,734,472	-84.6
	c) investments held to maturity	—	—	—
	d) other financial activities	18,865,138	5,736,468	13,128,670
140.	Net income from banking activities	3,786,739,491	3,031,119,285	755,620,206	24.9
150.	Administrative expenses	-1,729,694,687	-1,683,389,225	46,305,462	2.8
	a) personnel expenses	-1,042,395,747	-1,018,347,940	24,047,807	2.4
	b) other administrative expenses	-687,298,940	-665,041,285	22,257,655	3.3
160.	Net provisions for risks and charges	-48,038,753	-124,008,022	-75,969,269	-61.3
170.	Net adjustments to / recoveries on property and equipment	-76,109,613	-67,314,799	8,794,814	13.1
180.	Net adjustments to / recoveries on intangible assets	-88,772,127	-78,816,989	9,955,138	12.6
190.	Other operating expenses (income)	199,886,771	135,331,000	64,555,771	47.7
200.	Operating expenses	-1,742,728,409	-1,818,198,035	-75,469,626	-4.2
210.	Profits (Losses) on equity investments	1,139,269	28,604,601	-27,465,332	-96.0
220.	Valuation differences on property, equipment and intangible assets measured at fair value	—	—	—
230.	Goodwill impairment	—	—	—
240.	Profits (Losses) on disposal of investments	42,493,392	5,482,847	37,010,545
250.	Income (Loss) before tax from continuing operations	2,087,643,743	1,247,008,698	840,635,045	67.4
260.	Taxes on income from continuing operations	-447,000,000	-404,343,000	42,657,000	10.5
270.	Income (Loss) after tax from continuing operations	1,640,643,743	842,665,698	797,978,045	94.7
280.	Income (Loss) after tax from discontinued operations	—	—	—

290.	Net income (loss)	1,640,643,743	842,665,698	797,978,045	94.7

Changes in shareholders’ equity as at 30th June 2006

(in millions of euro)

	First half 2006
	Share capital			Reserves		Valuation reserves
	ordinary shares	saving shares	Share premium reserve	retained earnings	other	available for sale	cash flow hedges	legally- required revaluations	other	Equity instruments	Treasury shares	Net income (loss)	Shareholders’ equity
AMOUNTS AS AT 1.1.2006	3,111	485	5,510	2,199	85	336	-26	987	—	—	—	1,564	14,251
ALLOCATION OF NET INCOME OF THE PREVIUOS YEAR
Reserves				22								-22	—
Dividends and other allocations (a)												-1,542	-1,542
CHANGES IN THE PERIOD
Changes in reserves				-5		51	107						153
Operations on shareholders’ equity
Issue of new shares	17		49										66
Purchase of treasury shares													—
Extraordinary dividends													—
Changes in equity instruments													—
Derivatives on treasury shares													—
Stock options				—									—
Net income (loss) for the period												1,641	1,641
SHAREHOLDERS’ EQUITY AS AT 30.06.2006	3,128	485	5,559	2,216	85	387	81	987	—	—	—	1,641	14,569

(a) The caption includes dividends and the amount attributable to the Allowances for charitable contributions.

Changes in shareholders’ equity as at 30th June 2005

(in millions of euro)

	First half 2005
	Share capital			Reserves		Valuation reserves
	ordinary shares	saving shares	Share premium reserve	retained earnings	other	available for sale	cash flow hedges	legally- required revaluations	other	Equity instruments	Treasury shares	Net incom (loss)	Shareholders’ equity
AMOUNTS AS AT 1.1.2005	3,076	485	5,406	1,618	85	169	-6	987	—	—	—	1,309	13,129
ALLOCATION OF NET INCOME OF THE PREVIUOS YEAR
Reserves				572								-572	—
Dividends and other allocations (a)												-737	-737
CHANGES IN THE PERIOD
Changes in reserves				1		79	-57						23
Operations on shareholders’ equity													—
Issue of new shares	35		104										139
Purchase of treasury shares
Extraordinary dividends													—
Changes in equity instruments													—
Derivatives on treasury shares													—
Stock options				4									4
Net income (loss) for the period												842	842
SHAREHOLDERS’ EQUITY AS AT 30.06.2005	3,111	485	5,510	2,195	85	248	-63	987	—	—	—	842	13,400

(a) The caption includes dividends and the amount attributable to the Allowances for charitable contributions.

Statement of cash flows

(in millions of euro)

	30.06.2006	30.06.2005
A. OPERATING ACTIVITIES
1. Cash flow from operations	1,894	1,591
- net income (-/+)	1,641	842
- gains/losses on financial assets held for trading and on assets/liabilities designated at fair value through profit and loss (-/+)	261	105
- gains/losses on hedging activities (-/+)	-6	-15
- net losses/recoveries on impairment (+/-)	235	157
- adjustments to/net recoveries on property, equipment and intangible assets (+/-)	165	146
- net provisions for risks and charges and other costs/revenues (+/-)	103	214
- taxes and duties to be settled (+)	449	406
- net adjustments to/recoveries on disposal groups net of tax effect (-/+)	—	—
- other adjustments (+/-)	-954	-264
2. Cash flow from / used in financial assets	-2,779	-3,228
- financial assets held for trading	1,456	-2,296
- financial assets designated at fair value through profit and loss	—	—
- financial assets available for sale	-284	178
- due from banks: repayable on demand	-982	-6,214
- due from banks: other	-65	5,764
- loans to customers	-3,322	-998
- other assets	418	338
3. Cash flow from / used in financial liabilities	1,443	2,004
- due to banks: repayable on demand	501	-559
- due to banks: other	788	2,824
- due to customers	294	268
- securities issued	2,627	-119
- financial liabilities held for trading	-3,502	-683
- financial liabilities designated at fair value through profit and loss	—	—
- other liabilities	735	273

Net cash flow from (used in) operating activities	558	367
B. INVESTING ACTIVITIES
1. Cash flow from	1,095	385
- sales of equity investments	127	133
- dividends collected on equity investments	920	252
- sales of investments held to maturity	—	—
- sales of property and equipment	48	—
- sales of intangible assets	—	—
- sales of subsidiaries and business branches	—	—
2. Cash flow used in	-335	-292
- purchases of equity investments	-225	-198
- purchases of investments held to maturity	—	—
- purchases of property and equipment	-53	-50
- purchases of intangible assets	-57	-44
- purchases of subsidiaries and business branches	—	—

Net cash flow from (used in) investing activities	760	93
C. FINANCING ACTIVITIES
- issues / purchases of treasury shares	—	—
- share capital increases	66	139
- dividend distribution and other	-1,543	-737

Net cash flow from (used in) financing activities	-1,477	-598
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	-159	-138
RECONCILIATION
Cash and cash equivalents at beginning of period	1,098	970
Net increase (decrease) in cash and cash equivalents	-159	-138
Cash and cash equivalents: foreign exchange effect	—	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	939	832
LEGENDA: (+) from (-) used in

Notes to the Parent Company’s financial statements

Part A — Accounting policies

A.1 – GENERAL CRITERIA

DECLARATION OF COMPLIANCE WITH INTERNATIONAL ACCOUNTING STANDARDS

As set forth by Legislative Decree 38 of 28th February 2005, the financial statements ex art. 2501- quater of the Italian Civil Code, has been prepared in compliance with the accounting principles issued by the International Accounting Standards Board (IASB) and the relative interpretations of the International Financial Reporting Interpretations Committee (IFRIC) and endorsed by the European Commission provided for by Community Regulation 1606 of 19th July 2002.

In the preparation of the present financial statements, the IAS/IFRS principles in force as at 30th June 2006 have been used (including the interpretation documents called SIC and IFRIC), as endorsed by the European Commission and, in particular, reference is made to IAS 34. With respect to the principles endorsed as at 31st December 2005 it must be noted, with reference to issues applicable to banking activities, that IFRS 7 (Financial Instruments: disclosures) has been endorsed (Regulation EC 108/2006). As regards the accounting principle on financial instruments (IAS 39), endorsed texts diverge from the principle prepared by the IASB since certain issues which are still under discussion (fair value macrohedging of portfolios of assets and liabilities and hedging of on demand deposits) have not been endorsed.

Reconta Ernst & Young S.p.A. reviewed the balance sheet situation ex art. 2501- quater of the Italian Civil Code.

GENERAL PREPARATION PRINCIPLES

The financial statements as at 30th June 2006 is made up of the Balance sheet, the Statement of income, the Changes in shareholders’ equity, the Statement of cash flows and the Notes to the Parent Company’s financial statements; the comments on Banca Intesa’s operations have also been included.

The amounts indicated in the Parent Company’s financial statements and in the Notes to the Parent Company’s financial statements are expressed in millions of euro.

The Parent Company’s financial statements and the Notes to the Parent Company’s financial statements present, in addition to figures for the reference period, the correspondent comparative figures. In particular, the Balance sheet is compared to figures as at 31st December 2005 while the Statement of income is compared to figures as at 30th June 2005.

With regard to presentation of comparative figures the changes in the compulsory forms published by the Bank of Italy with Circular 262/2005 have been considered.

The accounting principles adopted in the preparation of the financial statements as at 30th June 2006 for classification, recognition, measurement and derecognition of asset and liability captions, and the means of recognition of revenues and costs, have remained unchanged with respect to those adopted for the Annual report 2005.

SIGNIFICANT SUBSEQUENT EVENTS

On 28th July, the international agency Fitch upgraded Banca Intesa’s long-term debt rating to AA- from A+ and short-term debt rating to F1+ from F1. The outlook is stable. At the end of August, following the announcement of the approval of the guidelines of the merger project between Gruppo Intesa and Gruppo Sanpaolo IMI hereafter described, Standard & Poor’s placed Banca Intesa’s A+ long-term and A-1 short-term debt ratings on CreditWatch with positive implications.

Banca Intesa’s Board of Directors held last 26th August approved the guidelines of the Merger project with Sanpaolo IMI. Information relative to that operation are included in the documentation prepared pursuant to articles 2501 - ter and 2501 - quinquies of the Italian Civil Code.

The Board of Directors held on 25th July 2006 approved the Code of Ethics and the Social and Environmental Report 2005. These documents, together with the Internal Social and Environmental Responsibility Guidelines and the adoption of the international protocols Global Compact, UNEP Finance Initiative issued by the UN and the Equator Principles of the International Finance Corporation of World Bank, complete another phase in the programme for the definition of social and environmental responsibility commenced by Banca Intesa some years ago.

A. 2 - MAIN FINANCIAL STATEMENT CAPTIONS

This chapter presents the Accounting principles adopted in the preparation of the present document. The illustration of accounting principles adopted by the Banca Intesa refers to the following phases: classification, recognition, measurement and derecognition of asset and liability captions. For each of these phases the description of related economic effects, if significant, is also indicated.

1. Financial assets held for trading

Classification criteria

This category includes debt securities and equities and the positive value of derivative contracts held for trading. Derivative contracts also include those embedded in combined financial instruments which are subject to separate accounting when:

•                  their characteristics and risks are not closely related to the characteristics of the host contract;

•                  embedded instruments, even though separate, fully meet the definition of derivative;

•                  combined instruments are not measured at fair value with changes in fair value recognised through profit and loss.

Recognition criteria

Initial recognition of financial assets occurs at settlement date, for debt securities and equities and at trade date for derivative contracts.

On initial recognition, financial assets held for trading are recorded at fair value, without considering transaction costs or revenues directly attributable to the instrument.

Any embedded derivatives in combined financial instruments not directly connected to the latter and with the characteristics to meet the definition of derivative are recorded separately from the host contract at fair value.

Measurement criteria

After initial recognition financial assets held for trading are recorded at fair value. The effects of the application of this measurement criterion are recorded in the statement of income.

For the determination of the fair value of financial instruments quoted on active markets, market quotes are used. If the market for a financial instrument is not active, standard practice estimation methods and valuation techniques are used which consider all the risk factors correlated to the instruments and that are based on market elements such as: valuation of quoted instruments with the same characteristics, calculation of discounted cash flows, option pricing models, recent comparable transactions, etc. Equities and derivative instruments which have equities as underlying assets, for which it is not possible to determine a reliable fair value according to the guidelines listed above, are maintained at cost.

Derecognition criteria

Financial assets are derecognised solely if the sale leads to the substantial transfer of all the risks and rewards connected to the assets. Conversely, if a significant part of the risks and rewards relative to the sold financial assets is maintained, they continue to be recorded in assets, even though their ownership has been transferred.

In case it is not possible to ascertain the substantial transfer of risks and rewards, the financial assets are derecognised where no control over the assets has been maintained. If this is not the case, when, even partial, control is maintained, then the assets continue to be recognised for the entity’s continuing involvement, measured by the exposure to changes in value of assets sold and to variations in the relevant cash flows.

Lastly, financial assets sold are derecognised if the entity retains the contractual rights to receive the cash flows of the asset, but signs a simultaneous obligation to pay such cash flows, and only such cash flows, to third parties.

2. Financial assets available for sale

Classification criteria

The present category includes the non-derivative financial assets that do not fall within any of the other categories such as Loans, Financial assets held for trading or Investments held to maturity.

In particular, this caption is made up of i) bonds which are not held for trading and which are not included in Investments held to maturity or in Loans, ii) equity investments which are not held for trading and do not qualify as investments in subsidiaries, associates or entities subject to joint control, including private equity investments and private equity funds, as well as iii) the portions of syndicated loans that, from inception, are destined for sale.

Recognition criteria

Initial recognition of the financial asset occurs at settlement date for debt securities and equities and at disbursement date for loans.

On initial recognition, assets are recorded at fair value, including transaction costs and revenues directly attributable to the instrument. If, in the cases provided for by accounting principles, recognition occurs following the reclassification of Investments held to maturity, recognition value is represented by fair value at the time of transfer.

Measurement criteria

After initial recognition, Financial assets available for sale are measured at fair value, through the registration in the statement of income of the value corresponding to amortised cost, while gains or losses deriving from a change in fair value are recorded in a specific reserve in shareholders’ equity, until the financial asset is derecognised or a permanent loss occurs. On the sale of the financial asset or on recognition of a loss, the cumulated profit or loss must be reversed, all or in part, to the statement of income.

Fair value is determined on the basis of criteria already illustrated for financial assets held for trading.

Equities included in this category and any derivative instruments which have equities as underlying assets, for which it is not possible to determine a reliable fair value, are maintained at cost.

Financial assets available for sale are assessed to identify if they show objective evidence of a decline in fair value.

If such evidence exists, the loss is measured as the difference between the carrying value of the asset and the present value of the estimated future cash flows, discounted at the original effective interest rate, or through specific valuation methodologies as concerns equities.

If the reasons for impairment cease to exist, following an event which occurred after the registration of the impairment, value recoveries are posted through the statement of income in the case of loans or debt securities, and through shareholders’ equity in the case of equities. The size of the recovery must not lead carrying amount of the financial asset to exceed amortised cost had no impairment losses been recognised in previous periods.

Derecognition criteria

Financial assets are derecognised solely if the sale leads to the substantial transfer of all the risks and rewards connected to the assets. Conversely, if a significant part of the risks and rewards relative to the sold financial assets is maintained, they continue to be recorded in assets, even though their ownership has been transferred.

In case it is not possible to ascertain the substantial transfer of risks and rewards, the financial assets are derecognised where no control over the assets has been maintained. If this is not the case, when, even partial, control is maintained, then the assets continue to be recognised for the entity’s continuing involvement, measured by the exposure to changes in value of assets sold and to variations in the relevant cash flows.

Lastly, financial assets sold are derecognised if the entity retains the contractual rights to receive the cash flows of the asset, but signs a simultaneous obligation to pay such cash flows, and only such cash flows, to third parties.

3. Investments held to maturity

Classification criteria

Debt securities with fixed or determinable payments and fixed maturity, which the entity has the positive intention and ability to hold to maturity, are classified in this category. If following a change in intention or in ability it is no longer appropriate to maintain an investment as “held to maturity”, this is reclassified in Financial assets available for sale.

Recognition criteria

Initial recognition of financial assets occurs at settlement date.

On initial recognition financial assets classified in the present category are recorded at fair value, inclusive of any costs and revenues directly attributable to the asset. If inclusion in this category occurs following the reclassification of Financial assets available for sale, the fair value of the asset at the date of reclassification is used as the new amortised cost of the asset.

Measurement criteria

After the initial recognition, Investments held to maturity are valued at amortised cost, using the effective interest method.

Profits or losses referred to investments held to maturity are recorded in the statement of income when assets are derecognised or impaired, and through the amortisation process of the difference between book value and the value reimbursable at maturity.

Investments held to maturity are assessed to identify if they show objective evidence of possible impairment.

If such evidence exists, the loss is measured as the difference between the carrying value of the asset and the present value of the estimated future cash flows, discounted at the original effective interest rate. The loss is recorded in the statement of income.

If the reasons for impairment cease to exist following an event which occurred after the registration of impairment losses, value recoveries are posted through the statement of income. The size of the recovery must not lead carrying amount of the financial asset to exceed amortised cost had no impairment losses been recognised in previous periods.

Derecognition criteria

Financial assets are derecognised solely if the sale leads to the substantial transfer of all the risks and rewards connected to the assets. Conversely, if a significant part of the risks and rewards relative to the sold financial assets is maintained, they continue to be recorded in assets, even though their ownership has been transferred.

In case it is not possible to ascertain the substantial transfer of risks and rewards, the financial assets are derecognised where no control over the assets has been maintained. If this is not the case, when, even partial, control is maintained, then the assets continue to be recognised for the entity’s continuing involvement, measured by the exposure to changes in value of assets sold and to variations in the relevant cash flows.

Lastly, financial assets sold are derecognised if the entity retains the contractual rights to receive the cash flows of the asset, but signs a simultaneous obligation to pay such cash flows, and only such cash flows, to third parties.

4. Loans

Classification criteria

Loans include loans to customers and due from banks, both disbursed directly and acquired by third parties, which entail fixed or in any case determinable payments, which are not quoted on an active market and which are not classified at inception in Financial assets available for sale.

The caption Loans to customers also includes commercial loans, repurchase agreements with the obligation to resell at a later date, and securities underwritten at issue or via private placements, with determined or determinable payments, not quoted in active markets.

Recognition criteria

Initial recognition of a loan occurs at date of subscription of the contract that normally coincides with disbursement date, based on the fair value of the financial instrument, equal to the amount disbursed or subscription price, inclusive of the costs/revenues directly attributable to the single loan and determinable from inception, even when settled at a later date. Costs that, even with the aforementioned characteristics, are reimbursed by the borrower or are classifiable as normal internal administrative costs are excluded.

Measurement criteria

After initial recognition, loans are measured at amortised cost, equal to initial value increased/decreased by principal repayments, adjustments/recoveries and amortisation - calculated applying the effective interest method - of the difference between amount disbursed and amount to be reimbursed at maturity, typically attributable to the costs/revenues directly connected to the single loan. The effective interest rate is the rate that exactly discounts estimated future cash payments of the loan, for principal and interest, to the amount disbursed inclusive of the costs/revenues attributable to the loan. This measurement method uses a financial approach and enables to distribute the economic effect of the costs/revenues through the expected residual life of the loan.

The amortised cost method is not used for loans whose short maturity implies that the application of the discounting approach leads to immaterial effects. Such loans are recorded at historical cost. An analogous measurement criterion is applied to loans with unspecified maturity or with notice period.

Loans are reassessed for the purpose of identifying those which, due to events occurred after initial recognition, show objective evidence of possible impairment. These include doubtful loans, substandard, restructured or past due loans according to the current rules issued by the Bank of Italy, consistent with IAS/IFRS regulations.

Such non-performing loans are subject to an individual assessment process and the adjustment of each loan is equal to the difference between carrying value at the time of valuation (amortised cost) and present value of expected future cash flows, calculated applying the original effective interest rate.

Forecasted future cash flows consider expected recovery times, presumed recoverable amount of any guarantees as well as costs which it is deemed will be sustained for the recovery of the exposure.

The original effective rate of each loan remains unchanged over time even though the relationship has been restructured with a variation of the contractual interest rate and even though the relationship, in practice, no longer bears contractual interest.

The adjustment is recorded in the statement of income.

The original value of loans is reinstated in subsequent periods to the extent that the reasons which had led to the impairment cease to exist, provided that such valuation is objectively attributed to an event which occurred subsequent to the impairment. The recovery is recorded in the statement of income and must not lead carrying amount of the loan to exceed amortised cost had no impairment losses been recognised in previous periods.

Recoveries on impairment include time value effects.

Loans for which no individual evidence of impairment exists are subject to collective measurement. This measurement occurs for groups of loans with the same credit risk characteristics and the relevant percentage losses are estimated considering historical loss data, based on objective elements observable at measurement date, which enable to estimate the intrinsic loss for each loan category. The valuation also considers the risk of the borrower’s Country of residence.

Collective adjustments are recorded in the statement of income.

Derecognition criteria

Loans sold are derecognised solely if the sale leads to the substantial transfer of all the risks and rewards connected to the loans. Conversely, if a significant part of the risks and rewards relative to the sold loans is maintained, they continue to be recorded in assets, even though their ownership has been transferred.

In case it is not possible to ascertain the substantial transfer of risks and rewards, the loans are derecognised where no control over the loans has been maintained. If this is not the case, when, even partial, control is maintained, then the loans continue to be recognised for the entity’s continuing involvement, measured by the exposure to changes in value of loans sold and to variations in the relevant cash flows.

Lastly, loans sold are derecognised if the entity retains the contractual rights to receive the cash flows of the loan, but signs a simultaneous obligation to pay such cash flows, and only such cash flows, to third parties.

5. Financial assets measured at fair value

Banca Intesa decided not to adopt the so-called “fair value option”, that is it did not avail itself of the possibility of measuring at fair value through profit and loss financial assets other than those for which IAS 39 requires the application of fair value measurement considering their specific functional destination. Therefore, exclusively financial assets held for trading, those which are subject to fair value hedges and hedging derivatives are measured at fair value through profit and loss.

6. Hedging transactions

Types of hedges

Hedging transactions are aimed at neutralising potential losses on a specific item or group of items, attributable to a certain risk, if such risk should actually occur.

The following three types of hedging transactions are used:

•                  fair value hedge, which has the objective of covering exposure to changes in the fair value of one or more captions in the balance sheet attributable to a specific risk. This type of hedge is mainly used for the specific hedging of market risk on fixed rate or structured bond issues; furthermore, fair value macrohedging has been activated for the purpose of hedging the risk of changes in fair value of the coupons of floating rate mortgages granted, risk to which the bank is exposed from the date in which the coupon is set to the date of liquidation of the instalment;

•                  cash flow hedge, which has the objective of covering exposure to variability in future cash flows attributable to particular risks associated with balance sheet captions. This type of hedge is used to stabilise the interest flow on variable rate funding to the extent that the latter finances fixed rate investments;

•                  hedges of net investments in foreign currency, which refer to the coverage of the risks of net investments in foreign operations expressed in foreign currency.

Only hedging transactions which involve counterparties outside the Group may qualify for hedge accounting.

Measurement criteria

Hedging derivatives are measured at fair value; in particular:

•                  in the case of fair value hedges, the change in the fair value of the hedged item is offset by the change in fair value of the hedging instrument. Offsetting is recognised via the registration in the statement of income of the gains and losses referred to both the hedged item (as concerns the variations produced by the underlying risk factor), and the hedging instrument. Any difference, which represents the partial ineffectiveness of the hedge, is therefore the net economic effect;

•                  in the case of cash flow hedges, changes in fair value of the derivative are recorded in equity, for the effective portion of the hedge, and these are registered in the statement of income only when, with reference to the hedged item, there is a variation in the flows to be offset or if the hedge is ineffective;

•                  hedges of net investments in foreign currency are treated in the same way as cash flow hedges.

Derivatives are designated as hedging instruments if there is formal designation and documentation of the hedging relationship between the hedged item and the hedging instrument and if this is effective at inception and prospectively over the entire period of the hedge.

The effectiveness of the hedge depends on the extent to which changes in the fair value of the hedged item or the relating expected cash flows are offset by those of the hedging instrument. Therefore, effectiveness is appraised by comparing the aforementioned changes, considering the intent pursued by the entity at the time in which it entered the hedging transaction.

A hedge is effective when the variations in fair value (or cash flows) of the hedging financial instrument almost completely neutralise, that is in the limits set out by the 80-125% range, the changes in the fair value of the hedged item, for the type of risk being hedged.

Effectiveness is assessed at every close of annual or interim financial statements using:

•                  prospective tests, which justify the application of hedge accounting, since these prove the expected effectiveness of the hedge;

•                  retrospective tests, which highlight the degree of hedge effectiveness reached in the period to which they refer. In other words, they measure to what extent results achieved differ from perfect hedging.

If such assessments do not confirm hedge effectiveness, from that moment hedge accounting is discontinued, the derivative is reclassified in instruments held for trading and the hedged item is measured on the basis of its classification in the balance sheet.

7. Equity investments

Classification criteria

The caption includes investments in subsidiaries, associates and companies subject to joint control.

Companies are considered subsidiaries when the Parent Company, directly or indirectly, holds more than half of the voting rights or when it has a lower portion of voting rights but has the power to appoint the majority of directors of the company or determine its financial or operating policies. In the measurement of voting rights also “potential” rights are considered if they are currently exercisable or convertible in effective voting rights at any time by the Parent Company.

Companies are considered to be subject to joint control if their voting rights and the control of their economic activities are equally shared by Banca Intesa, directly or indirectly, and another entity. Furthermore, a company is qualified as subject to joint control if, even though voting rights are not equally shared, control on its economic activities and its strategies is shared on the basis of contractual agreements.

Companies are considered associates, that is subject to significant influence, when Banca Intesa holds at least 20% of voting rights (including “potential” voting rights as described above) or when - despite a lower percentage of voting rights - it has the power of participating in the determination of the financial and management policies of the company due to specific juridical relations, such as the participation to voting syndicates.

Certain companies in which Banca Intesa holds a stake exceeding 20% are not considered subject to significant influence since it solely has economic rights on a portion of the returns generated by the investment, but does not have access to management policies and may exercise governance rights limited to the safeguard of its economic interests.

The caption also includes, in consideration of its peculiarity, the equity stake in Bank of Italy.

Recognition criteria

Equity investments are recognised at settlement date. On initial recognition equity investments are recorded at cost, inclusive of the costs or income directly attributable to the transaction.

Measurement criteria

Equity investments are measured at cost, which may be adjusted if permanent losses are deemed to have occurred. If there is evidence of impairment, recoverable amount of the investment is estimated, considering the present value of the future cash flows which may be generated by the investment, included the final disposal value.

If recoverable amount is lower than carrying value, the difference is recorded in the statement of income.

If the reasons for impairment are removed following an event subsequent to the registration of impairment, recoveries are recorded in the statement of income.

Derecognition criteria

Investments in associates and companies subject to joint control are derecognised when the contractual rights to the cash flows from the assets expire or when the investment is sold transferring substantially all the risks and rewards connected to the assets.

8. Property and equipment

Classification criteria

Property and equipment include land, buildings used in operations, investment property, technical plants, furniture and fittings and any type of equipment.

They are tangible items that are held for use in the production or supply of goods or services, for rental to third parties and are expected to be used during more than one period.

The caption also includes the goods used in finance lease contracts, even though the ownership remains in the books of the lessor.

Recognition criteria

Property and equipment are initially measured at cost which comprises in addition to their purchase price any costs directly attributable to the purchase and required for them to be operational.

Extraordinary maintenance expenses which lead to a rise in future economic benefits, increase the value of assets, while other ordinary maintenance costs are recorded in the statement of income.

Measurement criteria

Property and equipment, including investment buildings, are measured at cost, net of depreciation and impairment losses.

Property and equipment are systematically depreciated, adopting the straight-line method over their useful life, indicated below with reference to the main equipment categories: furniture, ordinary office equipment, fittings, plants and any type of equipment: 8 years; bullet-proof bank counters: 6 years; alarm systems, video filming appliances: 4 years; motor vehicles, information technology appliances and electronic equipment: 3 years. Depreciable amount is represented by the cost of the good since the residual value at the end of the depreciation period is not deemed to be significant.

Buildings are depreciated for a portion equal to 3% per year, deemed to be fit to represent their deterioration over time following their use, considering extraordinary maintenance expenses, which are recognised in carrying value of the assets.

The following are not depreciated:

•                  land, irrespectively of whether acquired individually or embedded in the value of buildings, since it has an indefinite useful life. If its value is incorporated in the value of the building, by applying a component approach, land is considered separable from the building; the division between the value of the land and that of the building is calculated on the basis of a specific independent expert opinion solely for entire buildings owned by the Bank for which the Company has the full use of the land;

•                  works of art, since the useful life of a work of art cannot be estimated and its value is normally destined to increase over time.

If there is some evidence that an asset may have been impaired, carrying value of the asset and its recoverable amount are compared. Any impairment losses are recorded in the statement of income.

If the reasons for impairment cease to exist, a value recovery is recorded which may not exceed the value that the asset would have had, net of depreciation determined in absence of previous impairments.

Derecognition criteria

Property and equipment are derecognised from the balance sheet on disposal or when the asset is permanently withdrawn from use and no future economic benefits are expected from its disposal.

9. Intangible assets

Classification criteria

Intangible assets are recognised as such if they may be identified and stem from legal or contractual rights. Intangible assets include software.

Recognition and measurement criteria

Intangible assets are recognised at cost, adjusted for any accessory charges only if it is probable that the future economic benefits attributable to the assets are realised and if the cost of the asset may be reliably determined. If this is not the case the cost of the intangible asset is recorded in the statement of income in the year in which it was sustained.

The cost of intangible assets is amortised in a straight line based on the intangible’s useful life which, for application software, does not exceed five years.

If there is any indication that shows that an asset may have suffered impairment losses, the asset’s recoverable amount is estimated. The impairment loss, which is recorded in the statement of income, is equal to the difference between the book value of the assets and the recoverable amount.

Derecognition criteria

Intangible assets are derecognised from the balance sheet on disposal and if no future economic benefits are expected.

10. Non-current assets held for sale and discontinued operations and related liabilities

Non-current assets/liabilities for which a disposal process has commenced and for which disposal is deemed to be extremely probable are recorded in assets under Non-current assets held for sale and discontinued operations and in liabilities under Liabilities associated with non-current assets held for sale and discontinued operations. Such assets/liabilities are measured at the lower between carrying value and their fair value less costs to sell.

The income and charges (net of tax impact) attributable to non-current assets held for sale and discontinued operations or recorded as such in the year are recognised in the statement of income in a separate caption.

11. Current and deferred tax

Banca Intesa records the impact of current and deferred tax applying the tax rates in force. Income taxes are recorded in the statement of income with the exception of those relative to items directly debited or credited in equity.

The provision for income taxes is determined with reference to a prudent estimate of current and deferred taxation. In particular, deferred tax assets and liabilities are determined irrespective of temporal limits and according to all temporary differences between book value attributed to assets or liabilities and the corresponding values for fiscal purposes.

Deferred tax assets, relative to deductible temporary differences or to future tax benefits deriving from the possibility of carried forward tax losses, are recognised to the extent that they have a high probability of recovery, based on the continuing capacity to generate taxable income in future years of Banca Intesa and companies participating to the so-called “national fiscal consolidation”.

Deferred tax liabilities have been fully accounted for, with reference to all temporary taxable differences, with the sole exception of shareholders’ equity reserves subject to a suspended tax regime, since the size of the available reserves which have already been taxed, leads to believe that the Bank will not undertake any transactions which may lead to tax the untaxed reserves.  Deferred tax assets and liabilities are accounted for in the balance sheet with open balances and without offsetting effects, the former in the Tax assets caption and the latter in the Tax liabilities caption.

Deferred tax assets and liabilities are systematically reviewed considering any changes in fiscal regulations or tax rates and the situation of the company.

12. Allowances for risks and charges

Post employment benefits

Inside-Company post employment benefits are set up based on internal agreements and qualify as defined benefit plans. Liabilities related to such plans and the relative cost of current service are determined on the basis of actuarial assumptions based on the Projected unit credit method. This method sets out that future obligations are forecasted using past time-series analyses and the demographic curve and that such future cash flows are discounted based on a market interest rate. The provisions made in each period of service are considered separately and give rise to an additional unit of benefit entitlement for the purposes of the final obligation. The rate used to discount future flows is the average market yield curve on measurement dates. The present value of the liability at the reference date of the financial statements is also adjusted by the fair value of any plan assets.

Actuarial profits and losses are recognised in the statement of income, on the basis of the “corridor approach” only for the part of profits and losses which are not recorded at the end of the previous period which exceeds the higher between 10% of the present value of the defined benefit obligation and 10% of fair value of plan assets; this excess is recorded in the statement of income on the basis of the expected average remaining working life of the participants to the plan or in the year in the case of retired personnel.

Other allowances

Other allowances for risks and charges record provisions related to obligations legal or connected to labour relationships or to litigations, also fiscal, originated from a past event for which a disbursement will probably arise to settle the obligations, provided that the amount of the disbursement may be estimated reliably.

Where time value is significant, provisions are discounted using current market rates. Provisions and increases due to time value are recorded in the statement of income.

The caption also includes long-term benefits to employees, whose charges are determined with the same actuarial criteria described for post employment benefits. Actuarial profits and losses are all immediately recognised in the statement of income.

13. Payables and securities issued

Classification criteria

Due to banks, Due to customers and Securities issued include various forms of funding on the interbank market and with customers, repurchase agreements with commitment to repurchase and funding via certificates of deposit, bonds issued and other funding instruments in circulation, net of any amounts repurchased.

It also includes the payables recorded by the Bank in the capacity of lessee in finance lease transactions.

Recognition criteria

Initial recognition of such financial liabilities occurs at the date of subscription of the contract, which normally coincides with the time of collection of the sums deposited or the issue of debt securities.

Initial recognition is based on the fair value of the liabilities, normally equal to the amount collected or the issue price, increased by any additional charges/revenues directly attributable to the single funding or issuing transaction. Internal administrative costs are excluded.

Measurement criteria

After initial recognition, financial liabilities are measured at amortised cost with the effective interest method.

An exception is made for short-term liabilities, where time value is immaterial, which are stated at collected amount.

Derecognition criteria

Financial liabilities are derecognised from the balance sheet when they have expired or extinguished. Derecognition also occurs for repurchase of previously-issued bonds. The difference between book value of the liability and amount paid for repurchase is recorded in the statement of income.

Placement of own securities, subsequently to their repurchase, is considered a new issue with recognition at the new placement price.

14. Financial liabilities held for trading

The caption includes the negative value of fair value measurement of derivatives held for trading as well as the negative value of embedded derivatives in combined contracts but which are closely correlated to the latter. It also includes liabilities determined by short selling generated by securities trading activities.

All financial liabilities held for trading are measured at fair value through profit and loss.

15. Financial liabilities designated at fair value through profit and loss

Banca Intesa decided not to adopt the so-called “fair value option”, in the 2005 financial statements, that is, it did not avail itself of the possibility of measuring at fair value through profit and loss, financial liabilities other than those which IAS 39 requires the application of fair value measurement considering their specific functional destination. Therefore, only financial liabilities held for trading and those which are subject to fair value hedges and hedging derivatives are measured at fair value through profit and loss.

16. Foreign currency transactions

Initial recognition

Foreign currency transactions are recorded, on initial recognition, in the functional currency, by applying to the foreign currency amount the spot exchange rate between the functional currency and the foreign currency at the date of the transaction.

Reporting at subsequent balance sheet dates

At every close of annual or interim financial statements, captions in foreign currency are measured as follows:

•                  foreign currency monetary items are translated using the closing rate;

•                  non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction;

•                  non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.

Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition during the period or in previous financial statements are recognised through profit and loss in the period in which they arise.

When a gain or loss on a non-monetary item is recognised directly in equity, any exchange component of that gain or loss is recognised directly in equity. Conversely, when a gain or loss on a non-monetary item is recognised through profit and loss, any exchange component of that gain or loss is recognised through profit and loss.

17. Other information

Treasury shares

Any treasury shares held are directly deducted from equity. Similarly, their original cost and the profits or losses deriving from their subsequent sale are recorded in equity.

Leasehold improvements

The costs sustained for restructuring property belonging to third parties are capitalised in consideration of the fact that for the duration of the rental contract the using company has control of the assets and may receive their future economic benefits. Such costs, recorded in Other assets as provided for by the instructions of the Bank of Italy, are amortised over a period which must not exceed the duration of the rental contract.

Employee termination indemnities

Employee termination indemnities are recorded based on their actuarial value.

For the purposes of defining actuarial value, the Projected unit credit method is used. This method sets out that future obligations are forecasted using past time-series analyses and the demographic curve and that such future cash flows are discounted based on a market interest rate. The provisions made in each period of service are considered separately and give rise to an additional unit of benefit entitlement for the purposes of the final obligation. The rate used to discount future flows is the average market yield curve on measurement dates, weighted based on percentage amount paid and advanced, for each maturity with respect to the total to be paid and advanced until the expiry of the entire obligation.

Costs to service the plan are accounted for in personnel costs as the net provisions made, provisions accrued in previous years and not yet accounted for, accrued interest and actuarial gains and losses. The latter are recorded using the “corridor approach” that is as the excess cumulated actuarial gains/losses, recorded at the end of the previous period with respect to 10% of present value of the defined benefit obligation. This excess is recorded in the statement of income on the basis of the expected average remaining working life of the participants to the plan.

Provisions for guarantees and commitments

Provisions made on an individual and collective basis, relative to estimated possible disbursements connected to credit risk relative to guarantees and commitments, determined applying the same criteria set out above with respect to loans, are recorded under Other liabilities, as set out by the Instructions of the Bank of Italy.

Share-based payments

Share-based payments are recorded in the statement of income, with a corresponding increase in shareholders’ equity, on the basis of the fair value of financial instruments attributed at assignment date, dividing the charge over the period set forth by the plan.

In the case of options, the fair value is calculated using a model which considers, in addition to information such as strike price and expiry date of the option, spot price of the shares and their expected volatility, expected dividends and the risk-free interest rate, as well as the specific characteristics of the plan. The pricing model values the option and the probability of realisation of the condition on the basis of which the options have been assigned. The combination of the two values supplies the fair value of the assigned instrument.

Any decrease in the number of financial instruments granted is accounted for as a cancellation of such instruments.

Recognition of revenues

Revenues are recognised when they are collected or, in case of sale of goods or products, when it is probable that the economic benefits will be received and these benefits may be measured reliably, in case of services, when these have been rendered. In particular:

•                  interest is recognised on accrual on the basis of the contractual interest rate or the effective interest rate in the case of application of amortised cost;

•                  overdue interest, which may be provided for by the relevant contracts is recorded in the statement of income solely at the time of collection;

•                  dividends are posted in the statement of income when their distribution is approved;

•                  commission income from services is recorded, on the basis of the existence of contractual agreements, in the period in which the services have been rendered;

•                  revenues from the sale of financial instruments, determined by the difference between transaction price and the fair value of the instrument are recognised in the statement of income at the time of the transaction if the fair value is determinable with reference to parameters or transactions recently closed on the same market. If such values are not easily observable or present a reduced liquidity, the financial instrument is recognised at a value equal to the price of the transaction, net of the commercial margin; the difference with respect to the fair value is recorded in the statement of income during the life of the transaction via a progressive reduction, in the valuation model, of the corrective factor connected to the scant liquidity of the instrument;

•                  revenues deriving from the sale of non-financial assets are recorded at the date of sale, unless Banca Intesa has maintained most of the risks and rewards related to the asset.

Fair value measurement

The fair value is the amount for which an asset may be exchanged or a liability settled between knowledgeable, willing counterparties in an arm’s length transaction. Underlying the definition of fair value is a presumption that an entity is a going concern without any need to liquidate or curtail materially the scale of its operations or to undertake a transaction on adverse terms. Fair value reflects the credit quality of the instrument since it incorporates counterparty risk.

Financial instruments

For financial instruments the fair value is determined through the use of prices obtained from financial markets in the case of instruments quoted on active markets or via internal valuation techniques for other financial instruments.

A market is regarded as active if quoted prices, representing actual and regularly occurring market transactions considering a normal reference period, are readily and regularly available from an exchange, dealer, broker, industry group, pricing service or regulatory agency. The following instruments are considered quoted on an active market which respects the characteristics indicated above: mutual funds, spot exchange rates, futures, options, and equities listed on a regulated market and bonds for which it is possible to continuously derive at least a bid and ask price on a quotation service with a bid-ask spread under an interval deemed to be congruous. Lastly, also hedge funds are considered quoted on an active market if these provide for a monthly liquidation of the quotas or, if they do not, if they present liquidability conditions no higher than four months. Conversely, all other securities, derivatives and hedge funds which do not fall in the categories described above are not considered quoted on an active market.

For financial instruments quoted on active markets the current bid price is used for financial assets and the current asking price for financial liabilities, struck on the most advantageous active market to which Banca Intesa had access at the close of the reference period.

For financial instruments for which the bid-ask spread is scarcely significant or for financial assets and liabilities with offsetting market risks, mid-market prices are used (again referred to the last day of the reference period) instead of the bid or ask price.

In case of absence of an active and liquid market the fair value of financial instruments is mostly determined via the use of valuation techniques which have the objective of establishing the price of a hypothetical arm’s length transaction, motivated by normal business considerations, at measurement date. Valuation techniques incorporate all factors that market participants consider in setting a price: time value using the risk free rate, insolvency risk, prepayment and  surrender risk, volatility of the financial instrument, as well as, if relevant, foreign exchange rates, raw material prices and stock prices.

In presence of high risk or parameters which are not directly observable on the market for more innovative financial products, the fair value desumed from valuation techniques is prudentially decreased through the application of a correction factor, determined on the basis of the degree of complexity of the valuation model used and the liquidity of the financial instrument. Since liquidity risk tends to decrease as the instrument reaches maturity, the aforementioned correction factor is multiplied by a number which decreases on the basis of the financial product’s residual life.

The valuation technique defined for a financial instrument is adopted over time and is modified only following significant changes in market conditions or the subjective conditions related to the issuer of the financial instrument.

As concerns bonds and derivatives, valuation techniques have been defined and refer to current market values of similar instruments, to the time value and to option pricing models, marginally referring to the specific elements of the entity being valued and considering the parameters desumable from the market. The identification and application of the latter is carried out on the basis of the liquidity, depth and observability of reference markets. When using a calculation model, the need to make an adjustment to incorporate counterparty credit risk is considered.

In particular, bonds are measured by discounting future cash flows provided for in the contract, adjusted to consider issuer risk.

For derivatives, in consideration of their number and complexity, a systematic reference framework has been developed which represents the common elements (calculation algorithms, processing models, market data used, basic assumptions of the model) that are used to measure all categories of derivatives.

For equities a hierarchy and an order of valuation techniques have been developed which considers: direct transactions, that is significant transactions on the stock registered in a time frame considered to be sufficiently short with respect to measurement date and in constant market conditions, comparable transactions of companies operating in the same sectors and offering products/services similar to those of the equity investment to be measured, the application of average significant market multiples of comparable companies with respect to balance sheet and statement of income aggregates of the equity investment and, lastly, financial, equity and balance sheet individual valuation methods.

As concerns loans available for sale and assets and liabilities measured at cost or amortised cost, fair value for balance sheet purposes or included in the Notes to the Parent Company’s  financial statements is calculated as set out below:

•                  for fixed rate medium- and long-term assets and liabilities’, measurement is mainly carried out by discounting future cash flows. This is defined applying a risk neutral approach, that is using a risk-free rate and correcting contractual future cash flows to consider the counterparty’s credit risk, represented by the parameters Probability of Default (PD) and Loss Given Default (LGD);

•                  for variable rate assets and liabilities on demand or with short maturities book value net of collective/individual adjustments, represents a good proxy of fair value;

•                  for securities issued with floating rates and with fixed rates and short-term maturities, book value at inception is deemed to be a reasonable proxy of the fair value considering that it reflects the changes in both the yield curve and proxy in the credit risk associated to the issuer;

•                  for securities issued with fixed rates and a medium- or long-term maturity and for structured bonds with fair value hedges, the book value determined for the purposes of hedge accounting already considers market risk. For these securities, in the determination of the fair value indicated in the Notes to the Parent Company’s financial statements, changes in the credit spread are not considered because of their immateriality.

Non-financial assets

As concerns investment property, for which the fair value is calculated only for the purposes of information to be provided in the Notes to the Parent Company’s financial statements, reference is made to values determined, mainly via independent expert opinions, considering transactions at current prices in an active market for similar real estate properties, in the same location and conditions as well as subject to similar conditions in terms of rentals and other contracts.

Amortised cost measurement

Amortised cost of a financial asset or liability is the amount at which the financial asset or liability is measured at initial recognition net of any principal repayments, plus or minus cumulative amortisation, calculated using the effective interest rate method, of any difference between initial amount and amount at maturity and net of any reduction for impairment.

The effective interest rate is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument or through the subsequent date for recalculation of the price to the net carrying amount of the financial asset or financial liability. For the calculation of the present value the effective interest rate is applied to the flow of future cash receipts or payments through the entire useful life of the financial asset or liability - or for a shorter period when certain conditions recur (for example review of market interest rates).

After initial recognition, amortised cost enables to allocate revenues and costs directly by decreasing or increasing the value of the instrument over the entire expected life of the instrument via the amortisation process. The determination of amortised cost is different depending on the fact that financial assets/liabilities have fixed or variable rates and - in this last case - if the volatility of the rate is known or not beforehand. For instruments with fixed rate or fixed rate by time bands, future cash flows are quantified on the basis of the known interest rate (sole or variable) over the life of the financing. For financial assets/liabilities with variable rate, for which the volatility is not known beforehand (for example because it is linked to an index), the determination of cash flows is carried out based on the last rate available. At every revision of the interest rate the amortisation plan and the effective interest rate for the entire life of the investment, that is, until maturity, are recalculated. Any changes are recorded in the statement of income as income or loss.

Loans, investments held to maturity and financial assets available for sale, payables and securities issued are measured at amortised cost. Financial assets and liabilities traded at market conditions are initially recognised at fair value, which normally corresponds to the amount disbursed or paid including, for instruments measured at amortised cost, transaction costs and any directly attributable fees.

Transaction costs include internal or external marginal costs and income attributable to the issue, the acquisition or the disposal of a financial instrument which are not debited to the client. Such commissions, which must be directly attributable to the single financial asset or liability, modify the original effective interest rate, thereby the effective interest rate associated to the transaction differs from contractual interest rate. Transaction costs do not include costs/income referred to more than one transaction and the components related to events which may occur during the life of the financial instrument, but which are not certain at the time of the initial agreement, such as for example: commissions for distribution, for non-use, for advance termination, for underwriting, for facility and arrangement. Furthermore, amortised cost does not include costs which would be sustained independently from the transaction (e.g. administrative and communication costs, stationery expenses), those, which though directly attributable to the transaction are part of standard practice for the management of the financing (e.g. activities related to the loan granting process), as well as commissions of services received following structured finance activities which would in any case have been received independently from the subsequent financing of the transaction and, lastly, intergroup costs and income.

With reference to loans, the following costs are considered directly attributable to the financial instrument: fees paid to distribution networks, fees paid for the origination and/or the participation to syndicated loans and lastly, up-front commissions correlated to loans disbursed at rates exceeding market rates. Income considered in the calculation of amortised cost includes: up-front commissions correlated to loans disbursed at rates under market rates, income for the participation of syndicated loans and brokerage commissions received.

As concerns securities not classified as held for trading, the following are considered transaction costs: commissions on contracts with brokers operating on the Italian stock exchange, commissions paid to dealers operating on the Italian and foreign stock and bond markets defined on the basis of the commission tables. Stamp duty is not considered in amortised cost since immaterial.

For securities issued, amortised cost considers placement commissions on bond issues paid to third parties, amounts paid to Exchanges and compensation paid to Independent auditors for the activities performed for each single issue, while amortised cost does not consider commissions paid to rating agencies, legal and advisory/review expenses for the annual update of prospectuses, the costs for the use of indexes and commissions which originate during the life of the bond issue.

Amortised cost is also applied for the measurement of loss incurred by the financial instruments listed above as well as for the measurement of instruments issued or purchased at a value other than fair value. The latter are measured at fair value, instead of the amount collected or paid, by discounting expected future cash flows at a rate equal to the effective interest rate of similar instruments (in terms of credit rating, contractual expiry, currency, etc.), with the simultaneous registration in the statement of income of a financial charge or income; after initial recognition, these are measured at amortised cost with the registration of higher or lower effective interest with respect to nominal interest. Lastly, also structured assets and liabilities which are not recognised at fair value through profit and loss for which the embedded derivative has been separated from the financial instrument are measured at amortised cost.

The amortised cost measurement criteria is not applied to financial assets/liabilities hedged for which fair value changes related to the risk hedged are recorded through profit and loss. The financial instrument is again measured at amortised cost in case of hedge termination; from that moment the fair value changes recorded before are amortised, calculating a new effective interest rate which considers the value of the loan adjusted by the fair value of the hedged part, until the natural expiry of the hedge. Furthermore, as already mentioned in the paragraph relative to measurement criteria of due to and from banks and customers and securities issued, measurement at amortised cost is not applied to short-term assets/liabilities for which the time value is deemed to be immaterial and to loans without a definite maturity or revocable.

Impairment of assets

Financial assets

At every balance sheet date financial assets not classified in Financial assets held for trading are subject to impairment test for the purpose of assessing if there is objective evidence which leads to deem that the carrying value of such assets is not fully recoverable.

A permanent loss occurs if there is objective evidence of a reduction in future cash flows with respect to those originally estimated, following specific events; the loss must be quantified in a reliable way and must be incurred and not merely expected.

The measurement of impairment is carried out on an individual basis for financial assets which present specific evidence of losses and collectively, for financial assets for which individual measurement is not required or do not lead to adjustments. Collective measurement is based on the identification of portfolios of financial assets with the same risk characteristics as concerns the borrower/issuer, the economic sector, the geographic area, the presence of any guarantees and other relevant factors.

With reference to loans to customers and due from banks, positions attributed the status of doubtful, substandard, restructured or past due according to the definitions of Bank of Italy, consistent with IAS/IFRS, are subject to individual measurement.

Such non-performing loans undergo an individual measurement process and the amount of the adjustment of each loan is the difference between its carrying value at the time of measurement (amortised cost) and the present value of expected future cash flows, discounted using the original effective interest rate.

Expected cash flows consider expected recovery periods, presumed realisable value of guarantees as well as the costs sustained for the recovery of credit exposure. Cash flows relative to loans which are deemed to be recovered in the short term are not discounted, since the time value is immaterial.

Loans for which no objective evidence of loss has emerged from individual measurement are subject to collective measurement. Collective measurement occurs for homogeneous loan categories in terms of credit risk and the relative loss percentages are estimated considering past time-series, founded on observable elements at measurement date, that enable to estimate the value of the latent loss in each loan category. Measurement also considers the risk connected to the borrower’s resident Country.

The determination of provisions on performing loans is carried out identifying the highest possible synergies (as permitted by the various legislations) with the supervisory approach contained in the “New capital accord” generally known as Basel II. In particular, the parameters  of the calculation model set out in the new supervisory provisions, namely, Probability of Default (PD) and Loss Given Default (LGD), are used - where already available - also for the purposes of financial statement valuation. The relationship between the two aforementioned parameters represents the starting point for loan segmentation, since they summarise the relevant factors considered by IAS/IFRS for the determination of the homogenous categories and for the calculation of provisions. The time period of a year used for the determination of the probability of default is deemed to approximate the notion of incurred loss, that is, the loss based on  current events but not yet included by the entity in the review of the risk of the specific customer, set forth by international accounting principles.

For financial assets available for sale, a negative change in fair value is considered impairment only if the loss is deemed to be permanent; in this case cumulated loss recorded in the year and any valuation reserve are registered in the statement of income. The impairment test is applied if one of the following conditions occurs: decrease in the fair value exceeding 20% of the original book value or decrease in the fair value persisting for a period of 24 months. Furthermore, for equities, the presence of one of these two elements is considered objective evidence of impairment: decrease in the rating by over 2 notches, market capitalisation significantly under book value, the launch of a debt restructuring programme, a significant contraction in book value of shareholders’ equity.

As concerns valuation techniques used to calculate fair value, please refer to the relevant illustrative chapter.

Equity investments

With reference to goodwill recorded in Banca Intesa’s financial statements, deriving from the registration of investments at a value exceeding the relevant shareholders’ equity, the impairment process is conducted via the estimate of the recoverable amount of cash-generating units represented by the juridical entity or by a specific business to which such goodwill has been allocated.

The impairment process is conducted on an annual basis for each investment which leads to record goodwill in the Parent Company or consolidated financial statements, and only in presence of signs of impairment (represented by the situations already indicated above with reference to financial assets available for sale) for the remaining investments.

The impairment process entails the determination of recoverable amount, represented by the higher between fair value less costs to sell and value in use.

As concerns valuation techniques used to calculate fair value less costs to sell, please refer to the relevant illustrative chapter herein.

Value in use is the current value of expected future cash flows from the asset undergoing the impairment process; it reflects estimated expected future cash flows from the asset, the estimate of possible changes in the amount and/or timing of cash flows, time value of money, the price able to repay the risk of the asset and other factors such as for example the illiquidity of the asset, which may affect the appreciation by market participants of expected future cash flows from the asset.

Value in use is determined by discounting future cash flows (DCF - Discounted Cash Flow).

Other non-financial assets

Property, equipment and intangible assets with definite useful life are subject to impairment test if there is the indication that the book value of the asset may no longer be recovered. Recoverable amount is determined with reference to the fair value of the property and equipment or intangible assets less costs to sell or the value in use if determinable and if it is higher than fair value.

As concerns property, fair value is mostly determined on the basis of an opinion prepared by an independent expert. The expert opinion is periodically renewed every time these is a change in real estate market trends which might lead to deem that previous estimates are no longer accurate and in any case every three years. Impairment is recorded only in the case that the fair value less costs to sell or value in use is lower than carrying value for a continuous period of three years.

For other property, equipment and intangible assets (other than goodwill) it is assumed that carrying value normally corresponds to value in use, since determined by a depreciation or amortisation process estimated on the basis of the effective contribution of the asset to the production process and since the determination of fair value is extremely subjective. The two values diverge and lead to impairment, in case of damages, exit from the production process or other similar non-recurring circumstances.

Part B: Information on the Parent Company’s balance sheet

ASSETS

SECTION 1 - CASH AND CASH EQUIVALENTS - CAPTION 10

1.1 Cash and cash equivalents: breakdown

(in millions of euro)

	30.06.2006	31.12.2005
a) Cash	931	1,080
b) On demand deposits with Central Banks	8	18

Total	939	1,098

SECTION 2 - FINANCIAL ASSETS HELD FOR TRADING - CAPTION 20

2.1 Financial assets held for trading: breakdown

(in millions of euro)

	30.06.2006		31.12.2005
	Quoted	Unquoted	Quoted	Unquoted
A. Cash assets
1. Debt securities	8,078	12,803	9,300	12,954
1.1 structured securities	63	96	130	212
1.2 other debt securities	8,015	12,707	9,170	12,742
2. Equities	506	198	675	383
3. Quotas of UCITS	—	582	—	573
4. Loans	—	—	—	—
4.1 repurchase agreements	—	—	—	—
4.2 other	—	—	—	—
5. Non-performing assets	—	—	—	—
6. Assets sold not derecognised	5,439	550	3,662	297

Total A	14,023	14,133	13,637	14,207
B. Derivatives
1. Financial derivatives	1	8,384	—	10,280
1.1 trading	1	8,382	—	10,273
1.2 fair value option	—	—	—	—
1.3 other	—	2	—	7
2. Credit derivatives	—	518	—	768
2.1 trading	—	516	—	766
2.2 fair value option	—	—	—	—
2.3 other	—	2	—	2

Total B	1	8,902	—	11,048
TOTAL (A+B)	14,024	23,035	13,637	25,255

Cash assets are classified as quoted or unquoted based on the fact that such assets have or do not have a price in an active market, as illustrated in Part A - Accounting policies.

In compliance with Bank of Italy instructions, variation margins with Clearing Houses related to futures are recorded under Loans to customers.

Subcaption A.6. Assets sold not derecognised includes securities related to repurchase agreements.

2.2. Financial assets held for trading: borrower/issuer breakdown

(in millions of euro)

	30.06.2006	31.12.2005
A. CASH ASSETS
1. Debt securities	20,881	22,254
a) Governments and Central Banks	3,521	2,019
b) Other public entities	253	591
c) Banks	5,311	7,868
d) Other issuers	11,796	11,776
2. Equities	704	1,058
a) Banks	224	415
b) Other issuers	480	643
- insurance companies	—	24
- financial institutions	18	3
- non-financial companies	462	616
- other	—	—
3. Quotas of UCITS	582	573
4. Loans	—	—
a) Governments and Central Banks	—	—
b) Other public entities	—	—
c) Banks	—	—
d) Other counterparties	—	—
5. Non-performing assets	—	—
a) Governments and Central Banks	—	—
b) Other public entities	—	—
c) Banks	—	—
d) Other counterparties	—	—
6. Assets sold not derecognised	5,989	3,959
a) Governments and Central Banks	3,936	2,775
b) Other public entities	86	90
c) Banks	577	95
d) Other issuers	1,390	999

Total A	28,156	27,844
B) DERIVATIVES
a) Banks	7,509	8,488
b) Customers	1,394	2,560

Total B	8,903	11,048
TOTAL (A+B)	37,059	38,892

2.3. Financial assets held for trading: trading derivatives

(in millions of euro)

Type of derivatives/ Underlying assets	Interest rate	Foreign exchange and gold	Equities	Loans	Other	30.06.2006	31.12.2005
A) QUOTED DERIVATIVES
1) Financial derivatives	—	—	1	—	—	1	—
with exchange of underlying asset	—	—	—	—	—	—	—
- options bought	—	—	—	—	—	—	—
- other derivatives	—	—	—	—	—	—	—
without exchange of underlying asset	—	—	1	—	—	1	—
- options bought	—	—	1	—	—	1	—
- other derivatives	—	—	—	—	—	—	—
2) Credit derivatives	—	—	—	—	—	—	—
with exchange of underlying asset	—	—	—	—	—	—	—
without exchange of underlying asset	—	—	—	—	—	—	—

Total A	—	—	1	—	—	1	—
B) UNQUOTED DERIVATIVES
1) Financial derivatives	6.969	586	829	—	—	8.384	10.280
with exchange of underlying asset	2	580	33	—	—	615	849
- options bought	2	30	33	—	—	65	50
- other derivatives	—	550	—	—	—	550	799
without exchange of underlying asset	6.967	6	796	—	—	7.769	9.431
- options bought	1.037	4	702	—	—	1.743	1.748
- other derivatives	5.930	2	94	—	—	6.026	7.683
2) Credit derivatives	—	—	—	518	—	518	768
with exchange of underlying asset	—	—	—	482	—	482	734
without exchange of underlying asset	—	—	—	36	—	36	34

Total B	6.969	586	829	518	—	8.902	11.048
TOTAL (A + B)	6.969	586	830	518	—	8.903	11.048

SECTION 3 - FINANCIAL ASSETS DESIGNATED AT FAIR VALUE THROUGH PROFIT AND LOSS - CAPTION 30

Caption not applicable to Banca Intesa.

SECTION 4 - FINANCIAL ASSETS AVAILABLE FOR SALE — CAPTION 40

4.1 Financial assets available for sale: breakdown

(in millions of euro)

	30.06.2006		31.12.2005
	Quoted	Unquoted	Quoted	Unquoted
1. Debt securities	85	298	106	511
1.1 Structured securities	—	8	—	8
1.2 Other debt securities	85	290	106	503
2. Equities	846	1,256	721	1,102
2.1 Measured at fair value	846	1,205	721	1,097
2.2 Measured at cost	—	51	—	5
3. Quotas of UCITS	—	14	—	13
4. Loans	—	410	—	314
5. Non-performing assets	—	1	—	4
6. Assets sold not derecognised	—	—	—	—

Total	931	1,979	827	1,944

Loans, as illustrated in Part A - Accounting policies, refer to portions of syndicated loans underwritten and destined to be subsequently sold.

As concerns the subcaption Non-performing assets, please refer to Part E - Information on risks and relative hedging policies, Section - Credit risk.

4.2 Financial assets available for sale: borrower/issuer breakdown

(in millions of euro)

	30.06.2006	31.12.2005
1. Debt securities	383	617
a) Governments and Central Banks	40	10
b) Other public entities	—	215
c) Banks	12	13
d) Other issuers	331	379
2. Equities	2,102	1,823
a) Banks	134	59
b) Other issuers	1,968	1,764
- insurance companies	543	563
- financial institutions	91	145
- non-financial companies	1,242	1,005
- other	92	51
3. Quotas of UCITS	14	13
4. Loans	410	314
a) Governments and Central Banks	—	—
b) Other public entities	—	—
c) Banks	5	—
d) Other counterparties	405	314
5. Non-performing assets	1	4
a) Governments and Central Banks	—	—
b) Other public entities	—	—
c) Banks	—	—
d) Other counterparties	1	4
6. Assets sold not derecognised	—	—
a) Governments and Central Banks	—	—
b) Other public entities	—	—
c) Banks	—	—
d) Other counterparties	—	—

TOTAL	2,910	2,771

4.4 Financial assets available for sale: assets with specific hedges

(in millions of euro)

	30.06.2006	31.12.2005
1. Financial assets with specific fair value hedges	—	188
a) Interest rate risk	—	188
b) Price risk	—	—
c) Foreign exchange risk	—	—
d) Credit risk	—	—
e) Various risks	—	—

2. Financial assets with specific cash flow hedges	—	—
a) Interest rate risk	—	—
b) Foreign exchange risk	—	—
c) Other	—	—

TOTAL	—	188

SECTION 5 - INVESTMENTS HELD TO MATURITY - CAPTION 50

5.1 Investments held to maturity: breakdown

5.2 Investments held to maturity: borrowers/issuers

5.3 Investments held to maturity: hedged assets

For information set out in points 5.1, 5.2 and 5.3 above, it must be noted that following first-time adoption of IAS 39 (1st January 2005) Banca Intesa did not classify any financial instrument under Investments held to maturity.

SECTION 6 - DUE FROM BANKS - CAPTION 60

6.1 Due from banks: breakdown

(in millions of euro)

	30.06.2006	31.12.2005
A. Due from Central Banks	652	511
1. Time deposits	1	1
2. Compulsory reserve	651	510
3. Repurchase agreements	—	—
4. Other	—	—
B. Due from banks	41,441	35,214
1. Current accounts and deposits	6,960	6,274
2. Time deposits	25,522	19,508
3. Other loans	8,128	8,945
3.1 Repurchase agreements	6,210	6,951
3.2 Finance leases	—	—
3.3 Other	1,918	1,994
4. Debt securities	666	376
4.1 Structured	—	—
4.2 Other	666	376
5. Non-performing assets	—	—
6. Assets sold not derecognised	—	—
7. Trade receivables	165	111

Total (book value)	42,093	35,725
Total (fair value)	42,086	35,719

The illustration of the criteria to determine fair value is contained in Part A - Accounting policies.

The subcaption B.7 Trade receivables includes due from banks for services rendered.

6.2 Due from banks: assets with specific hedges

(in millions of euro)

	30.06.2006	31.12.2005
1. Loans with specific fair value hedges	1,041	1,007
a) Interest rate risk	1,041	1,007
b) Foreign exchange risk	—	—
c) Credit risk	—	—
d) Various risks	—	—

2. Loans with specific cash flow hedges	264	285
a) Interest rate risk	56	61
b) Foreign exchange risk	208	224
c) Other	—	—

TOTAL	1,305	1,292

SECTION 7 - LOANS TO CUSTOMERS - CAPTION 70

7.1 Loans to customers: breakdown

(in millions of euro)

	30.06.2006	31.12.2005
1. Current accounts	12,621	14,764
2. Repurchase agreements	1,196	2,190
3. Mortgages	47,757	48,812
4. Credit card loans, personal loans and transfer of one fifth of salaries	2,908	2,827
5. Finance leases	—	—
6. Factoring	—	—
7. Other operations	38,204	36,827
8. Debt securities	954	1,657
8.1 Structured securities	—	101
8.2 Other debt securities	954	1,556
9. Non-performing assets	3,049	3,130
10. Assets sold not derecognised	—	—
11. Trade receivables	402	360

Total (book value)	107,091	110,567
Total (fair value)	107,500	110,989

The illustration of the criteria to determine fair value is contained in Part A - Accounting policies.

As concerns the loan portfolio quality, please refer to Part E - Information on risks and relative hedging policies, Section - Credit risk.

The subcaption Trade receivables includes loans to customers for services rendered.

7.2 Loans to customers: borrower/issuer breakdown

(in millions of euro)

	30.06.2006	31.12.2005
1. Debt securities	954	1,657
a) Governments and Central Banks	—	—
b) Other public entities	—	1,306
c) Other issuers	954	351
- non-financial companies	1	—
- financial institutions	95	247
- insurance companies	858	104
- other	—	—
2. Loans	103,088	105,780
a) Governments and Central Banks	202	1,072
b) Other public entities	477	2,878
c) Other counterparties	102,409	101,830
- non-financial companies	54,282	53,433
- financial institutions	19,535	20,507
- insurance companies	166	867
- other	28,426	27,023
3. Non-performing assets	3,049	3,130
a) Governments and Central Banks	—	—
b) Other public entities	2	4
c) Other counterparties	3,047	3,126
- non-financial companies	2,151	2,180
- financial institutions	47	75
- insurance companies	—	—
- other	849	871
4. Assets sold not derecognised	—	—
a) Governments and Central Banks	—	—
b) Other public entities	—	—
c) Other counterparties	—	—
- non-financial companies	—	—
- financial institutions	—	—
- insurance companies	—	—
- other	—	—

TOTAL	107,091	110,567

7.3 Loans to customers: assets with specific hedges

(in millions of euro)

	30.06.2006	31.12.2005
1. Loans with specific fair value hedges	395	955
a) Interest rate risk	395	697
b) Foreign exchange risk	—	—
c) Credit risk	—	—
d) Various risks	—	258

2. Loans with specific cash flow hedges	—	—
a) Interest rate risk	—	—
b) Foreign exchange risk	—	—
c) Other	—	—

TOTAL	395	955

As illustrated in Part A - Accounting policies and Part E - Information on risks and relative hedging policies, loans to customers are mainly hedged via cash flow hedges of variable rate funding represented by securities, to the extent to which this is used to finance fixed rate investments.

SECTION 8 - HEDGING DERIVATIVES - CAPTION 80 OF ASSETS AND CAPTION 60 OF LIABILITIES

As concerns the objectives and the strategies underlying hedging transactions please refer to information provided in Part E - Information on risks and relative hedging policies, Section - Market risks.

Solely derivatives traded on regulated markets are considered quoted derivatives. For futures, on the basis of the instructions issued by the Bank of Italy, the relative margins are recorded under the caption Loans to customers.

8.1 Hedging derivatives : breakdown by type of derivative and underlying asset

(in millions of euro)

Type of derivatives/Underlying assets	Interest rate	Foreign exchange and gold	Equities	Loans	Other	Total
A) QUOTED DERIVATIVES
1) Financial derivatives	—	—	—	—	—	—
with exchange of underlying asset	—	—	—	—	—	—
- options bought	—	—	—	—	—	—
- other derivatives	—	—	—	—	—	—
without exchange of underlying asset	—	—	—	—	—	—
- options bought	—	—	—	—	—	—
- other derivatives	—	—	—	—	—	—
2) Credit derivatives	—	—	—	—	—	—
with exchange of underlying asset	—	—	—	—	—	—
without exchange of underlying asset	—	—	—	—	—	—

Total A	—	—	—	—	—	—
B) UNQUOTED DERIVATIVES
1) Financial derivatives	694	42	—	—	—	736
with exchange of underlying asset	—	34	—	—	—	34
- options bought	—	—	—	—	—	—
- other derivatives	—	34	—	—	—	34
without exchange of underlying asset	694	8	—	—	—	702
- options bought	—	—	—	—	—	—
- other derivatives	694	8	—	—	—	702
2) Credit derivatives	—	—	—	—	—	—
with exchange of underlying asset	—	—	—	—	—	—
without exchange of underlying asset	—	—	—	—	—	—

Total B	694	42	—	—	—	736
TOTAL (A+B)	694	42	—	—	—	736
TOTAL (A+B) 31.12.2005	1,013	34	—	—	—	1,047

The table indicates the positive values of hedging derivatives.

The respective assets/liabilities hedged are indicated in specific tables included in the illustration of the single captions.

8.2 Hedging derivatives: breakdown by hedged portfolio and type of hedge

(in millions of euro)

	Fair value						Cash flow
	Specific					Generic	Specific	Generic
Operations/Type of hedge	interest rate risk	foreign exchange risk	credit risk	price risk	various risks
1. Financial assets available for sale	—	—	—	—	—	X	—	X
2. Loans	37	—	—	X	—	X	9	X
3. Investments held to maturity	X	—	—	X	—	X	—	X
4. Portfolio	X	X	X	X	X	2	X	—

Total assets	37	—	—	—	—	2	9	—
1. Financial liabilities	532	—	—	X	34	X	—	X
2. Portfolio	X	X	X	X	X	—	X	122

Total liabilities	532	—	—	—	34	—	—	122

The table indicates the positive fair values of hedging derivatives, broken down in relation to asset or liability hedged and type of hedge. These mostly refer to fair value hedges of liabilities issued. Cash flow hedges mostly refer to floating rate securities used to fund fixed rate investments.

SECTION 9 - FAIR VALUE CHANGE OF FINANCIAL ASSETS IN HEDGED PORTFOLIOS - CAPTION 90

9.1 Fair value change of hedged assets: breakdown by hedged portfolio

(in millions of euro)

	30.06.2006	31.12.2005
1. Positive fair value change	—	—
1.1. of specific portfolios	—	—
a) loans	—	—
b) assets available for sale	—	—
1.2. overall	—	—
2. Negative fair value change	-2	—
2.1. of specific portfolios	-2	—
a) loans	-2	—
b) assets available for sale	—	—
2.2. overall	—	—

TOTAL	-2

9.2 Assets with generic interest rate hedge

(in millions of euro)

Hedged Asset	30.06.2006	31.12.2005
1. Loans	12,000	—
2. Assets available for sale	—	—
3. Portfolio	—	—

TOTAL	12,000	—

The figure above corresponds to the nominal value of the instalments of floating rate mortgages subject to fair value hedging for the period between the date in which the rate is set and the date of liquidation.

SECTION 10 - EQUITY INVESTMENTS - CAPTION 100

10.1 Equity investments: information on equity stakes

	Registered office	% held	Votes available %
A. Wholly-owned subsidiaries
1. Agricola Investimenti S.p.A.	Milano	100.00	100.00
2. Banca Caboto S.p.A.	Milano	100.00	100.00
3. Banca Cis S.p.A.	Cagliari	28.33	28.33
4. Banca Intesa (France) S.A.	Paris	99.99	99.99
5. Banca di Trento e Bolzano S.p.A.	Trento	8.28	8.28
6. Banca Intesa Mediocredito S.p.A.	Milano	100.00	100.00
7. Banca Intesa Private Banking S.p.A.	Milano	100.00	100.00
8. Banca Popolare Friuladria S.p.A.	Pordenone	76.05	76.05
9. BCI U.S. Funding LLC I	USA	100.00	100.00
10. BCI U.S. Funding LLC II	USA	100.00	100.00
11. BCI U.S. Funding LLC III	USA	100.00	100.00
12.Banca Intesa Infrastrutture e Sviluppo S.p.A.	Roma	100.00	100.00
13. Cassa di Risparmio di Biella e Vercelli S.p.A.	Biella	55.00	55.00
14. Cassa di Risparmio di Parma e Piacenza S.p.A.	Parma	100.00	100.00
15. Comit Investments (Ireland) Ltd.	Dublin	99.21	99.21
16. Cormano S.r.l.	Varese	70.82	70.82
17. Finanziaria B.T.B. S.p.A.	Trento	99.29	99.29
18. Ifas Gruppo S.p.A.	Torino	45.00	45.00
19. Immobiliare Bella Riva S.r.l.	Como	100.00	100.00
20. IntesaBci Preferred Capital Company LLC III	USA	100.00	100.00
21. Intesa Bank Ireland Plc.	Dublin	99.99	99.99
22. Intesa Bank Overseas Ltd.	Cayman Islands	100.00	100.00
23. Intesa Brasil Emprendimentos S.A.	São Paulo	100.00	100.00
24. Intesa Casse del Centro S.p.A.	Spoleto-Perugia	96.07	96.07
25. Intesa Distribution Services S.r.l.	Milano	32.05	32.05
26. Intesa e-Lab S.p.a.	Milano	100.00	100.00
27. Intesa Formazione S.c.p.a.	Napoli	61.00	61.00
28. Intesa Funding LLC	USA	100.00	100.00
29. Intesa Holding Asset Management. S.p.A.	Milano	100.00	100.00
30. Intesa Holding International S.A.	Luxembourg	99.99	99.99
31. Intesa Investimenti S.p.A.	Milano	100.00	100.00
32. Intesa Lease Sec S.r.l.	Milano	60.00	60.00
33. Intesa Leasing S.p.A.	Milano	99.67	99.67
34. Intesa Mediofactoring S.p.A.	Milano	100.00	100.00
35. Intesa Preferred Capital Company LLC	USA	100.00	100.00
36. Intesa Previdenza - Società di intermediaz. Mobiliare S.p.A.	Milano	78.53	78.53
37. Intesa Real Estate S.r.l	Milano	100.00	100.00
38. Intesa Sec. S.p.A.	Milano	60.00	60.00
39. Intesa Sec.2 S.r.l.	Milano	60.00	60.00
40. Intesa Sec. NPL S.p.A.	Milano	60.00	60.00
41. Intesa Sec. NPL2 S.r.l.	Milano	100.00	100.00
42. IntesaTrade Sim S.p.A.	Milano	100.00	100.00
43. Inversiones Mobiliarias S.A “IMSA”	Lima (Perù)	99.82	99.82
44. Lima Sudameris Holding S.A.	Lima (Perù)	49.28	49.28
45. OOO Intesa Realty Russia	Moscow	100.00	100.00
46. Petrochemical Investments Ltd. (P.I.L.)	Cayman Islands	100.00	100.00

	Registered office	% held	Votes available %
47. Phoenix Beteiligungs GmbH	Berlin	100.00	100.00
48. Phoenix Beteiligungs GmbH & Co KG	Berlin	98.78	98.78
49. Private Equity International S.A.	Luxembourg	99.99	99.99
50. Resco Uno S.r.l.	Milano	100.00	100.00
51. Scala Advisory S.A.	Milano	99.97	99.97
52. Setefi S.p.A.	Milano	100.00	100.00
53. SIREFID S.p.A.	Milano	100.00	100.00
54. ZAO Banca Intesa	Moscow	100.00	100.00
55. Zao International Business Consulting (in liquidazione)	Moscow	55.00	55.00
B. Companies subject to joint control
1. Agos S.p.A.	Milano	49.00	49.00
2. Augusto S.r.l.	Milano	5.00	5.00
3. CAAM Società di Gestione del Risparmio S.p.A	Milano	32.05	32.05
4. Caralt S.p.A.	Alessandria	35.00	35.00
5. Colombo S.r.l.	Milano	5.00	5.00
6. Diocleziano S.r.l.	Milano	5.00	5.00
7. I2 Capital S.p.A.	Torino	8.01	8.01
8. Leonardo Technology S.p.A	Milano	33.33	33.33
9. Shanghai Sino Italy Business Advisory Company Ltd	Shanghai	40.00	40.00
10. Sviluppo Garibaldi - Repubblica S.p.A.	Milano	33.00	33.00
C. Companies subject to significant influence
1. Autostrade Lombarde S.p.A.	Bergamo	3.80	3.80
2. Banca Generali S.p.A.	Trieste	22.37	22.37
3. Banca Impresa Lazio S.p.A.	Roma	12.00	12.00
4. CAAM Alternative Investments SGR S.p.A	Milano	10.00	10.00
5. Cassa di Risparmio di Fermo S.p.A.	Fermo	33.33	33.33
6. Cassa di Risparmio della Provincia di Teramo S.p.A.	Teramo	20.00	20.00
7. Castello Gestione Crediti S.r.l.	Milano	19.00	19.00
8. Collegamenti Integrati Veloci - CIV S.p.A.	Tortona	5.00	5.00
9. Credit Agricole Asset Management SGR S.p.A.	Milano	32.05	32.05
10. Euromilano S.p.A.	Milano	37.50	37.50
11. Europrogetti & Finanza S.p.A.	Roma	15.97	15.97
12. F.I.L.A. Fabbrica Italiana Lapis ed Affini S.p.A.	Milano	24.75	24.75
13. Imaging S.p.A.	Milano	37.95	37.95
14. Intesa Vita S.p.A.	Milano	50.00	44.44
15. Mater-Bi S.p.A.	Milano	34.48	34.48
16. NH Italia s.r.l	Milano	49.00	49.00
17. Obiettivo Nord-Est Sicav S.p.A.	Milano	9.21	9.21
18. P.B. S.r.l.	Milano	42.24	42.24
19. Parmafactor S.p.A.	Milano	10.00	10.00
20. Pirelli & C S.p.A.	Milano	1.54	1.58
21. R.C.N. Finanziaria S.p.A.	Mantova	23.96	23.96
22. Rizzoli Corriere della Sera MediaGroup S.p.A.	Milano	4.58	4.77
23. Società per i Servizi Bancari S.p.A.	Milano	17.52	17.52
24. Synesis Finanziaria S.p.A.	Torino	25.00	25.00
25. Tangenziali Esterne di Milano S.p.A.	Milano	5.00	5.00
26. Termomeccanica S.p.A.	La Spezia	33.29	33.29
27. Turismo & Immobiliare S.p.A.	Milano	25.00	25.00
28. Uno A Erre Italia S.p.A. (ex Ecc Holding)	Arezzo	13.51	13.51

The illustration of the motivations which determine that a company is subject to joint control or significant influence is contained in Part A - Accounting policies, to which reference must be made.

10.4         Commitments referred to investments in subsidiaries

As at 30th June 2006 Banca Intesa had no commitments referred to subsidiaries.

10.5         Commitments referred to investments in companies subject to joint control

As at 30th June 2006 Banca Intesa had no commitments referred to companies subject to joint control.

10.6           Commitments referred to investments in companies subject to significant influence

As at 30th June 2006 Banca Intesa had no commitments referred to companies subject to significant influence.

SECTION 11 - PROPERTY AND EQUIPMENT - CAPTION 110

11.1           Property and equipment: breakdown of assets measured at cost

(in millions of euro)

	30.06.2006	31.12.2005
A. Property and equipment used in operations
1.1 owned	1,441	1,508
a) land	468	473
b) buildings	675	719
c) furniture	102	107
d) electronic equipment	191	204
e) other	5	5
1.2 acquired in leasing	1	1
a) land	—	—
b) buildings	1	1
c) furniture	—	—
d) electronic equipment	—	—
e) other	—	—

Total A	1,442	1,509
B. Investment property
2.1 owned	—	—
a) land	—	—
b) buildings	—	—
2.2 acquired in leasing	—	—
a) land	—	—
b) buildings	—	—

Total B	—	—

TOTAL (A + B)	1,442	1,509

Following the completion of the rationalisation of the real estate properties of the Bank conducted in 2003 and 2004, all of Banca Intesa’s real estate properties are used for operations.

11.2           Property and equipment: breakdown of assets measured at fair value or revalued

Caption not applicable to Banca Intesa.

11.3           Property and equipment used in operations: annual changes

(in millions of euro)

	Land	Buildings	Furniture	Electronic equipment	Other	Total
A. Gross initial carrying amount	473	1,331	388	1,233	28	3,453
A.1 Total net adjustments	—	-611	-281	-1,029	-23	-1,944
A.2 Net initial carrying amount	473	720	107	204	5	1,509
B. Increases	—	20	4	36	—	60
B.1 Purchases	—	15	4	35	—	54
B.2 Capitalised improvement costs	—	—	—	—	—	—
B.3 Write-backs recognised in	—	—	—	—	—	—
a) shareholders’ equity	—	—	—	—	—	—
b) statement of income	—	—	—	—	—	—
B.4 Positive fair value differences recognised in	—	—	—	—	—	—
a) shareholders’ equity	—	—	—	—	—	—
b) statement of income	—	—	—	—	—	—
B.5 Positive foreign exchange differences	—	—	—	1	—	1
B.6 Transfer from investment property	—	—	—	—	—	—
B.7 Other changes	—	5	—	—	—	5
C. Decreases	-5	-64	-9	-49	—	-127
C.1 Sales	-2	-45	—	—	—	-47
C.2 Depreciation	—	-19	-9	-48	—	-76
C.3 Impairment losses recognised in	—	—	—	—	—	—
a) shareholders’ equity	—	—	—	—	—	—
b) statement of income	—	—	—	—	—	—
C.4 Negative fair value differences recognised in	—	—	—	—	—	—
a) shareholders’ equity	—	—	—	—	—	—
b) statement of income	—	—	—	—	—	—
C.5 Negative foreign exchange differences	—	—	—	-1	—	-1
C.6 Transfer to	—	—	—	—	—	—
a) investment property	—	—	—	—	—	—
b) non-current assets held for sale and discontinued operations
C.7 Other changes	-3	—	—	—	—	-3
D. Net final carrying amount	468	676	102	191	5	1,442
D.1 Total net adjustments	—	587	292	1,076	22	1,977
D.2 Gross final carrying amount	468	1,263	394	1,267	27	3,419
E. Measurement at cost	—	—	—	—	—	—

SECTION 12 - INTANGIBLE ASSETS - CAPTION 120

12.1           Intangible assets: breakdown by type of asset

(in millions of euro)

	30.06.2006		31.12.2005
	Finite useful life	Indefinite useful life	Finite useful life	Indefinite useful life
A.1 Goodwill	X	—	X	—
A.2 Other intangible assets	332	—	364	—
A.2.1 Assets measured at cost	332	—	364	—
a) Internally generated intangible assets	297	—	319	—
b) Other assets	35	—	45	—
A.2.2 Assets measured at fair value	—	—	—	—
a) Internally generated intangible assets	—	—	—	—
b) Other assets	—	—	—	—

Total	332	—	364	—

The figures indicated above refer to internally generated software for 297 million euro and the purchase via licences to use for the remaining 35 million euro.

12.2           Intangible assets: annual changes

(in millions of euro)

		Other intangible assets: internally generated		Other intangible assets: other
	Goodwill	Finite useful life	Indefinite useful life	Finite useful life	Indefinite useful life	Total
A. Gross initial carrying amount	—	1,060	—	430	—	1,490
A.1 Total net adjustments	—	-741	—	-385	—	-1,126
A.2 Net initial carrying amount	—	319	—	45	—	364
B. Increases	—	55	—	2	—	57
B.1 Purchases	—	55	—	2	—	57
B.2 Increases of internally generated intangible assets	X	—	—	—	—	—
B.3 Write-backs	X	—	—	—	—	—
B.4 Positive fair value differences recognised in	—	—	—	—	—	—
- shareholders’ equity	X	—	—	—	—	—
- statement of income	X	—	—	—	—	—
B.5 Positive foreign exchange differences	—	—	—	—	—	—
B.6 Other changes	—	—	—	—	—	—
C. Decreases	—	-77	—	-12	—	-89
C.1 Sales	—	—	—	—	—	—
C.2 Impairment losses	—	-77	—	-12	—	-89
- Amortisation	X	-77	—	-12	—	-89
- Write-downs recognised in	—	—	—	—	—	—
shareholders’ equity	X	—	—	—	—	—
statement of income	—	—	—	—	—	—
C.3 Negative fair value differences recognised in	—	—	—	—	—	—
- shareholders’ equity	X	—	—	—	—	—
- statement of income	X	—	—	—	—	—
C.4 Transfer to non-current assets held for sale and discontinued operations	—	—	—	—	—	—
C.5 Negative foreign exchange differences	—	—	—	—	—	—
C.6 Other changes	—	—	—	—	—	—
D. Net final carrying amount	—	297	—	35	—	332
D.1 Total net adjustments	—	818	—	397	—	1,215
E. Gross final carrying amount	—	1,115	—	432	—	1,547
F. Measurement at cost	—	—	—	—	—	—

SECTION 13 - TAX ASSETS AND LIABILITIES - CAPTION 130 AND CAPTION 80

13.1         Deferred tax assets: breakdown

Deferred tax assets are recorded with reference to temporary deductible differences and mostly refer to adjustments to loans (349 million euro) and to allowances for risks and charges and liabilities for guarantees and commitments for a total of 362 million euro.

13.2         Deferred tax liabilities: breakdown

Deferred tax liabilities essentially referred to the reversal of the depreciation of land carried out on first-time adoption of IAS/IFRS, to the accelerated depreciation allowance eliminated in 2004 for a total of 94 million euro.

13.3         Changes in deferred tax assets (through profit and loss)

(in millions of euro)

	30.06.2006	31.12.2005
1. Initial amount	904	944
2. Increases	128	1,000
2.1 Deferred tax assets recognised in the period	54	333
a) related to previous years	29	—
b) due to changes in accounting criteria	—	—
c) value recoveries	—	—
d) other	25	333
2.2 New taxes or tax rate increases	—	—
2.3 Other increases	74	667
3. Decreases	-163	-1,040
3.1 Deferred tax assets eliminated in the period	-158	-905
a) reversals	-158	-905
b) write-offs	—	—
c) due to changes in accounting criteria	—	—
3.2 Tax rate reductions	—	—
3.3 Other decreases	-5	-135
4. Final amount	869	904

Subcaptions 2.3 - Other increases and 3.3 - Other decreases of 2005 included deferred tax assets due to first-time adoption of IAS/IFRS 32 and 39, which was partly annulled in the same year.

13.4 Changes in deferred tax liabilities (through profit and loss)

(in millions of euro)

	30.06.2006	31.12.2005
1. Initial amount	129	134
2. Increases	14	233
2.1 Deferred tax liabilities recognised in the period	6	46
a) related to previous years	—	—
b) due to changes in accounting criteria	—	—
c) other	6	46
2.2 Nex taxes or tax rate increases	—	—
2.3 Other increases	8	187
3. Decreases	-2	-238
3.1 Deferred tax liabilities eliminated in the period	-1	-214
a) reversals	-1	-214
b) due to changes in accounting criteria	—	—
c) other	—	—
3.2 Tax rate reductions	—	—
3.3 Other decreases	-1	-24
4. Final amount	141	129

Subcaptions 2.3 - Other increases and 3.3 - Other decreases of 2005 included deferred tax liabilities due to first-time adoption of IAS/IFRS 32 and 39, which was partly annulled in the same year.

13.5 Changes in deferred tax assets (recorded in equity)

(in millions of euro)

	30.06.2006	31.12.2005
1. Initial amount	24	—
2. Increases	1	24
2.1 Deferred tax assets recognised in the period	1	13
a) related to previous years	—	—
b) due to changes in accounting criteria	—	—
c) other	1	13
2.2 New taxes or tax rate increases	—	—
2.3 Other increases	—	11
3. Decreases	-21	—
3.1 Deferred tax assets eliminated in the period	-21	—
a) reversals	-21	—
b) write-offs	—	—
c) due to changes in accounting criteria	—	—
3.2 Tax rate reductions	—	—
3.3 Other decreases	—	—
4. Final amount	4	24

13.6 Changes in deferred tax liabilities (recorded in equity)

(in millions of euro)

	30.06.2006	31.12.2005
1. Initial amount	14	—
2. Increases	44	21
2.1 Deferred tax liabilities recognised in the period	44	9
a) related to previous years	—	—
b) due to changes in accounting criteria	—	—
c) other	44	9
2.2 New taxes or tax rate increases	—	—
2.3 Other increases	—	12
3. Decreases	—	-7
3.1 Deferred tax liabilities eliminated in the period	—	-7
a) reversals	—	-7
b) due to changes in accounting criteria	—	—
c) other	—	—
3.2 Tax rate reductions	—	—
3.3 Other decreases	—	—
4. Final amount	58	14

SECTION 14 - NON-CURRENT ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS AND RELATED LIABILITIES - CAPTION 140 OF ASSETS AND CAPTION 90 OF LIABILITIES

14.1 Non-current assets held for sale and discontinued operations: breakdown by type of asset

14.2 Other information

14.3 Information on companies subject to significant influence not carried at equity

With reference to paragraphs 14.1, 14.2 and 14.3 above, it must be noted that Banca Intesa, as at 30th June 2006, did not present any Non-current assets held for sale and discontinued operations.

SECTION 15 - OTHER ASSETS - CAPTION 150

15.1 Other assets: breakdown

(in millions of euro)

	30.06.2006	31.12.2005
Amounts to be debited - under processing	255	452
Amounts to be debited - deriving from securities transactions	87	33
Bank cheques drawn on third parties to be settled	607	507
Transit items	121	123
Cheques drawn on the bank settled	61	69
Cautionary deposits on behalf of third parties	17	6
Leasehold improvements	57	55
Crediti verso società del Gruppo per consolidato fiscale	320	276
Other	560	485

Total	2,085	2,006

LIABILITIES

SECTION 1 - DUE TO BANKS - CAPTION 10

1.1 Due to banks: breakdown

(in millions of euro)

	30.06.2006	31.12.2005
1. Due to Central Banks	4,839	5,887
2. Due to banks	29,590	27,295
2.1 Current accounts and deposits	9,107	8,518
2.2 Time deposits	13,736	12,198
2.3 Loans	3,442	3,418
2.3.1 Finance leases	—	—
2.3.2 Other	3,442	3,418
2.4 Debts for commitments to repurchase own equity instruments	—	—
2.5 Liabilities related to assets sold not derecognised	3,263	3,154
2.5.1 Repurchase agreements	3,215	3,108
2.5.2 Other	48	46
2.6 Other debts	12	—
2.7 Trade payables	30	7

Total	34,429	33,182
Fair value	34,429	33,182

The illustration of the criteria to determine fair value is contained in Part A - Accounting policies.

The amount indicated in subcaption 2.5 Liabilities related to assets sold not derecognised refers to repurchase agreements.

Subcaption 2.7 Trade payables includes due to banks for services rendered.

1.2 Breakdown of caption 10 Due to banks: subordinated debts

The complete list of subordinated debts is presented in Part F - Information on capital. The amount included in caption “Due to banks” totalled 1,459 million euro.

1.3 Breakdown of caption 10 Due to banks: structured debts

Banca Intesa has not issued any structured debts.

1.4 Breakdown of caption 10 Due to banks: debts with specific hedges

(in millions of euro)

	30.06.2006	31.12.2005
1. Due to banks with specific fair value hedges	1,225	897
a) Interest rate risk	1,201	884
b) Foreign exchange risk	—	—
c) Various risks	24	13

2. Due to banks with specific cash flow hedges	—	—
a) Interest rate risk	—	—
b) Foreign exchange risk	—	—
c) Other	—	—

TOTAL	1,225	897

SECTION 2 - DUE TO CUSTOMERS - CAPTION 20

2.1 Due to customers: breakdown

(in millions of euro)

	30.06.2006	31.12.2005
1. Current accounts and deposits	63,772	64,099
2. Time deposits	7,978	10,040
3. Public funds under administration	53	51
4. Loans	568	572
4.1 Financial leases	—	—
4.2 Other	568	572
5. Debts for commitments to repurchase own equity instruments	—	—
6. Liabilities related to assets sold not derecognised	6,472	4,957
6.1 Repurchase agreements	6,472	4,957
6.2 Other	—	—
7. Other debts	1,217	1,074
8. Trade payables	145	95

Total	80,205	80,888
Fair value	80,205	80,888

The illustration of the criteria to determine fair value is contained in Part A - Accounting policies.

Subcaption 8. Trade payables includes due to customers for services rendered.

2.2 Breakdown of caption 20 Due to customers: subordinated debts

The complete list of subordinated debts is presented in Part F - Information on capital. The caption Due to customers included subordinated debts amounting to 562 million euro.

2.3 Breakdown of caption 20 Due to customers: structured debts

Banca Intesa has not issued any structured debts.

2.4 Breakdown of caption 20 Due to customers: debts with specific hedges

(in millions of euro)

	30.06.2006	31.12.2005
1. Due to customers with specific fair value hedges	582	20
a) Interest rate risk	582	20
b) Foreign exchange risk	—	—
c) Various risks	—	—
2. Due to customers with specific cash flow hedges	—	—
a) Interest rate risk	—	—
b) Foreign exchange risk	—	—
c) Other	—	—

TOTAL	582	20

SECTION 3 - SECURITIES ISSUED - CAPTION 30

3.1 Securities issued: breakdown

(in millions of euro)

	30.06.2006		31.12.2005
Tipologia titoli/Valori	Book value	Fair value	Book value	Fair value
A. Listed securities	12,354	12,354	12,470	12,481
1. bonds	12,354	12,354	12,470	12,481
1.1 structured	10,932	10,932	10,871	10,871
1.2 other	1,422	1,422	1,599	1,610
2. other	—	—	—	—
2.1 structured	—	—	—	—
2.2 other	—	—	—	—
B. Unlisted securities	47,246	47,210	44,504	44,512
1. bonds	40,812	40,776	39,734	39,742
1.1 structured	4,061	4,061	6,814	6,814
1.2 other	36,751	36,715	32,920	32,928
2. other	6,434	6,434	4,770	4,770
2.1 structured	2	2	1	1
2.2 other	6,432	6,432	4,769	4,769

Total	59,600	59,564	56,974	56,993

In the table below quoted securities include issues traded on the Government bond market (MOT).

The illustration of the criteria to determine fair value is contained in Part A - Accounting policies.

3.2 Breakdown of caption 30 Securities issued: subordinated securities

The complete list of subordinated securities is presented in Part F - Information on capital. The caption Securities issued included subordinated securities amounting to 7,866 million euro.

3.3 Breakdown of caption 30 Securities issued: securities with specific hedges

(in millions of euro)

	30.06.2006	31.12.2005
1. Securities with specific fair value hedges	24,794	27,709
a) Interest rate risk	22,068	26,733
b) Foreign exchange risk	—	—
c) Various risks	2,726	976
2. Securities with specific cash flow hedges	—	—
a) Interest rate risk	—	—
b) Foreign exchange risk	—	—
c) Other	—	—

TOTAL	24,794	27,709

SECTION 4 - FINANCIAL LIABILITIES HELD FOR TRADING - CAPTION 40

4.1 Financial liabilities held for trading: breakdown

(in millions of euro)

	30.06.2006				31.12.2005
		Fair value				Fair value
	Nominal value	quoted	unquoted	Fair value (*)	Nominal value	quoted	unquoted	Fair value (*)
A. CASH LIABILITIES
1. Due to banks	—	—	—	—	—	—	—	—
2. Due to customers	1,036	1,026	—	1,026	1,959	2,009	—	2,009
3. Debt securities	—	—	—	X	—	—	—	—
3.1 Bonds	—	—	—	X	—	—	—	—
3.1.1 structured	—	—	—	X	—	—	—	—
3.1.2 other bonds	—	—	—	X	—	—	—	—
3.2 Other	—	—	—	X	—	—	—	—
3.2.1 structured	—	—	—	X	—	—	—	—
3.2.2 other	—	—	—	X	—	—	—	—

Total A	1,036	1,026	—	1,026	1,959	2,009	—	2,009
B. DERIVATIVES
1. Financial derivatives	X	4	9,015	X	X	1	11,362	—
1.1 Trading	X	4	7,488	X	X	1	9,715	—
1.2 Fair value option	X	—	—	X	X	—	—	—
1.3 Other	X	—	1,527	X	X	—	1,647	—
2. Credit derivatives	X	—	514	X	X	—	764	—
2.1 Trading	X	—	514	X	X	—	762	—
2.2 Fair value option	X	—	—	X	X	—	—	—
2.3 Other	X	—	—	X	X	—	2	—

Total B	—	4	9,529	—	—	1	12,126	—
TOTAL (A+B)	1,036	1,030	9,529	1,026	1,959	2,010	12,126	2,009

(*)            Fair value excluding changes in creditworthiness of the issuer after issue date.

Caption A.2 Due to customers includes short selling related to “repurchase agreements”.

4.2 Breakdown of caption 40 Financial liabilities held for trading: subordinated  liabilities

Banca Intesa does not have any subordinated liabilities classified in caption Financial liabilities held for trading.

4.3 Breakdown of caption 40 Financial liabilities held for trading: structured debts

Banca Intesa does not have any structured debts classified in caption Financial liabilities held for trading.

4.4 Financial liabilities held for trading: derivatives

(in millions of euro)

Type of derivatives/ Underlying assets	Interest rate	Foreign exchange and gold	Equities	Loans	Other	30.06.2006	31.12.2005
A) LISTED DERIVATIVES
1) Financial derivatives	—	1	3	—	—	4	1
with exchange of underlying asset	—	1	2	—	—	3	—
- options issued	—	—	1	—	—	1	—
- other derivatives	—	1	1	—	—	2	—

without exchange of underlying asset	—	—	1	—	—	1	1
- options issued	—	—	—	—	—	—	—
- other derivatives	—	—	1	—	—	1	1
2) Credit derivatives	—	—	—	—	—	—	—
with exchange of underlying asset	—	—	—	—	—	—	—
without exchange of underlying asset	—	—	—	—	—	—	—

Total A	—	1	3	—	—	4	1
B) UNLISTED DERIVATIVES
1) Financial derivatives	7,281	850	884	—	—	9,015	11,362
with exchange of underlying asset	1	767	111	—	—	879	869
- options issued	1	17	111	—	—	129	36
- other derivatives	—	750	—	—	—	750	833
without exchange of underlying asset	7,280	83	773	—	—	8,136	10,493
- options issued	1,038	12	684	—	—	1,734	1,806
- other derivatives	6,242	71	89	—	—	6,402	8,687
2) Credit derivatives	—	—	—	514	—	514	764
with exchange of underlying asset	—	—	—	494	—	494	744
without exchange of underlying asset	—	—	—	20	—	20	20

Total B	7,281	850	884	514	—	9,529	12,126
TOTAL (A + B)	7,281	851	887	514	—	9,533	12,995

Derivatives are considered quoted only if traded on regulated markets. In compliance with Bank of Italy instructions, variation margins with Clearing Houses related to futures are recorded under Due to customers.

SECTION 5 - FINANCIAL LIABILITIES DESIGNATED AT FAIR VALUE THROUGH PROFIT AND LOSS - CAPTION 50

Caption not applicable to Banca Intesa.

SECTION 6 - HEDGING DERIVATIVES - CAPTION 60

6.1. Hedging derivatives: breakdown by type of derivative and underlying asset

(in millions of euro)

Type of derivatives/ Underlying assets	Interest rate	Foreign exchange and gold	Equities	Loans	Other	Total
A) LISTED DERIVATIVES	—	—	—	—	—	—
1) Financial derivatives
with exchange of underlying asset	—	—	—	—	—	—
- options issued	—	—	—	—	—	—
- other derivatives	—	—	—	—	—
without exchange of underlying asset	—	—	—	—	—	—
- options issued	—	—	—	—	—	—
- other derivatives	—	—	—	—	—	—
2) Credit derivatives	—	—	—	—	—	—
with exchange of underlying asset	—	—	—	—	—	—
without exchange of underlying asset	—	—	—	—	—	—

Total A	—	—	—	—	—	—
B) UNLISTED DERIVATIVES
1) Financial derivatives	1,613	106	—	—	—	1,719
with exchange of underlying asset	—	106	—	—	—	106
- options issued	—	—	—	—	—	—
- other derivatives	—	106	—	—	—	106
without exchange of underlying asset	1,613	—	—	—	—	1,613
- options issued	—	—	—	—	—	—
- other derivatives	1,613	—	—	—	—	1,613
2) Credit derivatives	—	—	—	—	—	—
with exchange of underlying asset	—	—	—	—	—	—
without exchange of underlying asset	—	—	—	—	—	—

Total B	1,613	106	—	—	—	1,719
TOTAL (A+B)	1,613	106	—	—	—	1,719
TOTAL (A+B) 31.12.2005	1,292	28	—	—	—	1,320

The table indicates the negative values of hedging derivatives.

The respective assets/liabilities hedged are indicated in specific tables included in the illustration of the single captions.

6.2. Hedging derivatives: breakdown by hedged portfolio and type of hedge

(in millions of euro)

	Fair value
	Specific						Cash flow
Operations/Type of hedge	interest rate risk	foreign exchange risk	credit risk	price risk	various risks	Generic	Specific	Generic

1. Financial assets available for sale	—	—	—	—	—	—	—	—
2. Loans	3	—	—	—	—	—	—	—
3. Investments held to maturity	X	—	—	—	—	—	—	X
4. Portfolio	X	X	X	X	X	X	X	—

Total assets	3	—	—	—	—	—	—	—
1. Financial liabilities	1,604	—	—	—	106	—	—	X
2. Portfolio	X	X	—	X	X	—	X	6

Total liabilities	1,604	—	—	—	106	—	—	6

The table indicates the negative fair values of hedging derivatives, broken down in relation to asset or liability hedged and type of hedge. These mostly refer to fair value hedges of liabilities issued and fair value hedges of loans. Cash flow hedges mostly refer to floating rate securities used to fund fixed rate investments.

SECTION 7 - FAIR VALUE CHANGE OF FINANCIAL LIABILITIES IN HEDGED PORTFOLIOS - CAPTION 70

Caption not applicable to Banca Intesa.

SECTION 8 - TAX LIABILITIES - CAPTION 80

As regards information on this section, please refer to Section 13 of Assets.

SECTION 9 - LIABILITIES ASSOCIATED WITH NON-CURRENT ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS - CAPTION 90

It must be noted that, as at 30th June 2006, Banca Intesa did not present any Liabilites associated with non-current assets held for sale and discontinued operations.

SECTION 10 - OTHER LIABILITIES - CAPTION 100

10.1 Other liabilities: breakdown

(in millions of euro)

	30.06.2006	31.12.2005
Due to suppliers	351	451
Amounts due to third parties	105	308
Transit items	48	55
Amounts to be paid - deriving from securities transactions	100	48
Outstanding items with the clearing house	741	772
Adjustments for portfolio items to be settled	474	15
Amounts to be credited and items under processing	1,403	1,298
Personnel charges	247	247
Due to social security entities	199	260
Other amounts due for foreign exchange transactions	77	51
Due to Group companies on fiscal consolidation	73	226
Guarantees given and commitments	236	260
Other	576	417

Total	4,630	4,408

SECTION 11 - EMPLOYEE TERMINATION INDEMNITIES - CAPTION 110

11.1 Employee termination indemnities: annual changes

(in millions of euro)

	30.06.2006	31.12.2005
A. Initial amount	861	819
B. Increases	55	126
B.1 Provisions in the year	52	101
B.2 Other	3	25
C. Decreases	-46	-84
C.1 Benefits paid	-43	-81
C.2 Other	-3	-3
D. Final amount	870	861

11.2 Other information

The present value of employee termination indemnities which qualify as unfunded defined benefit plans totalled 897 million euro as at June 2006, while at the end of 2005 it amounted to 945 million euro.

Actuarial losses not recognised in the statement of income, in application of the “corridor approach”, totalled 27 million euro.

SECTION 12 – ALLOWANCES FOR RISKS AND CHARGES - CAPTION 120

12.1 Allowances for risks and charges: breakdown

(in millions of euro)

	30.06.2006	31.12.2005
1. Post employment benefits	129	131
2. Other allowances for risks and charges	1,050	1,217
2.1 legal disputes	685	677
2.2 personnel charges	83	142
2.3 other	282	398

Total	1,179	1,348

Contents of caption 2. – Other allowances for risks and charges are illustrated in point 12.4 below.

12.2 Allowances for risks and charges: annual changes

(in millions of euro)

	Post employment benefits	Other allowances	Total
A. Initial amount	131	1,217	1,348
B. Increases	3	74	77
B.1 Provisions in the year	3	65	68
B.2 Time value changes	—	8	8
B.3 Changes due to discount rate variations	—	—	—
B.4 Other	—	1	1
C. Decreases	-5	-241	-246
C.1 Uses in the year	-5	-241	-246
C.2 Changes due to discount rate variations	—	—	—
C.3 Other	—	—	—
D. Final amount	129	1,050	1,179

12.3 Post employment defined benefit plans

Illustration of the funds

Banca Intesa offers its employees certain defined benefit plans managed through internal funds, as concerns Italy, and via Trusts with regard to certain branches abroad. The characteristics of the most important pension funds are described below:

•                  Supplementary pension fund in favour of tax-collection personnel formerly employed by Cariplo: the fund was established in implementation of collective agreements to guarantee the payment of integrations for personnel formerly in service at Cariplo passed to Esa.Tri. Esazione Tributi S.p.A. and operates solely via defined benefits in favour of employees already retired as at 31st December 2000. The size of the integration is determined, on the basis of payment criteria and in compliance with the principle of capitalisation, from the conversion of the capital matured by each plan participant at the time of retirement.

•                  Supplementary pension fund in favour of employees of Mediocredito Lombardo “Trattamento integrativo delle pensioni di legge a favore dei dipendenti del Mediocredito Lombardo”: the fund involves all employees of Mediocredito Lombardo S.p.A. in service on 1st January 1967 or employed until 28th April 1993. Starting from 24th April 1993, with the entry into force of the Law introducing pension funds (Legislative Decree 124 of 21st April 1993), personnel hired by Mediocredito Lombardo no longer joined this fund. The supplementary pension is determined as the difference between 80% of the last theoretical wage for pension purposes, adjusted to consider if the employee matured or not 35 years of service at the company and the size of the pension matured according to the law; in any case the supplementary pension may not exceed an amount determined annually.

•                  Supplementary pension fund in favour of top management of Banca Commerciale Italiana “Trattamento pensionistico complementare per i membri della Direzione Centrale della Banca Commerciale Italiana”: the fund refers to integrative provisions allocated until a certain date on the basis of an institutive resolution made by the Board of Directors on 30th October 1963 in favour of top management of Banca Commerciale Italiana. The benefit is determined on the basis of a coefficient which is the combination of two parameters, age and period in the specific post. The integration is the difference between the total guaranteed pension treatment (measured by multiplying the coefficient by the annual compensation received at the cease of service with the exclusion of any variable components) and the gross annual pension, matured on the basis of the “Assicurazione generale obbligatoria” (AGO), and of “Fondo di Previdenza Integrativo Aziendale”.

•                  Three defined benefit plans in force at the London branch, relative to the former Cariplo, Banca Commerciale Italiana and Banco Ambrosiano Veneto branches: the private pension funds have been set up by the UK employers to integrate the levels of the local state pension, which has always been very low. The London branches of Banca Commerciale Italiana, Cariplo and Banco Ambrosiano Veneto set up defined benefit plans for their employees at the time of their opening, under the form of Trusts incorporated under English law and managed by Boards of Trustees, appointed partly by the employers and partly by beneficiaries. Such funds are operational for employees hired until the end of 1999 for Banco Ambrosiano Veneto and Cariplo and until the end of 2000 for Banca Commerciale Italiana. In general, all funds guarantee a pension payable when the beneficiary turns 65 and the benefit is determined, with different rules by the various funds, on the basis of the annual gross wage received in the last year of service.

A defined benefit plan at the New York branch: the fund was established in 1977 by the branch of Banca Commerciale Italiana and guarantees a pension treatment to all the employees resident in the United States which have been in service at the Bank for at least 5 years. The benefit is considered to be matured even if the employment relationship ceases in advance. The benefit is calculated on the basis of the highest average wage considering three consecutive years out of the last 10 years of service, or, if the employment relationship ceases before, on the basis of the average wage in the last three years of service.

Reconciliation of present value of the defined benefit obligation, present value of plan assets and assets and liabilities recognised in the balance sheet

Defined benefit plans presented the following balance sheet situation.

(in millions of euro)

Reconciliation of present value of the defined benefit obligation and fair value of plan assets and liability recognised in the balance sheet	30.06.2006	31.12.2005
Present value of the defined benefit obligation	207	208
Fair value of plan assets	65	64
Difference between present value of the defined benefit obligation and fair value of plan assets	142	144
Actuarial gains/losses not recognised	-13	-13
Liability (Asset) recognised in the balance sheet	129	131
Corridor limit	20	17

Description of the main actuarial assumptions

The actuarial assumptions used as at 30th June 2006 are the same as those applied for calculations at the end of the previous year since no significant market fluctuations occurred after that date.

12.4 Allowances for risks and charges - Other allowances

Other allowances referred to:

•                  legal disputes: the fund was set up to cover losses on legal disputes (228 million euro), litigations with personnel (31 million euro), and revocatory actions (426 million euro);

•                  personnel charges: the allowance included charges for seniority bonuses to employees, determined on the basis of actuarial calculations of 78 million euro and charges connected to the assignment, for free, of shares to employees of 5 million euro;

•                  other: mostly referred to provisions for the disposal of foreign equity investments (98 million euro), provisions for tax litigations (143 million euro) and other allowances (41 million euro).

SECTION 13 – REIMBURSABLE SHARES – CAPTION 140

Caption not applicable to Banca Intesa.

SECTION 14 – BANCA INTESA’S SHAREHOLDERS’ EQUITY – CAPTIONS 130, 150, 160, 170, 180, 190 AND 200

14.1 Banca Intesa’s shareholders’ equity: breakdown

(in millions of euro)

	30.06.2006	31.12.2005
1. Share capital	3,613	3,596
2. Share premium reserve	5,559	5,510
3. Reserves	2,301	2,284
4. (Treasury shares)	—	—
5. Valuation reserves	1,455	1,297
6. Equity instruments	—	—
7. Net income (loss)	1,641	1,564

Total	14,569	14,251

14.2 Share capital and Treasury shares: breakdown

As regards information of this section, please refer to point 14.4 below.

14.3 Share capital - Parent Company’s number of shares: annual changes

	Ordinary	Other
A. Initial number of shares	5,983,374,287	932,490,561
- fully paid-in	5,983,374,287	932,490,561
- not paid-in	—	—
A.1 Treasury shares (-)	—	—
A.2 Shares outstanding: initial number	5,983,374,287	932,490,561
B. Increases	44,848,475	—
B.1 New issues	32,214,375	—
- for consideration	32,214,375	—
business combinations	—	—
conversion of bonds	—	—
exercise of warrants	—	—
other	32,214,375	—
- for free	—	—
in favour of employees	—	—
in favour of directors	—	—
other	—	—
B.2 Sale of treasury shares	12,634,100	—
B.3 Other	—	—
C. Decreases	-12,634,100	—
C.1 Annulment	—	—
C.2 Purchase of treasury shares	-12,634,100	—
C.3 Disposal of companies	—	—
C.4 Other	—	—
D. Shares outstanding: final number	6,015,588,662	932,490,561
D.1 Treasury shares (+)	—	—
D.2 Final number of shares	6,015,588,662	932,490,561
- fully paid-in	—	—
- not paid-in	—	—

14.4 Share capital: other information

The share capital of the Bank as at 30th June 2006 amounted to 3,613 million euro, divided into 6,015,588,662 ordinary shares and 932,490,561 unconvertible saving shares, with a nominal value of 0.52 euro each.

Based on the Bank’s Articles of Association, updated as at 1st June 2006, each ordinary share gives the right to one vote in the Shareholders’ Meeting.

Saving shares, which may be in bearer form, give the power to intervene and vote in the Special Meeting of saving shares holders.

Saving shares must be attributed a preferred dividend up to 5% of the nominal value of the share. If in one year the dividend is less than 5% of the nominal value of the unconvertible saving shares, the difference will be added to the preferred dividend paid in the following two accounting periods. Furthermore, retained earnings made available for distribution by the Shareholders’ Meeting, net of the above dividend, will be allocated to all shares so that the dividend per saving share will be 2% of nominal value higher than for ordinary shares.

In case of distribution of reserves the saving shares have the same rights as other shares. In the case of liquidation of the Company, saving shares shall have pre-emptive rights with regard to the reimbursement of the entire nominal value of the shares.

As at 30th June 2006, there were no treasury shares held by the Bank.

At the date of the present document share capital was fully paid-in and liberated.

14.5 Reserves: other information

Reserves amounted to 2,301 million euro and included: legal reserve, statutory reserve, concentration reserves (Law 218 of 30/7/1990, art. 7, par. 3, and Law 218 of 30/7/1990, art. 7) and other reserves.

The legal reserve, set up as provided for by the law, must be at least one fifth of share capital; it was set up by allocating each year at least one twentieth of net income for the year. Should the reserve decrease, it must be reintegrated by allocating one twentieth of net income for the year.

The statutory or extraordinary reserve was set up as provided for by the Articles of association by the allocation of residual net income after dividend distribution to ordinary and saving shares. Such reserve also includes unclaimed and forfeited dividends, as provided for by the Articles of Association, as well as the effects generated by first-time adoption of IAS/IFRS.

Concentration reserves ex Law 218 of 30th July 1990 were set up at the time of reorganisations or concentrations carried out pursuant to the aforementioned law.

Other reserves included the reserves pertaining to branches abroad and other reserves set up in the past following specific legal provisions.

Valuation reserves amounted to 1,455 million euro and included the valuation reserve of financial assets available for sale and derivatives as well as the reserves due to legally-required revaluations.

Please refer to Part F - Information on capital for a detailed description of the origin, the possibility of use and distribution, as well as the use in previous years of individual reserves.

14.6 Equity instruments: breakdown and annual changes

        Caption not applicable to Banca Intesa.

14.7 Valuation reserves: breakdown

(in millions of euro)

	30.06.2006	31.12.2005
1. Financial assets available for sale	387	336
2. Property and equipment	—	—
3. Intangible assets	—	—
4. Foreign investment hedges	—	—
5. Cash flow hedges	81	-26
6. Foreign exchange differences	—	—
7. Non-current assets held for sale and discontinued operations	—	—
8. Legally-required revaluations	987	987

Total	1,455	1,297

14.8 Valuation reserves: annual changes

(in millions of euro)

	Financial assets available for sale	Property and equipment	Intangible assets	Foreign investment hedges	Cash flow hedges	Foreign exchange differences	Non-current assets held for sale and discontinued operations	Legally- required revaluations
A. Initial amount	336	—	—	—	-26	—	—	987
B. Increases	166	—	—	—	186	—	—	—
B.1 fair value increases	161	—	—	—	183	—	—	—
B.2 other changes	5	—	—	—	3	—	—	—
C. Decreases	-115	—	—	—	-79	—	—	—
C.1 fair value decreases	-84	—	—	—	-11	—	—	—
C.2 other changes	-31	—	—	—	-68	—	—	—
D. Final amount	387	—	—	—	81	—	—	987

14.9 Valuation reserve of financial assets available for sale: breakdown

(in millions of euro)

	30.06.2006		31.12.2005
	Positive reserve	Negative reserve	Positive reserve	Negative reserve
1. Debt securities	—	-5	—	-4
2. Equities	388	—	340	—
3. Quotas of UCITS	1	—	1	—
4. Loans	3	—	—	-1

Total	392	-5	341	-5

14.10 Valuation reserve of financial assets available for sale: annual changes

(in millions of euro)

	Debt securities	Equities	Quotas of UCITS	Loans
1. Initial amount	-4	340	1	-1
2. Positive fair value differences	4	151	—	11
2.1 fair value increases	2	148	—	11
2.2 reversal to the statement of income of negative reserves	2	—	—	—
- impairment	—	—	—	—
- disposal	2	—	—	—
2.3 other changes	—	3	—	—
3. Negative fair value differences	-5	-103	—	-7
3.1 fair value decreases	-4	-76	—	-4
3.2 reversal to the statement of income of positive reserves: disposal	-1	-27	—	—
3.3 other changes	—	—	—	-3
D. Final amount	-5	388	1	3

OTHER INFORMATION

Guarantees and commitments

(in millions of euro)

	30.06.2006	31.12.2005
1) Financial guarantees given	10,160	8,460
a) Banks	4,278	3,800
b) Customers	5,882	4,660
2) Commercial guarantees given	15,525	15,458
a) Banks	1,520	1,596
b) Customers	14,005	13,862
3) Irrevocable commitments to lend funds	18,899	20,501
a) Banks	2,258	2,507
- of certain use	616	770
- of uncertain use	1,642	1,737
b) Customers	16,641	17,994
- of certain use	220	56
- of uncertain use	16,421	17,938
4) Underlying commitments on credit derivatives:		—
protection sales	47,648	46,471
5) Assets pledged as collateral of third party commitments	1	1
6) Other commitments	944	1,206

Total	93,177	92,097

Assets pledged as collateral of liabilities and commitments

(in millions of euro)

	30.06.2006	31.12.2005
1. Financial assets held for trading	5,989	3,959
2. Financial assets designated at fair value through profit and loss	—	—
3. Financial assets available for sale	—	—
4. Investments held to maturity	—	—
5. Due from banks	—	—
6. Loans to customers	—	757
7. Property and equipment	—	—
8. Intangible assets	—	—

Total	5,989	4,716

Management and dealing on behalf of third parties

(in millions of euro)

30.06.2006
1. Dealing in financial instruments on behalf of third parties
a) Purchases	—
1. settled	—
2. to be settled	—
b) Sales	—
1. settled	—
2. to be settled	—
2. Portfolio management
a) individual	10
b) collective	8,813
3. Custody and administration of securities
a) third parties securities held in deposit: related to depositary bank activities (excluding individual portfolio management schemes)	47,679
1. securities issued by the reporting bank	88
2. other securities	47,591
b) other third parties securities held in deposit (excluding individual portfolio management schemes): other	372,873
1. securities issued by the reporting bank	28,548
2. other securities	344,325
c) third parties securities deposited with third parties	346,245
d) portfolio securities deposited with third parties	33,035
4. Other	74,989

Part C - Information on the Parent Company’s statement of income

SECTION 1 - INTEREST - CAPTIONS 10 AND 20

1.1 Interest and similar income: breakdown

(in millions of euro)

	Performing financial		Non-
	assets		performing
	Debt		financial	Other	First half	First half
	securities	Loans	assets	assets	2006	2005
1. Financial assets held for trading	463	—	—	—	463	395
2. Financial assets available for sale	44	5	—	—	49	26
3. Investments held to maturity	—	—	—	—	—	—
4. Due from banks	11	609	—	1	621	416
5. Loans to customers	5	2,318	48	16	2,387	2,243
6. Financial assets designated at fair value through profit and loss	—	—	—	—	—	—
7. Hedging derivatives	X	X	X	117	117	47
8. Assets sold not derecognised	—	—	—	—	—	—
9. Other assets	X	X	X	4	4	—

Total	523	2,932	48	138	3,641	3,127

The subcaption Financial assets held for trading also includes interest income on securities relative to repurchase agreements.

Interest income on non-performing assets refers to interest, other than that recorded in the caption Write-backs, accrued in the year as well as collected interest on overdue loans.

1.4 Interest and similar expense: breakdown

(in millions of euro)

			Other	First half	First half
	Debts	Securities	liabilities	2006	2005
1. Due to banks	592	X	12	604	388
2. Due to customers	500	X	1	501	372
3. Securities issued	X	1,018	1	1,019	823
4. Financial liabilities held for trading	36	—	—	36	19
5. Financial liabilities designated at fair value through profit and loss	—	—	—	—	—
6. Financial liabilities associated to assets sold not derecognised	—	—	—	—	—
7. Other liabilities	X	X	—	—	1
8. Hedging derivatives	X	X	—	—	—

Total	1,128	1,018	14	2,160	1,603

The subcaptions Due to banks and Due to customers also include interest expense on repurchase agreements.

SECTION 2 - NET FEE AND COMMISSION INCOME - CAPTIONS 40 AND 50

2.1 Fee and commission income: breakdown

(in millions of euro)

	First half 2006	First half 2005
A) Guarantees given	60	58
B) Credit derivatives	—	—
C) Management, dealing and consultancy services	655	658
1. dealing in financial instruments	—	—
2. dealing in foreign exchange	18	17
3. portfolio management	23	28
3.1. individual	23	28
3.2. collective	—	—
4. custody and administration of securities	31	32
5. depositary bank	34	35
6. placement of securities	338	340
7. acceptance of trading instructions	31	35
8. consultancy services	1	—
9. distribution of third party services	179	171
9.1. portfolio management	1	4
9.1.1. individual	1	4
9.1.2. collective	—	—
9.2. insurance products	163	156
9.3. other products	15	11
D) Collection and payment services	122	124
E) Servicing related to securitisations	1	1
F) Services related to factoring	—	—
G) Tax collection services	—	—
H) Other services	479	488

Total	1,317	1,329

Subcaption H - Other services mostly recorded commissions on current accounts and overdrafts of 214 million euro, fees on credit and debit cards of 91 million euro as well as commissions on medium/long-term lending and structured finance of 84 million euro.

2.2 Fee and commission income: distribution channels of products and services

(in millions of euro)

	First half 2006	First half 2005
A) Group branches	540	539
1. portfolio management	23	28
2. placement of securities	338	340
3. third party services and products	179	171
B) “Door-to-door” sales	—	—
1. portfolio management	—	—
2. placement of securities	—	—
3. third party services and products	—	—
C) Other distribution channels	—	—
1. portfolio management	—	—
2. placement of securities	—	—
3. third party services and products	—	—

2.3 Fee and commission expense: breakdown

(in millions of euro)

	First half 2006	First half 2005
A) Guarantees received	2	3
B) Credit derivatives	8	14
C) Management, dealing and consultancy services	23	24
1. dealing in financial instruments	6	7
2. dealing in foreign exchange	1	1
3. portfolio management	4	4
3.1 own customers	3	2
3.2 delegated	1	2
4. custody and administration of securities	12	11
5. placement of financial instruments	—	1
6. “door-to-door” sale of financial instruments, products and services	—	—
D) Collection and payment services	38	38
E) Other services	60	47

Total	131	126

Subcaption E - Other services included 32 million euro of fees on credit and debit cards.

SECTION 3 - DIVIDEND AND SIMILAR INCOME - CAPTION 70

3.1 Dividend and similar income: breakdown

(in millions of euro)

	First half 2006		First half 2005
	Dividends	Income from quotas of UCITS	Dividends	Income from quotas of UCITS
A. Financial assets held for trading (a)	91	3	205	X
B. Financial assets available for sale (a)	19	—	27	X
C. Financial assets designated at fair value through profit and loss	—	—	—	X
D. Investments in associates and companies subject to joint control	930	—	262	X

Total	1,040	3	494	—

(a) In 2005 the caption includes quotas of UCITS.

SECTION 4 - PROFITS (LOSSES) ON TRADING - CAPTION 80

4.1 Profits (Losses) on trading: breakdown

(in millions of euro)

	Revaluations	Profits on trading	Write- downs	Losses on trading	Net result
1. Financial assets held for trading	269	—	-218	-223	-172
1.1 Debt securities	38	—	-202	-176	-340
1.2 Equities (a)	231	—	-16	-47	168
1.3 Quotas of UCITS	—	—	—	—	—
1.4 Loans	—	—	—	—	—
1.5 Other	—	—	—	—	—
2. Financial liabilities held for trading	—	—	—	—	—
2.1 Debt securities	—	—	—	—	—
2.2 Other	—	—	—	—	—
3. Foreign exchange	X	X	X	X	-25
4. Derivatives	4,547	68	-4,066	-154	395
4.1 Financial derivatives	4,110	41	-3,629	-154	368
- On debt securities and interest rates	3,928	—	-3,233	-190	505
- On equities and stock indexes	182	41	-394	—	-171
- On foreign exchange and gold	X	X	X	36	36
- Other	—	—	-2	—	-2
4.2 Credit derivatives	437	27	-437	—	27

Total	4,816	68	-4,284	-377	198

SECTION 5 - FAIR VALUE ADJUSTMENTS IN HEDGE ACCOUNTING - CAPTION 90

5.1 Fair value adjustments in hedge accounting: breakdown

(in millions of euro)

	First half 2006	First half 2005
A. Income from:
A.1 fair value hedge derivatives	9	537
A.2 financial assets hedged (fair value)	2	—
A.3 financial liabilities hedged (fair value)	906	122
A.4 cash flow hedge: derivatives	—	—
A.5 foreign exchange assets and liabilities	—	—

Total A	917	659
B. Expenses for:
B.1 fair value hedge derivatives	-903	-124
B.2 financial assets hedged (fair value)	-7	-6
B.3 financial liabilities hedged (fair value)	-1	-514
B.4 cash flow hedge: derivatives	—	—
B.5 foreign exchange assets and liabilities	—	—

Total B	-911	-644

TOTAL (A - B)	6	15

SECTION 6 - PROFITS (LOSSES) ON DISPOSAL OR REPURCHASE - CAPTION 100

6.1 Profits (Losses) on disposal or repurchase: breakdown

(in millions of euro)

	First half 2006			First half 2005
	Profits	Losses	Net result	Profits	Losses	Net result
Financial assets
1. Due from banks	—	—	—	—	—	—
2. Loans to customers	3	-15	-12	—	—	—
3. Financial assets available for sale	31	-3	28	15	—	15
3.1 Debt securities	1	-3	-2	9	—	9
3.2 Equities	30	—	30	6	—	6
3.3 Quotas of UCITS	—	—	—	—	—	—
3.4 Loans	—	—	—	—	—	—
4. Investments held to maturity	—	—	—	—	—	—

Total assets	34	-18	16	15	—	15
Financial liabilities
1. Due to banks	—	—	—	—	—	—
2. Due to customers	—	—	—	—	—	—
3. Securities issued	12	-2	10	—	-1	-1

Total liabilities	12	-2	10	—	-1	-1

SECTION 7 - PROFITS (LOSSES) ON FINANCIAL ASSETS AND LIABILITIES DESIGNATED AT FAIR VALUE - CAPTION 110

Caption not applicable to Banca Intesa.

SECTION 8 - NET LOSSES / RECOVERIES ON IMPAIRMENT - CAPTION 130

8.1 Net impairment losses on loans: breakdown

(in millions of euro)

	Impairment losses			Recoveries
	Individual		Collective	Individual		Collective
	write-offs	other		of interest	other	of interest	other	First half 2006	First half 2005
A. Due from banks	—	—	-3	—	—	—	1	-2	-6
B. Loans to customers	-6	-321	-29	51	136	—	—	-169	-107

C. Total	-6	-321	-32	51	136	—	1	-171	-113

8.2 Net impairment losses on financial assets available for sale: breakdown

(in millions of euro)

	Impairment losses		Recoveries
	Individual		Individual
	write-offs	other	of interest	other	First half 2006	First half 2005
A. Debt securities	—	—	—	—	—	—
B. Equities (a)	-1	—	—	—	-1	-8
C. Quotas of UCITS	—	—	—	—	—	—
D. Loans to banks	—	—	—	—	—	—
E. Loans to customers	—	—	—	—	—	—

F. Total	-1	—	—	—	-1	-8

8.3 Net impairment losses on investments held to maturity: breakdown

It must be noted that, as at 30th June 2006, Banca Intesa did not present any Investments held to maturity.

8.4 Net impairment losses on other financial activities: breakdown

(in millions of euro)

	Impairment losses			Recoveries
	Individual		Collective	Individual		Collective
	write-offs	other		of interest	other	of interest	other	First half 2006	First half 2005
A. Guarantees given	—	-8	-1	—	19	—	—	10	14
B. Credit derivatives	—	—	—	—	—	—	—	—	-2
C. Commitments to lend funds	—	—	—	—	—	—	9	9	-6
D. Other operations	—	—	—	—	—	—	—	—	—

E. Total	—	-8	-1	—	19	—	9	19	6

SECTION 9 -ADMINISTRATIVE EXPENSES - CAPTION 150

9.1 Personnel expenses: breakdown

(in millions of euro)

	First half 2006	First half 2005
1) Personnel employed	1,063	1,028
a) wages and salaries	746	705
b) social security charges	199	198
c) termination indemnities	—	—
d) supplementary benefits	—	—
e) provisions for termination indemnities	52	49
f) provisions for post employment benefits	3	8
- defined contribution plans	—	—
- defined benefit plans	3	8
g) payments to external pension funds	34	31
- definited contribution plans	34	31
- defined benefit plans	—	—
h) costs from share based payments	-2	4
i) other benefits in favour of employees	31	33
2) Other personnel	-30	-11
3) Directors	9	1

Total	1,042	1,018

Provisions to employee termination indemnities determined on the basis of Art. 2120 of the Italian Civil Code amounted to 57 million euro.

As provided for by Bank of Italy instructions, personnel expenses includes cost of Bank employees seconded to Group companies. Related net recoveries are highlighted in the subcaption Other personnel.

9.2  Average number of employees by categories

	First half 2006	First half 2005
Personnel
a) managers	496	508
b) total officers	12,529	12,349
of which 3rd and 4th level	4,827	4,864
c) other employees	17,506	18,191

Total	30,531	31,048

9.3 Post employment defined benefit plans: total expense

(in millions of euro)

Total expense recognised in the statement of income	First half 2006	First half 2005
a. Current service cost	3	7
b. Interest cost	2	3
c. Expected return on plan assets	-2	-2
d. Actuarial gains and losses recognised	—	—
e. Past service cost	—	—
f. Loss (Income) due to curtailments and settlements	—	—

9.4 Other benefits in favour of employees

The balance of the subcaption, which as at 30th June 2006 amounted to 31 million euro, was essentially formed by contributions to Cassa Assistenza Mutua (11 million euro), by lunch contributions (13 million euro) and other minor benefits (2 million euro).

9.5 Other administrative expenses: breakdown

(in millions of euro)

	First half 2006	First half 2005
Indirect taxes and duties	122	122
Information technology, processing and data processing services	174	148
Rentals and service charges - real estate	69	73
Expenses for consultancy fees	44	47
Postal, telegraphic and delivery services	25	29
Telephonic, teletransmission and transmission expenses	27	29
Legal expenses	10	10
Expenses for maintenance of real estate assets	3	3
Expenses for maintenance of furniture and equipments	10	10
Advertising and promotional expenses	37	33
Transport services	20	20
Lighting, central heating and air conditioning	24	20
Printing, stationery and consumables	11	10
Training expenses and reimbursements to personnel	26	21
Security services	9	12
Information expenses	9	8
Insurance premiums	9	13
Cleaning services	11	11
Rentals of property and equipment	6	7
Data storage and document processing	7	8
Costs reimbursed to Group companies	1	9
Other costs	33	22

Total	687	665

SECTION 10 - NET PROVISIONS FOR RISKS AND CHARGES - CAPTION 160

10.1 Net provisions for risks and charges: breakdown

The caption Net provisions for risks and charges, which amounted to 48 million euro, recorded the provisions attributable to the year relative to legal disputes for 42 million euro and future charges on equity investments for 6 million euro. The amounts listed above included an 8 million euro increase due to time value.

SECTION 11 - NET ADJUSTMENTS TO / RECOVERIES ON PROPERTY AND EQUIPMENT - CAPTION 170

11.1 Net adjustments to property and equipment: breakdown

(in millions of euro)

	Depreciation	Impairment losses	Recoveries	Net result
A. Property and equipment
A.1 Owned	-76	—	—	-76
- used in operations	-76	—	—	-76
- investment	—	—	—	—
A.2 Acquired in finance lease	—	—	—	—
- used in operations	—	—	—	—
- investment	—	—	—	—

Total	-76	—	—	-76

As concerns the determination of impairment losses, please refer to Part A – Accounting policies.

SECTION 12 - NET ADJUSTMENTS TO / RECOVERIES ON INTANGIBLE ASSETS - CAPTION 180

12.1 Net adjustments to intangible assets: breakdown

(in millions of euro)

Attività/Componenti reddituali	Amortisation	Impairment losses	Recoveries	Net result
A. Intangible assets
A.1 Owned	-89	—	—	-89
- internally generated	-77	—	—	-77
- other	-12	—	—	-12
A.2 Acquired in finance lease	—	—	—	—

Total	-89	—	—	-89

SECTION 13 - OTHER OPERATING EXPENSES (INCOME) - CAPTION 190

13.1 Other operating expenses: breakdown

(in millions of euro)

	First half 2006	First half 2005
Items to be reconciliated	2	2
Charges for litigations and provisions for customer restorations	2	2
Burglaries and rubberies	3	5
Integration and reorganisation charges	1	10
Amortisation of leasehold improvements	10	8
Other	9	8

Total	27	35

13.2 Other operating income: breakdown

(in millions of euro)

	First half 2006	First half 2005
Income on securitisations	—	2
Recovery of insurance costs	1	1
Recovery of other expenses	2	—
Recovery of taxes and interest of previous years	—	1
Cheques prescribed	—	—
Recovery of rents paid	5	4
Recovery of services rendered to Group companies	84	45
Recovery of taxes and duties	105	107
Other	30	10

Total	227	170

SECTION 14 - PROFITS (LOSSES) ON EQUITY INVESTMENTS - CAPTION 210

14.1 Profits (Losses) on equity investments: breakdown

(in millions of euro)

	First half 2006	First half 2005
A. Profit	29	32
1. Revalutations	—	—
2. Profits on disposal	29	32
3. Write-backs	—	—
4. Other (a)	—	—
B. Losses	-28	-3
1. Write-downs	—	—
2. Impairment losses	-5	-3
3. Losses on disposal	—	—
4. Other	-23	—

Net result	1	29

SECTION 15 - VALUATION DIFFERENCES ON PROPERTY, EQUIPMENT AND INTANGIBLE ASSETS MEASURED AT FAIR VALUE - CAPTION 220

Caption not applicable to Banca Intesa.

SECTION 16 - GOODWILL IMPAIRMENT - CAPTION 230

16.1 Goodwill impairment: breakdown

Banca Intesa did not record any goodwill under assets.

SECTION 17 - PROFITS (LOSSES) ON DISPOSAL OF INVESTMENTS - CAPTION 240

17.1 Profits (Losses) on disposal of investments: breakdown

(in millions of euro)

	First half 2006	First half 2005
A. Real estate assets	42	5
- profits on disposal	42	5
- losses on disposal	—	—
B. Other assets	—	—
- profits on disposal	—	—
- losses on disposal	—	—

Net result	42	5

SECTION 18 - TAXES ON INCOME FROM CONTINUING OPERATIONS - CAPTION 260

18.1 Taxes on income from continuing operations: breakdown

(in millions of euro)

	First half 2006	First half 2005
1. Current taxes (-)	-337	-87
2. Changes in current taxes of previous years (+/-)	—	—
3. Reduction in current taxes of the year (+)	—	—
4. Changes in deferred tax assets (+/-)	-104	-434
5. Changes in deferred tax liabilities (+/-)	-6	117

6. Taxes on income for the year (-) (-1+/-2+3+/-4+/-5)	-447	-404

SECTION 19 - INCOME (LOSS) AFTER TAX FROM DISCONTINUED OPERATIONS – CAPTION 280

19.1 Income (Loss) after tax from discontinued operations: breakdown

(in millions of euro)

	First half 2006	First half 2005
1. Income	—	8
2. Charges	—	-7
3. Valuation differences on discontinued operations and related liabilities	—	—
4. Profits (Losses) on disposal	—	—
5 Taxes and duties	—	-1

Income (Losses)	—	—

SECTION 20 OTHER INFORMATION

There is no further information in addition to that already provided in the previous sections.

SECTION 21 — EARNINGS PER SHARE

Earnings per share

	First half 2006			First half 2005
	Attributable net income(*) (in millions of euro)	Weighted average number of ordinary shares	Euro	Attributable net income (*) (in millions of euro)	Weighted average number of ordinary shares	Euro
Basic EPS	1,528.3	5,988,713,686	0.255	744.5	5,926,985,070	0.126
Diluted EPS	1,528.3	5,988,713,686	0.255	744.5	5,963,728,217	0.125
Annualized Basic EPS (**)	3,056.6	5,988,713,686	0.510	1,338.8	5,955,380,517	0.225
Annualized Diluted EPS (**)	3,056.6	5,988,713,686	0.510	1,338.8	5,963,635,153	0.224

(*)         Net income calculated deducting dividend attributed to saving shares and net income attributed to Allowance for charitable contributions.

(**)  Net income is not indicative of forecasted net income for the whole of 2006, since it is obtained by annualising net income for the period.

Net income attributable to ordinary shares

(in millions of euro)

	First half 2006	First half 2005
Net income	1,641.0	842.7
minus
dividends attributed to saving shares	-107.7	-94.2
portion of net income attributed to Allowance for charitable contributions	-5.0	-4.0

Net income attributable to ordinary shares (a)	1,528.3	744.5

(a)   For EPS purposes.

Weighted average number of ordinary shares (for diluted EPS)

	30.06.2006	30.06.2005
Weighted average number of ordinary shares outstanding (for basic EPS)	5,988,713,686	5,926,985,070
plus
Weighted dilutive effect due to the potential exercise of stock options	0	36,743,147

Weighted average number of ordinary shares after dilutive effect(for diluted EPS)	5,988,713,686	5,963,728,217

Part D - Segment reporting

With reference to segment reporting, produced exclusively at consolidated level, please refer to chapter “Breakdown of results by business area” of Gruppo Intesa’s Consolidated report as at 30th June 2006 disclosed on 13th September 2006.

Part E - Information on risks and relative hedging policies

RISK MANAGEMENT AND THE CONTROLS SYSTEM

Banca Intesa attributes great importance to risk management and the controls system as conditions to:

•                     ensure reliable and sustainable value creation in a context of controlled risk;

•                     protect Banca Intesa’s financial strength and reputation;

•                     permit a transparent representation of the risk profile of its portfolios.

From this viewpoint, Banca Intesa made great efforts in the last few years to obtain the validation by Supervisory authorities of the internal models for market risks and for credit derivatives, to align operating methodologies and standard practices to the indications contained in the recent regulations which discipline the definition of capital requirements to cover credit and operational risks and, lastly, to further increase the effectiveness of instruments already inserted in the processes. The definition of operating limits related to risk indicators (such as VaR) and the reference to the measurement of the “expected loss” and “capital at risk” implicit in the various portfolios, are some of the passages which make the operating declination of the strategic and operating guidelines defined by the Board of Directors, consistent along the whole of the Bank’s decision-making chain, to the single operating units and to the single desk.

Within the controls system, the Head Office departments in charge of managing risks and of internal auditing - Risk Management, Credit and Internal Auditing - periodically meet with the other Departments, in charge of line controls as well as responsible for operating units, within certain Committees which have the role of monitoring the various risk profiles and verifying the adequacy and the correct functioning of the monitoring mechanisms based on rigorous separation criteria. The most significant committees are: the Internal Control Committee, the Group’s Financial Risks Committee, the Liquidity Committee. Other risk checks are placed directly in contact with the Bank’s day to day operations: Credit Committee, Risk Meeting, New Product Committee.

Risk management activities are aimed at guaranteeing constant monitoring of the main risks, regulatory compliance and effective support to the decision-making process. This entails:

•                     the rigorous and timely measurement of market risks (trading and banking book), structural interest rate and liquidity risks, credit risks (trading and banking book), Country risk and operational risk. Adopted methodologies provide an integrated representation of the various risk profiles; analyses are conducted mainly on positions in the books with reference to historical and normal market conditions and are supplemented by portfolio analyses and stress test estimates, what-if and scenario simulations;

•                     the definition of valuation parameters and rules for contracts subject to marking-to-market and fair value, as well as structuring and direct valuation when this may not be obtained from standard tools available for the business units;

•                     the interaction with Supervisory authorities for the validation and maintenance of internal models as well as, in this phase, the adequacy verifications with respect to the New Capital Accord (Basel II);

•                     the information support to planning activities and top management so that operations may be conducted in a context of controlled risk and it is possible to assess value-generation via the measurement of “expected loss” and “capital at risk”;

•                     the close collaboration with the operating units to extend risk management methodologies to services offered to customers;

•                     the support to communication to pursue the objectives of transparency with customers and the market.

Internal controls system and auditing

With reference to internal auditing, the Internal Auditing Department is attributed the responsibility of surveillance on the regular proceeding of the operations, processes and risks, assessing the overall functionality of the internal controls system that guarantees i) the effectiveness and efficiency of Company processes, ii) the safeguard of asset value and protection from losses, iii) reliability and integrity of accounting and management information, as well as iv) transaction compliance with the policies defined by the Company’s governance bodies and with internal and external regulations.

The Internal Auditing Department has a structure and a control model which is organised consistently with the divisional model of Banca Intesa. Furthermore, a compliance function is operational within the Internal Auditing Department and is responsible for guaranteeing over time the presence of rules, procedures and standard practices which effectively prevent violations or infringements of regulations in force as concerns financial intermediation and anti-money laundering. This structure complies with provisions set out by the Basel Committee and also has the responsibility of “Internal Control Function” pursuant to the regulations regarding investment services.

Auditing activities were performed directly for Banca Intesa and was carried out via:

•                     the control on operational processes of network and central structures, with verifications, also through on-site interventions, on the functionality of line controls in place, on the respect of internal and external regulations, on the reliability of operational structures and delegation mechanisms, on correctness of available information in the various activities and on their adequate use;

•                     the surveillance, via distance monitoring integrated by on-site visits, over the credit granting and management process, verifying its adequacy with respect to the risks control system and the functioning of measurement mechanisms in place;

•                     the valuation of adequacy and effectiveness of information technology system development and management processes, to ensure their reliability, security and functionality;

•                     the surveillance, also via on-site visits, over the processes related to financial operations and over the adequacy of related risks control systems;

•                     the verification of compliance with the behavioural rules and of the correctness of procedures adopted on investment services as well as compliance with regulations in force as concerns the separation of the assets of customers;

•                     the verification of the operations performed by branches abroad, with interventions by internal auditors both local and from the Head Office.

In performing its duties, the Internal Auditing Department uses preliminary methods of analysis of risks, defining the plan of the subsequent verifications based on the priorities which emerge from the preliminary valuations; this criterion used for planning interventions, based on risks, has been integrated with the objective of in any case guaranteeing that operating units, in particular of the Network, are provided with adequate temporal and physical coverage.

Any weak points have been systematically notified to the Departments involved for prompt improvement actions which are monitored by follow-up activities.

The valuations of the internal controls system deriving from the checks have been periodically transmitted to the Board of Directors, the Board of Statutory Auditors and the Internal Control Committee which request detailed updates also on the state of solutions under way to mitigate weak points; furthermore, the most significant events have been promptly signalled to the Board of Statutory Auditors.

An analogous approach is used as concerns the responsibilities of administrative bodies ex Legislative Decree 231/01 for the Internal Control Committee, as Supervisory Authority.

The activity carried out did not lead to highlight in the internal controls system any deficiencies, such to consider it inadequate to prevent or identify with sufficient timeliness errors or irregularities which may lead to losses of significant amount.

CREDIT RISK

QUALITATIVE INFORMATION

Credit granting process

Credit strategies and policies address:

•                     efficient selection of the single borrowers via an attentive creditworthiness analysis aimed at containing default risk, notwithstanding the objective of privileging commercial lending or loans to support new production capacity with respect to merely financial interventions;

•                     portfolio diversification, limiting the concentration of exposures on single counterparties/groups, single sectors or geographic areas;

•                     control of relationship characteristics, carried out with an information technology procedure, through a synthetic risk indicator, and systematic surveillance activity over the relationships which present irregularities, both aimed at rapidly identifying any signs of deterioration in risk exposures and inserting any deteriorated exposures in a specific credit management process.

The constant monitoring of loan portfolio quality is pursued by the adoption of specific operating checks for all the phases of loan management (analysis, granting, monitoring, management of non-performing loans).

The management of credit risk profiles of the loan portfolio is assured, starting from the analysis and granting phases, by:

•                     checks on the existence of the necessary conditions for creditworthiness, with particular focus on the client’s current and prospective capacity to produce satisfactory income and congruous cash flows;

•                     the assessment of the nature and size of proposed loans, considering the actual requirements of the party requesting the loan, the course of the relationship already in progress and the presence of any relationship between the client and other borrowers;

•                     the search of a structure of loans so to favour the flow of operations to be carried out on the specific fiduciary relationship and, possibly, via cross selling of banking products and services.

The credit granting process, which sets out various autonomy levels both at the Network’s local structures and at the Head Office Departments, requires the attribution of an internal rating to each counterparty when assessing loan applications and monitoring existing loans and the periodic updating of such internal ratings at least yearly. The internal rating affects determination of the decision-making entity, with the exception of collective bodies, since positions which present a PD (Probability of Default) exceeding a predetermined threshold, must be approved by the immediately-higher competent body with respect to that determined with ordinary criteria.

Credit risk methodologies, instruments and analysis

Surveillance and monitoring activities are currently based on an internal controls system aimed at the optimal management of credit risk.

In particular, such activities are performed using measurement methods and performance controls that permit the construction of a synthetic risk indicator, available on a monthly basis. It interacts with processes and procedures for loan management (periodic reviews, loan applications, non-performing loans) and for credit risk control and permits to formulate timely assessments when any anomalies arise or persist.

Extraordinary maintenance interventions on the risk indicator were carried out in 2005 reducing its volatility and increasing its predictive power, with an overall improvement in its performance.

For large foreign customers the indicator is built using various sources such as: i) external ratings, ii) spreads on bonds, iii) spreads on Credit Default Swaps, and iv) expected default frequency (EDF).

The positions to which the synthetic risk index attributes a high risk valuation, which is confirmed over time, are intercepted by the Non-performing Loan Process. This process, supported by a dedicated information technology procedure, enables to constantly monitor, largely with automatic interventions, all the phases for the management of anomalous positions.

The positions which present an anomalous trend, are classified in different categories based on the risk level. Exposures with entities in default or in basically similar situations are classified in doubtful loans; exposures with entities in temporary difficulties, which it is deemed may be solved in a congruous period of time are classified in substandard loans; positions for which a bank (or a group of banks), due to the deterioration of the economic and financial conditions of the borrower, permits a modification in the original contractual terms are classified in restructured loans. Lastly, starting from 2005, following the modification of supervisory provisions and the introduction of international accounting principles, non-performing loans also include positions past due by over 180 days. This modification led to both the introduction of a new accounting category in which the positions with such characteristics are classified, and the inclusion of the continuing past-due condition as one of the elements to consider for the automatic identification in the Non-performing Loan Process, for the purpose of favouring the solution of the anomaly before the number of past due days set forth for the new classification are reached.

Furthermore, all fiduciary positions are subject to a specific periodic review carried out for each counterparty/economic group by the competent central or peripheral structures based on the credit line limits; moreover, an automatic ad hoc audit procedure is in place for fiduciary relationships of small amounts and with low risk indexes.

The Information Portal of the Credit Department offers both the Retail Division’s operating units and the structures of the Corporate Division access via the Bank’s Intranet to a wide range of standard reports dedicated to the loan portfolio of competence, updated monthly and to a series of “Alerts” which enable to identify the potentially-critical situations among  those analysed.

Within the credit monitoring and analysis process also the indicators set forth by the New Basel Accord on capital requirements (Basel II) are becoming increasingly important.

Banca Intesa is implementing the Internal rating based - Advanced method (IRB Advanced). According to this methodology, in addition to PD, the bank must also determine internally these other elements for the estimation of “expected and unexpected loss” in case of default: exposure at default (EAD), loss given default (LGD) and maturity (M) of the operation.

As regards the methodologies adopted as part of the project for compliance to the new supervisory requirements, the rating models have been chosen based on their capacity to represent to the best the customer risk profile, diversifying the methodologies (scoring, qualitative and mixed statistical models) aimed at optimising the use of the available information set and identifying the specific characteristics of each customer segment. In particular, valuation models have been diversified based on type of counterparty, economic sector and turnover. In 2005 the models in use have been reestimated, as part of the validation process with the Bank of Italy, and the valuation method applied to Italian companies has been standardised in a single scale encompassing 13 classes thus permitting to widen the scale which aggregates counterparties in groups which are consistent in terms of probability of default (PD) to an analogous number of risk categories.

The classes are defined on the basis of predetermined PD ranges, with the objective of guaranteeing the maximum granularity of the scale and at the same time of obtaining a good correspondence with the default frequencies observed in the portfolios.

Customers are divided as follows:

•                     households, which includes counterparties recorded as “individuals” who do not own individual enterprises. The segment is characterised by a very high number of counterparties, which normally have been granted overdrafts for limited amounts and for which the model used to determine the rating sets out a calculation method differentiated based on the type of product requested;

•                     SMEs with a turnover under or equal to 2.5 million euro, which includes resident counterparties of any juridical nature which operate in the field of production and/or distribution of goods or services. Also this segment is characterised by a high number of granted overdrafts of limited amount. The rating model is differentiated on the basis of the juridical nature of the counterparty (individual enterprises, partnerships, companies);

•                     SMEs with a turnover between 2.5 million euro and 6 million euro. The rating model uses qualitative information, in addition to quantitative figures;

•                     SMEs, corporates and large corporates with a turnover respectively between 6 and 50 million euro, 50 and 125 million euro and over 125 million euro, characterised by companies which operate in the field of production and/or distribution of goods or services. Such segments are characterised by a more limited number of counterparties and the rating model applied to these counterparties also considers qualitative information;

•                     foreign, which includes non-resident companies which operate in the field of production and/or distribution of goods or services independently from their turnover;

•                     banks, which includes all Italian and foreign credit institutions;

•                     joint accounts between individuals and companies and joint accounts between enterprises;

•                     Sovereigns.

The rating models for other financial institutions, non-profit institutions and public entities are currently under definition and estimates for insurance companies have commenced implementation.

Assigned ratings are subject to an update at least yearly and whenever new qualitative elements may lead to a modification of assigned rating class.

The objective is determining, at the end of the models implementation process, a complete rating system, which permits consistency in the measurement of the risk level both for single counterparties and for the entire portfolio, integrated and capable of supporting internal credit processes (granting, management and monitoring), credit pricing and capital management.

From this viewpoint, a review of credit processes also commenced, aimed at:

•                     as regards granting, determining credit-granting autonomies on the basis not only of the size of the loan, but also of the probability of default;

•                     as regards management, to a redefinition of the phases and the timing for the identification and the classification of non-performing loans, differentiating no longer only on the basis of the risk index and of the amount, but also in function of the probability of default.

As already highlighted in accounting criteria, the approach set forth by the New Capital Accord for the purposes of bank supervision was used, for the aspects compatible with IAS/IFRS, also for the determination of provisioning on performing loans recorded in the financial statements. In such context, the estimates of the risk components PD and LGD are used as inputs in the collective measurement process as segmentation factors of loans and for the determination of percentage adjusments to be applied to the performing loan portfolio. The fact that figures come from the same source guarantees the methodological convergence between the two calculations and, at the same time, a greater consistency in the estimate of provisions for accounting purposes and the quantification of prudential capital requirements when the new supervisory regulations come into effect.

In parallel with the implementation processes of the new parameters (PD, LGD, EAD), as required by Pillar 2 of the New Capital Accord, the Risk Management Department continued to develop a capital at risk measurement system based on CreditVaR, consistent with the solutions already adopted for market risks. This system enables to produce regulatory estimates alongside operating measures which are better suited to represent the risk profiles of portfolios. The implemented instruments are capable of seizing the correlation/diversification effects present in the various portfolios. Therefore, such instruments support a proactive management of credit risk, allocation and commercial policies, also in adverse market conditions, through opportune stress test analysis. For this purpose, ad hoc analyses were conducted with Supervisory authorities and the International Monetary Fund, which confirm the capacity to face crisis scenarios on the international or domestic markets. In general, in addition to the analysis of risk within portfolios, an estimate of the impact of adverse conditions on risk profile is produced on a quarterly basis. Stress analyses simulating stock market crashes or increases in the probability of default of certain counterparties are used.

On a quarterly basis a report is presented to the Group’s Financial Risk Committee containing the credit risk levels recorded in the banking book, with details relative to the commercial segments in terms of i) average PD and LGD, II) total EAD, iii) capital absorbed on the basis of the New Basel Accord provisions, iv) capital at risk measured using the portfolio model, and v) provisions approximated with internal expected loss estimates.

Lastly, the credit risk on the international large customers portfolio is monitored weekly also through the production of a synthetic valuation index used to activate the non-performing loan process for higher risk customers.

QUANTITATIVE INFORMATION

CREDIT QUALITY

Performing and non-performing exposures: amounts, adjustments, changes, economic and geographic breakdown

In the tables in this section the information related to Country risk is not presented separately in compliance with the methodological decision made by Banca Intesa for collective measurement of performing loans based on parameters that include ”Country risk”.

For this purpose it must be noted that non-guaranteed exposures to Countries at risk, net of the collective measurement portion, totalled 223 million euro equal to approximately 0.1% of total performing financial assets. Countries which presented the most significant exposures were British Virgin Islands for 72 million euro, Argentina for 55 million euro, Iran for 47 million euro and Serbia and Montenegro for 35 million euro.

Breakdown of financial assets by portfolio classification and credit quality (book value)

(in millions of euro)

	Doubtful loans	Substandard loans	Restructured exposures	Past due exposures	Country risk	Other Assets	Total
1. Financial assets held for trading	—	7	—	—	—	37,052	37,059
2. Financial assets available for sale	—	1	—	—	—	2,909	2,910
3. Investments held to maturity	—	—	—	—	—	—	—
4. Due from banks	—	—	—	—	—	42,093	42,093
5. Loans to customers	733	2,188	9	119	—	104,042	107,091
6. Financial assets designated at fair value through profit and loss	—	—	—	—	—	—	—

7. Financial assets under disposal	—	—	—	—	—	—	—
8. Hedging derivatives	—	—	—	—	—	736	736

Total 30.06.2006	733	2,196	9	119	—	186,832	189,889

Total 31.12.2005	573	2,107	—	466	—	185,856	189,002

Breakdown of financial assets by portfolio classification and credit quality (gross and net values)

(in millions of euro)

	Non-performing assets				Other assets			Total
	Gross	Individual	Collective	Net	Gross	Collective	Net	(net
	exposure	adjustments	adjustments	exposure	exposure	adjustments	exposure	exposure)
1. Financial assets held for trading	14	-7	—	7	X	X	37,052	37,059
2. Financial assets available for sale	1	—	—	1	2,909	—	2,909	2,910
3. Investments held to maturity	—	—	—	—	—	—	—	—
4. Due from banks	7	-7	—	—	42,117	-24	42,093	42,093
5. Loans to customers	5,371	-2,322	—	3,049	104,534	-492	104,042	107,091
6. Financial assets designated at fair value through profit and loss	—	—	—	—	X	X	—	—
7. Financial assets under disposal	—	—	—	—	—	—	—	—
8. Hedging derivatives	—	—	—	—	X	X	736	736

Total 30.06.2006	5,393	-2,336	—	3,057	149,560	-516	186,832	189,889

Total 31.12.2005	5,183	-2,037	—	3,146	146,428	-499	185,856	189,002

On- and off-balance sheet exposures to banks: gross and net values

(in millions of euro)

	Gross	Individual	Collective	Net
	exposure	adjustments	adjustments	exposure
A. ON-BALANCE SHEET EXPOSURES
a) Doubtful loans	7	-7	—	—
b) Substandard loans	—	—	—	—
c) Restructured exposures	—	—	—	—
d) Past due exposures	—	—	—	—
e) Country risk	—	X	—	—
f) Other assets	48,387	X	-24	48,363

Total A	48,394	-7	-24	48,363
B. OFF-BALANCE SHEET EXPOSURES
a) Non-performing	—	—	—	—
b) Other	46,395	X	-25	46,370

Total B	46,395	—	-25	46,370

On-balance sheet exposures includes all on-balance sheet financial assets, irrespective of their portfolio of allocation in the financial statements: trading, available for sale, held to maturity, loans, assets designated at fair value through profit and loss, discontinued operations.

On-balance sheet exposures to banks: changes in gross non-performing exposures and gross exposures subject to “Country risk”

(in millions of euro)

		Doubtful	Substandard	Restructured	Past due	Country
		loans	loans	exposures	exposures	risk
A. Initial gross exposure		6	—	—	—	—
- of which exposures sold not derecognised		—	—	—	—	—
B. Increases		1	—	—	—	—
B.1	inflows from performing exposures	—	—	—	—	—
B.2	transfers from other non-performing exposure categories	—	—	—	—	—
B.3	other increases	1	—	—	—	—
C. Decreases		—	—	—	—	—
C.1	outflows to performing exposures	—	—	—	—	—
C.2	write-offs	—	—	—	—	—
C.3	repayments	—	—	—	—	—
C.4	credit disposals	—	—	—	—	—
C.5	transfers to other non-performing exposure categories	—	—	—	—	—
C.6	other decreases	—	—	—	—	—
D. Final gross exposure		7	—	—	—	—
- of which exposures sold not derecognised		—	—	—	—	—

On-balance sheet exposures to banks: changes in total adjustments

(in millions of euro)

		Doubtful	Substandard	Restructured	Past due	Country
		loans	loans	exposures	exposures	risk
A. Initial total adjustments		6	—	—	—	—
- of which exposures sold not derecognised		—	—	—	—	—
B. Increases		1	—	—	—	—
B.1	impairment losses	—	—	—	—	—
B.2	transfers from other non-performing exposure categories	—	—	—	—	—
B.3	other increases	1	—	—	—	—
C. Decreases		—	—	—	—	—
C.1	recoveries on impairment losses	—	—	—	—	—
C.2	recoveries on repayments	—	—	—	—	—
C.3	write-offs	—	—	—	—	—
C.4	transfers to other non-performing exposure categories	—	—	—	—	—
C.5	other decreases	—	—	—	—	—
D. Final total adjustments		7	—	—	—	—
- of which exposures sold not derecognised		—	—	—	—	—

On- and off-balance sheet exposures to customers: gross and net values

(in millions of euro)

	Gross	Individual	Collective	Net
	exposure	adjustments	adjustments	exposure
A. ON-BALANCE SHEET EXPOSURES
a) Doubtful loans	2,300	-1,567	—	733
b) Substandard loans	2,934	-745	—	2,189
c) Restructured exposures	12	-3	—	9
d) Past due exposures	126	-7	—	119
e) Country risk	—	X	—	—
f) Other assets	129,329	X	-492	128,837

Total A	134,701	-2,322	-492	131,887
B. OFF-BALANCE SHEET EXPOSURES
a) Non-performing	255	-118	—	137
b) Other	49,731	X	-100	49,631

Total B	49,986	-118	-100	49,768

On-balance sheet exposures includes all on-balance sheet financial assets, irrespective of their portfolio of allocation in the financial statements: trading, available for sale, held to maturity, loans, assets designated at fair value through profit and loss, discontinued operations.

On-balance sheet exposures to customers: changes in gross non-performing exposures and gross exposures subject to “Country risk”

(in millions of euro)

		Doubtful	Substandard	Restructured	Past due	Country
		loans	loans	exposures	exposures	risk
A. Initial gross exposure		1,770	2,897	—	493	—
- of which exposures sold not derecognised		—	—	—	—	—
B. Increases		700	1,453	12	404	—
B.1	inflows from performing loans	54	614	9	382	—
B.2	transfers from other non-performing exposure categories	462	641	—	—	—
B.3	other increases	184	198	3	22	—
C. Decreases		-170	-1,416	—	-771	—
C.1	outflows to performing loans	-1	-324	—	-89	—
C.2	write-offs	-58	-31	—	—	—
C.3	repayments	-107	-594	—	-37	—
C.4	credit disposals	—	-4	—	—	—
C.5	transfers to other non-performing exposure categories	-3	-455	—	-645	—
C.6	other decreases	-1	-8	—	—	—
D. Final gross exposure		2,300	2,934	12	126	—
- of which exposures sold not derecognised		—	—	—	—	—

On-balance sheet exposures to customers: changes in total adjustments

(in millions of euro)

		Doubtful	Substandard	Restructured	Past due	Country
		loans	loans	exposures	exposures	risk
A. Initial total adjustments		1,197	801	—	28	—
- of which exposures sold not derecognised		—	—	—	—	—
B. Increases		469	262	3	9	—
B.1	impairment losses	140	189	3	9	—
B.2	transfers from other non-performing exposure categories	159	—	—	—	—
B.3	other increases	170	73	—	—	—
C. Decreases		-99	-318	—	-30	—
C.1	recoveries on impairment losses	-20	-83	—	-3	—
C.2	recoveries on repayments	-18	-64	—	—	—
C.3.	write-offs	-58	-31	—	—	—
C.4	transfers to other non-performing exposure categories	—	-135	—	-24	—
C.5.	other decreases	-3	-5	—	-3	—
D. Final total adjustments		1,567	745	3	7	—
- of which exposures sold not derecognised		—	—	—	—	—

Classification of exposures based on external and internal ratings

As concerns Banca Intesa’s loan portfolio, the investment grade portion of exposures exceeded 60%, if valued on a scale corresponding to Agency classes and if defined using as threshold the default rate supplied by Rating agencies, necessary to identify the cut-off between the investment area and the speculative grade area (that is lower than BBB-).

In terms of trends in the last two years - that is from when the Bank started to estimate internal ratings to be used for company processes - ratings remained relatively stable over time.

Breakdown of guaranteed exposures by type of guarantee

Guaranteed loans to customers

(in millions of euro)

	Exposure	Value	Value
	totally/partly	of real	of personal
	guaranteed	guarantees	guarantees

Loans to customers	61,271	49,489	13,982

Total	61,271	49,489	13,982

Breakdown and concentration of loans

Breakdown of loans to customers

(in millions of euro)

Counterparties	30.06.2006	31.12.2005

Governments	202	1,072
Other public entities	479	4,188
Financial institutions	20,547	21,452
Non-financial companies and family-run businesses	56,589	55,615
- wholesale and retail trade, recovery and repairs	7,937	7,524
- construction and public works	6,608	6,419
- metal products, excluding cars and means of transport	1,754	1,770
- food products, beverages and tobacco-based products	1,457	1,556
- textiles, leather and footwear, clothing	2,022	1,945
- agricultural and forestry products and fishing	1,876	1,778
- agricultural and industrial machinery	1,706	1,593
- hotel and catering	1,305	1,274
- energy products	1,408	1,813
- other industrial products	1,343	1,282
- minerals and non-metal mineral based products	1,038	973
- paper, paper products, printed products and publishing	713	851
- chemical products	1,117	1,105
- electric materials and supplies	1,135	1,137
- rubber and plastic products	905	901
- other services for sale	14,922	15,363
- other non-financial companies	9,343	8,331
Consumer families and other	29,274	28,240

Total	107,091	110,567

Breakdown of non-performing loans to customers

(in millions of euro)

Non-performing loan counterparties	30.06.2006	31.12.2005
Financial institutions	47	75
Non-financial companies and family-run businesses	2,152	2,180
- construction and public works	416	421
- wholesale and retail trade, recovery and repairs	299	287
- hotels and catering	108	126
- textiles, leather and footwear, clothing	82	78
- agricultural and forestry products and fishing	103	103
- food products, beverages and tobacco-based products	77	84
- metal products, excluding cars and means of transport	46	51
- other industrial products	65	63
- agricultural and industrial machinery	54	50
- electric materials and supplies	50	53
- minerals and non-metal mineral based products	22	24
- paper, paper products, printed products and publishing	22	20
- means of transport	43	43
- chemical products	19	23
- internal transport services	23	—
- other services for sale	610	641
- other non-financial companies	113	113
Other	850	875

Total	3,049	3,130

Breakdown of financial assets and liabilities by geographic area

(in millions of euro)

	Italy	Other EU Countries	Other Countries	Total
ASSETS
- Financial assets held for trading	10,112	15,696	11,251	37,059
- Financial assets available for sale	2,588	97	225	2,910
- Investments held to maturity	—	—	—	—
- Hedging derivatives	85	487	164	736
- Loans to customers	99,694	3,915	3,482	107,091
- Due from banks	30,542	9,394	2,157	42,093

Total Assets	143,021	29,589	17,279	189,889
LIABILITIES
- Due to banks	10,383	13,568	10,478	34,429
- Due to customers	69,586	4,324	6,295	80,205
- Securities issued	52,891	4,654	2,055	59,600
- Financial liabilities held for trading	4,614	4,288	1,657	10,559
- Hedging derivatives	257	1,354	108	1,719

Total Liabilities	137,731	28,188	20,593	186,512
Guarantees and commitments	26,782	47,504	18,891	93,177

Large credit risks

Large credit risks	30.06.2006	31.12.2005
a) Amount (in millions of euro)	4,194	4,650
b) Number	2	2

SECURITISATIONS AND ASSET SALES

Securitisations

Qualitative information

Proprietary trading was carried out through purchase and sale of securities, on primary and secondary markets, characterised by an extremely high creditworthiness and liquidity profile, following the principle of diversification by geographic area and type of collateral.

Trading on securities deriving from securitisations is based not only on the analysis of market trends, but also on the qualitative and quantitative analysis of collaterals, on the valuation of credit enhancement and on the allocation rules regarding principal and interest payment flows.

Risk and performance monitoring on each security present in the portfolio is carried out at two levels. At the first level, at least weekly, market prices are analysed. At the second level, monthly, the analysis of statistics referred to collateral performance are conducted.

Quantitative information

Breakdown of exposures deriving from securitisations by quality of underlying asset

(in millions of euro)

	On-balance sheet exposures			Off-balance sheet exposures
	Senior	Mezzanine	Junior	Senior	Mezzanine	Junior
A. Originated underlying assets	—	156	111	50	—	—
a) Non-performing	—	82	36	37	—	—
b) Other	—	74	75	13	—	—
B. Third party underlying assets	5,822	705	—	—	1,730	—
a) Non-performing	2	5	—	—	—	—
b) Other	5,820	700	—	—	1,730	—

Total	5,822	861	111	50	1,730	—

Breakdown of exposures to securitisations by financial assets portfolio and by type

(in millions of euro)

	On-balance sheet exposures			Off-balance sheet exposures
	Senior	Mezzanine	Junior	Senior	Mezzanine	Junior
Financial assets held for trading	5,683	665	—	—	—	—
Financial assets measured at fair value	—	—	—	—	—	—
Financial assets available for sale	139	122	45	—	—	—
Investments held to maturity	—	—	—	—	—	—
Loans (*)	—	—	66	50	1,730	—

Total	5,822	787	111	50	1,730	—

Total 31.12.2005	6,638	580	126	50	1,289	—

(*)            Excluding exposures deriving from own securitisations in which assets sold have not been fully derecognised from assets for a total of 74 million euro..

(**) This caption includes off-balance sheet exposures referred to “Guarantees given” and “Credit lines”.

Equity stakes in special purpose vehicles

Name	Registered office	% Stake
Intesa Lease Sec	Milano	60.00%
Intesa Sec	Milano	60.00%
Intesa Sec 2	Milano	60.00%
Intesa Sec Npl	Milano	60.00%
Intesa Sec Npl 2	Milano	60.00%
Augusto	Milano	5.00%
Colombo	Milano	5.00%
Diocleziano	Milano	5.00%

Servicer activities — repayments on securitised loans and reimbursements of securities issued by special purpose vehicles

		Securitised assets
			Period-	Collections of	Percentage of reimbursed securities
	Special purpose		end	loans	(period-end figure)
Servicer	vehicles	Type	figure	in the year	Senior	Mezzanine	Junior
				(in millions of euro)
Intesa	Intesa Sec	Performing mortgages	84	25	100.0	59.9	—
Intesa	Intesa Sec 2	Performing residential mortgages	1,044	150	50.7	—	—

Total			1,128	175

Sales

Financial assets sold not derecognised

The sole financial assets sold not derecognised referred to securities relative to repurchase agreements, as shown in table 2.1 Financial assets held for trading.

Financial liabilities associated to financial assets sold not derecognised

The sole financial liabilities associated to financial assets sold not derecognised referred to repurchase agreements, as shown in tables 1.1 Due to banks and 2.1 Due to customers.

MARKET RISKS

QUALITATIVE INFORMATION ON THE TRADING AND BANKING BOOK

The activities for the quantification of trading risks are based on daily and period estimates of sensitivity of the trading portfolios to adverse market movements relatively to the following risk factors:

-                    interest rates;

-                    equity and market indexes;

-                    investment funds;

-                    foreign exchange rates;

-                    implied volatilities;

-                    spreads in Credit Default Swaps.

Internal model validation

For certain of the abovementioned risk factors, the Supervisory authority validated the internal models for the regulatory measurement of capital absorption of Banca Intesa (2001). In 2004 the model related to credit derivatives (credit default swaps) was also validated. For the purpose of backtesting the model Value at Risk (VaR) is periodically compared with the daily profit and loss results actually realised by the trading desks, net of the opportune adjustments relative to commissions, funding cost, intraday trading, collected coupons, changes in issuer spread, foreign exchange effects.

Capital at risk

The analysis of market risk profiles relative to the trading book and the banking book avails itself of various quantitative indicators and VaR is the most important. Since VaR is a synthetic indicator which does not fully identify all types of potential loss, risk management has been enriched with other measures, in particular simulation measures of capital at risk for the quantification of risks from illiquid parameters, stress tests, sensitivity and risk level measurements for a more complete and detailed management of exposures.

The paragraphs below provide the estimates and evolution of capital at risk, defined as the sum of VaR and of simulation on illiquid parameters, for the trading book of Banca Intesa (also comprehensive of items available for sale which are not attributable to equity stakes). For the purposes of the quantification of Banca Intesa’s capital at risk to date the spread VaR estimates relative to bond issuer risk are still not available; also estimated VaR relative to the collateralised debt obligations (cdo) portfolio currently undergoing integration are excluded.

Value at Risk

VaR represents the main element in the estimate of capital at risk for its characteristics of:

-                    consistency and transparency (functional relation between risk and volatility of profits/losses) of risk indicators among the various business lines;

-                    possibility of separating risk in its elementary components (risk un-bundling);

-                    consistency with external performance measurement systems;

-                    consistency with the entire structure of limits (portfolio, desk, strategy and product);

-                    completeness in the capacity of seizing options and non-linear risks.

VaR estimates are calculated daily based on simulations of historical time-series, a 99% confidence level and one-working day holding period.

Historical VaR simulation consists in a full-revaluation methodology of all the trading contracts based on the historical returns of the risk variables actually realised in the past. The full-revaluation methodology enables to include in VaR estimates both the linear and non-linear (option) components of evolution of profits/losses in financial contracts. The scenarios applied in the simulation are generated on annual time-series of daily returns; for the purpose of ensuring a greater fit between the dynamics of VaR and the most recent variability of risk factors, historical scenarios are weighted with an exponential formula adopting a decay factor.

Illiquid risk simulations

The nature of certain trading products, such as alternative investments and pay-off of certain derivative products and certain indexations which require the application of illiquid and difficult to obtain risk factors (typically hedge funds and inflation estimates), makes them unsuitable for the application of VaR methodologies as for certain captions in the trading book. For the purpose of completing capital at risk estimates the following alternative measurements are identified:

•                  “non correlated simulation” is a calculation methodology which is applied to the exposures of Banca Intesa’s alternative investment portfolio. It is based on the statistical estimate of the volatility of risk factors without including diversification effects, for a more prudent vision of capital at risk. The results of risk simulations are used solely for management purposes as concerns alternative investments – which absorb shareholders’ equity for supervisory purposes through the application of the standard method;

•                  “correlated simulation” is a calculation methodology which is applied to exposures in inflation-linked bonds and derivatives; it includes diversification effects between exposures to various risk factors.

Stress tests

Stress tests measure the value changes of instruments or portfolios due to changes in risk factors of unexpected intensity and correlation, or extreme events, as well as changes representative of expectations on the future evolution of market variables. Stress tests are applied weekly to market risk exposures, typically adopting scenarios based on historical trends recorded by risk factors, for the purpose of identifying past worst case scenarios, or defining variation grids of risk factors to highlight the direction and non- linearity of trading strategies.

Sensitivity and greeks

Sensitivity measures make risk profiling more accurate, especially in presence of option components. These measure the risk attributable to a change in the value of a financial position to predefined changes in valuation parameters such as, among others, a one basis point increase in interest rates.

Level measures

Level measures are risk indicators which are based on the assumption of a direct relationship between the size of a financial position and the risk profile. These are used to monitor issuer/sector/Country risk exposures for concentration analysis, through the identification of notional value, market value or conversion of the position in one or more benchmark instruments (so-called equivalent position).

Trading activity

Market risks deriving from the trading activity of the Finance and Treasury Department are managed by the trading desks of Milano, London, New York and Hong Kong.

Interest rate risk from treasury activities derive from market making activities on money market products and related derivatives, also ensuring the Group’s integrated liquidity management in local and foreign currency and taking part in auctions of Government bonds (Italian and European). The activities are divided by product (bonds, repo and money market) and market (Euro Zone, non-Euro, emerging markets), managing the open interest rate risk position via derivatives listed on regulated markets and interest rate swaps.

Interest rate risks from strategic finance activity are used for the definition of funding requirements in euro and foreign currency, as well as for the structuring of issues on the international and domestic markets managing the related hedges essentially with derivatives listed on regulated markets, cash securities and swaps. Purchases and sales of own securities on the secondary market are also managed within this activity.

Equity risks from proprietary trading are managed with both directional and relative value strategies mainly on shares, indexes and derivatives of Italian and European markets, as well as with volatility trading activities (options and variance swaps) and transactions on dividends.

Interest rate and credit risks from proprietary trading are managed with trading strategies in bonds (corporate, financial and Government issuers), derivatives listed on regulated markets, interest rate swaps and hedging credit derivatives.

Foreign exchange risks essentially stemmed from positions in securities and swaps denominated in local currency.

Price risks on alternative investments are managed as part of the investment in hedge funds.

Credit risks from trading in credit derivatives, with protection purchases and sales, are managed via index and single name credit default swaps (cds), synthetic collateralised debt obligations (cdo).

Banca Intesa’s market risk profile includes other residual and/or strategic portfolios, whose nature depends on i) the need to allocate the captions from restructuring processes, to ensure greater separation and transparency in the allocation of certain income components, and ii) strategic business opportunities.

Banking book: general aspects

The interest rate risk of the banking book is monitored through two complementary approaches: the sensitivity of present value to parallel shifts in the term structure of interest rates and the sensitivity of interest margin to parallel shifts in the term structure of interest rates. In both cases monthly measures are used which photograph all asset and liability captions with assumptions of no changes in volumes in the monitored instruments; among the assumptions used, in the estimate of sensitivity it is presumed that core deposits have a duration of zero. In addition to parallel shifts in yield curves, alternative scenarios are also considered such as inversion, flattening and changes in the inclination of the yield curve.

As concerns internal processes for interest rate risk management and control, the Finance and Treasury Department is responsible for the management of structural interest rate risk generated by the business units which is allocated to it via an internal transfer rates mechanism; the Risk Management Department carries out monitoring of management activities, submitting quantitative evidences to the attention to the Group’s Financial Risks Committee.

Risk hedging activity

Activities which are hedged from interest rate risk refer mainly to the components of investments and funding with original medium- and long-term maturity. Hedging activities are recorded using hedge accounting in two ways.

The first way refers to the coverage of fixed rate or structured bond issues via fair value hedges of bonds. The Risk Management Department measures effectiveness of structural interest rate risk hedges generated by bond issues for the purpose of hedge accounting in the respect of international accounting principles. Complementary to the verification of hedge effectiveness is the verification of the conditions which make hedge accounting applicable, with particular reference to the indication of hedged risks and the identification and documentation of hedging relationship (hedging card), specifying the means of verification of hedge effectiveness. Fair value hedging includes the hedges, via short term derivatives, of homogeneous portfolios generated by the periodic refixing of floating rate loans.

Effectiveness is assessed through prospective tests at the activation of the hedge, followed by quarterly prospective and retrospective tests over the entire period of the hedge. The prospective test occurs by comparing sensitivity to interest rate changes, expressed as changes in the fair value due to a parallel shift in the term structure of interest rates equal to 1 basis point. During the existence of the hedging relationship the prospective test represents a useful warning of potential future ineffectiveness therefore suggesting the opportune changes in the hedging relationship. Retrospective tests compare the changes in fair value between hedged item and hedging instrument cumulated from the beginning of the period and recalculated at every date set out for effectiveness tests. Changes in fair value are calculated net of repurchases of issued bonds, necessary to ensure liquidity in the secondary market of such securities. Effectiveness tests are ratios of monetary values, therefore small changes in the numerator or the denominator may generate values outside the permitted interval; since the spirit of the rule is the assessment of substantial hedge effectiveness, if ineffectiveness is caused by a technical problem, the Risk Management Department ascertains that substantial effectiveness is maintained, for example by testing that the value change in the portfolio made up of the hedged item and its hedge does not exceed a predetermined minimum threshold.

The second means of registration in the financial statements refers to the coverage of the remaining captions in the medium- and long term banking book (investments and funding not represented by fixed rate or structured securities). For such captions hedging has the purpose of stabilising interest flow on variable rate funding to the extent that the latter finances fixed rate investments. According to the cash flow hedge methodology, the item being hedged is a flow of future net interest flows to be paid or collected grouped by time buckets.

In addition to the above even the portfolios subject to cash flow hedging are monitored by the Risk Management Department which performs effectiveness tests. Hedge effectiveness requires the verification that the cash flows from hedging instruments do not exceed those of the hedged item. Such verifications are carried out at inception of the hedging relationship and subsequently quarterly over the entire period of the hedge.

QUANTITATIVE INFORMATION ON THE TRADING BOOK

Breakdown of capital at risk

Quantitative information indicated hereafter refers to the trading book subject to market risks. In the following paragraphs the market CaR is estimated by summing up VaR and simulations on illiquid parameters for the trading books of Banca Intesa.

Evolution of capital at risk

In the first half of 2006 market risks originated by Banca Intesa were practically stable: capital at risk was on average equal to 36.1 million euro in the first quarter and 34.4 million euro in the second quarter of 2006. Capital at risk is estimated summing up historical VaR (99% confidence level and one-working day holding period) and risk simulations of the alternative investments portfolio and of other illiquid parameters (mainly dividend swap and inflation).

Daily capital at risk (CaR) of the trading portfolio for Banca Intesa (a)

(millions of euro)

	average 2nd quarter 2006	minimum 2nd quarter 2006	maximum 2nd quarter 2006	average 1st quarter 2006	average 4th quarter 2005	average 3rd quarter 2005	average 2nd quarter 2005	average 1st quarter 2005
Banca Intesa	28.0	41.0	34.4	36.1	30.6	29.7	18.8	14.5

(a)   The table sets out on every line past estimates of daily capital at risk calculated on the quarterly historical time-series of Banca Intesa.

The analysis of breakdown of risk profile in the second quarter of 2006 with regard to the various factors showed the prevalence of equity risk for Banca Intesa (67% of overall CaR). For Credit Default Swaps (CDS) in the trading book highlighted in the second quarter an average VaR equal to 1.5 million euro.

Contribution of risk factors to overall CaR (a)

2nd quarter 2006	Shares	Funds	Rates	Credit spread (*)	Foreign Exchange	Other Parameters
Banca Intesa	67%	13%	14%	4%	1%	1%

(a)   The table sets out on every line the contribution of risk factors considering 100% the overall capital at risk, calculated as the average of daily estimates in the quarter.

(*)  Inclusive for Banca Intesa of spread VaR of trading CDS, except spread VaR of bonds.

Alternative investments

As concerns the alternative investments portfolio, the table below shows breakdown of exposures to highlight the degree of diversification of adopted strategies.

Contribution of strategies to portfolio breakdown (a)

	as of June 2006	End of 2005
- Relative Value / Arbitrage	19%	14%
- Event Driven	19%	17%
- Multistrategy, Funds of Funds	18%	14%
- Credit / Emerging	4%	7%
- Directional	14%	11%
- Equity Hedge / long-short	26%	37%

Total alternative investments	100%	100%

(a)   The table sets out on every line the percentage of total cash exposures calculated on amounts at period-end.

Issuer risk

Issuer risk in the trading portfolio is analysed in terms of marking to market, by aggregating exposures by rating classes and is monitored using a system of operating limits based on both rating classes and concentration indexes. The estimate of spread VaR on bonds which permits the analysis in terms of capital at risk of the basis risk between bond and credit default swap markets (cash-cds basis) is currently being extended to the portfolios of Banca Intesa’s Finance and Treasury Department.

Breakdown of exposures by type of issuer for Banca Intesa (a)

				of which
	Total	Corporate	Financial	Emerging	Covered	Securitis
Banca Intesa	100%	17%	16%	8%	12%	47%

(a)   The table sets out in the Total column the contribution of Banca Intesa to issuer risk exposure. The other columns indicate percentage breakdown of issuer risk exposure.

Period-end percentage on area total, excluding Government bonds, own bonds and net of hedging cds.

The breakdown by rating of the trading portfolio highlighted a net prevalence of issuers classified as investment grade.

Breakdown of exposures by rating class for Banca Intesa (a)

	Corporate		Financial		Emerging
	Investment grade	Speculative grade	Investment grade	Speculative grade	Investment grade	Speculative grade
Banca Intesa	90%	10%	97%	3%	91%	9%

(a) The table sets out for every area (corporate, financial and emerging) breakdown in investment grade and speculative grade of issuer risk exposures.

Period-end percentage on area total, excluding Government bonds, own bonds, exposures in covered bonds and securitisations, net of hedging cds.

Changes in capital at risk

The trend recorded by capital at risk in the first half of 2006 was mainly due to exposure to equity risk stemming from strategic investments, that was affected by negative stock market trends in May. However, the decrease in period-end risk reflected the partial disposal of the stake in Abn Amro Real, as provided for by contractual terms, due to the exercise of the 2nd tranche of the put option. Banca Intesa’s interest rate component was stable on average.

Operating limits

The structure of limits reflects the risk level deemed to be acceptable with reference to single business areas consistently with operating and strategic guidelines defined by top management. The attribution and control of limits at the various hierarchical levels implies the assignment of delegated powers to the heads of business areas, aimed at achieving the best trade-off between a controlled risk environment and the need for operating flexibility. The actual functioning of the limit system and of delegated powers is based on the following basic concepts of hierarchy and interaction.

The application of such principles led to the definition of a structure of limits in which the distinction between first level and second level limits is particularly important:

•             first level limits: are defined by the Risk Management Department together with the heads of operating Departments, for which the verification of congruity and the subsequent approval of Board of Directors are necessary, examples are capital at risk limits and total exposure limits for operations subject to issuer risk;

•             second level limits: have the objective of controlling operations of the various desks on the basis of differentiated measures based on the specific characteristics of traded instruments and operating strategies, such as sensitivity, greeks and equivalent exposures.

The use of operating limits of capital at risk in Banca Intesa, in the component sub-allocated to organisational units, was on average equal to 53.6% in the first half of 2006, with a maximum use of 62.7%.

Backtesting

The effectiveness of the VaR calculation methods must be monitored daily via backtesting which, as concerns regulatory backtesting, compares:

•                      the daily estimates of value at risk (represented by the line in the following graph);

•                      the daily profits/losses based on backtesting which are determined using actual daily profits and losses achieved by individual desks, net of components which are not considered in backtesting such as commissions and intraday activities.

Backtesting enables to verify the model’s capability of correctly seizing, from a statistical viewpoint, the variability in the daily valuation of trading positions, covering an observation period of one year (approximately 250 estimates). Any critical situations relative to the adequacy of the internal model are represented by situations in which daily profits/losses based on backtesting highlight in the year of observation more than three occasions in which the daily loss is higher than the value at risk estimate.

Backtesting in Banca Intesa

Banca Intesa’s regulatory backtesting, set out in the following graph, does not present any critical situations. Critical situations occur if daily profits and losses from backtesting prove to be higher than the VaR estimate in more than three occasions in the observation period.

QUANTITATIVE INFORMATION ON THE BANKING BOOK

Sensitivity analysis

As regards Banca Intesa’s banking book, the sensitivity of interest margin over 12 months to considerable changes in interest rates (+/- 100 basis points) was in line with asset expansion and the upward trend recorded by reference interest rates, as shown by the following table.

(in millions of euro)

	On-balance sheet		Off-balance sheet		Total sensitivity	% sensitivity
	on demand	maturity	hedging	trading
+100 basis points	-51.3	312.2	-141.6	58.7	178.0	5.73%
-100 basis points	75.6	-312.2	141.6	-58.7	-153.7	-4.94%

Also breakdown of capital by repricing dates highlighted the practical elimination of interest rate risks.

The analysis of the medium- and long-term subset, broken down by time buckets, confirms the effectiveness of the hedging policy adopted to cover interest rate risk generated by commercial banking activities.

FOREIGN EXCHANGE RISK

QUALITATIVE INFORMATION

Structural foreign exchange risk is mitigated by the practice of raising funding in the same currency as assets concentrating as far as possible, foreign exchange risk exposures in the trading book where it is subject to daily VaR limits.

Management of foreign exchange risk relative to trading activities is inserted in the operating procedures and in the estimation methodologies of the internal model based on VaR calculations, as already illustrated above.

QUANTITATIVE INFORMATION

Breakdown by currency of assets and liabilities and derivatives

(in millions of euro)

	Currencies
	US dollar	GB pound	Yen	Other currencies
A. FINANCIAL ASSETS	15,716	3,096	3,237	2,795
A.1 Debt securities	7,572	2,261	2,744	516
A.2 Equities	831	—	—	197
A.3 Loans to banks	3,098	358	381	1,389
A.4 Loans to customers	4,197	468	112	661
A.5 Other financial assets	18	9	—	32
B. OTHER ASSETS	252	10	3	13
C. FINANCIAL LIABILITIES	19,174	5,890	441	3,510
C.1 Due to banks	9,756	1,902	202	2,179
C.2 Due to customers	6,692	725	181	215
C.4 Debt securities	2,726	3,263	58	1,116
D. OTHER LIABILITIES	1,141	134	23	16
E. FINANCIAL DERIVATIVES	—	—	—	—
- Options	27,322	5,370	164	83
long positions	13,599	2,685	82	58
short positions	13,723	2,685	82	25
- Other derivatives	366,427	22,253	109,165	59,862
long positions	185,496	12,634	53,245	30,310
short positions	180,931	9,619	55,920	29,552

TOTAL ASSETS	215,063	18,425	56,567	33,176

TOTAL LIABILITIES	214,969	18,328	56,466	33,103

IMBALANCE (+/-)	94	97	101	73

QUANTITATIVE INFORMATION - FINANCIAL DERIVATIVES

Financial derivatives

Trading book: notional amounts at period-end and average

(in millions of euro)

	Debt securities and interest rates		Equities and stock indexes		Foreign exchange rates and gold		Other values		Total		Total 31.12.2005
	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted
1. Forward rate agreements	—	38,598	—	—	—	—	—	—	—	38,598	—	77,948
2. Interest rate swaps	—	422,279	—	—	—	—	—	—	—	422,279	—	464,944
3. Domestic currency swaps	—	—	—	—	—	424	—	—	—	424	—	448
4. Currency interest rate swaps	—	—	—	—	—	6,640	—	—	—	6,640	—	6,335
5. Basis swaps	—	42,161	—	—	—	—	—	—	—	42,161	—	44,960
6. Exchange of stock indexes	—	—	—	—	—	—	—	—	—	—	—	—
7. Exchange of real indexes	—	—	—	—	—	—	—	—	—	—	—	—
8. Futures	106,539	9,904	—	—	—	—	—	—	106,539	9,904	74,879	—
9. Caps	—	50,046	—	—	—	—	—	—	—	50,046	—	21,491
- Bought	—	25,807	—	—	—	—	—	—	—	25,807	—	21,491
- Issued	—	24,239	—	—	—	—	—	—	—	24,239	—	—
10. Floors	—	24,714	—	—	—	—	—	—	—	24,714	—	24,440
- Bought	—	16,024	—	—	—	—	—	—	—	16,024	—	15,880
- Issued	—	8,690	—	—	—	—	—	—	—	8,690	—	8,560
11. Other options	17,194	15,285	135	12,161	—	2,582	—	—	17,329	30,028	3,122	36,477
- Bought	7,266	8,238	105	9,365	—	1,282	—	—	7,371	18,885	2,413	10,390
Plain vanilla	7,266	8,211	105	9,365	—	914	—	—	7,371	18,490	2,413	10,071
Exotic	—	27	—	—	—	368	—	—	—	395	—	319
- Issued	9,928	7,047	30	2,796	—	1,300	—	—	9,958	11,143	709	26,087
Plain vanilla	9,928	7,039	30	2,796	—	1,153	—	—	9,958	10,988	709	25,894
Exotic	—	8	—	—	—	147	—	—	—	155	—	193
12. Forward contracts	—	1,589	—	11	—	49,254	—	—	—	50,854	—	48,575
- Purchases	—	273	—	5	—	17,624	—	—	—	17,902	—	17,747
- Sales	—	1,316	—	6	—	15,933	—	—	—	17,255	—	18,843
- Currency against currency	—	—	—	—	—	15,697	—	—	—	15,697	—	11,985
13. Other derivatives	—	1,211	—	—	—	33	—	—	—	1,244	—	2,335

TOTAL	123,733	605,787	135	12,172	—	58,933	—	—	123,868	676,892	78,001	727,953

AVERAGE VALUES	100,744	635,626	186	10,913	3	55,884	2	—	100,935	702,423	67,871	803,714

Banking book: notional amounts at period-end and average Hedging

(in millions of euro)

	Debt securities and interest rates		Equities and stock indexes		Foreign exchange rates and gold		Other values		Total		Total 31.12.2005
	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted
1. Forward rate agreements	—	—	—	—	—	—	—	—	—	—	—	—
2. Interest rate swaps	—	28,362	—	—	—	—	—	—	—	28,362	—	34,397
3. Domestic currency swaps	—	—	—	—	—	—	—	—	—	—	—	—
4. Currency interest rate swaps	—	—	—	—	—	1,043	—	—	—	1,043	—	1,044
5. Basis swaps	—	3,181	—	—	—	—	—	—	—	3,181	—	2,137
6. Exchange of stock indexes	—	—	—	—	—	—	—	—	—	—	—	—
7. Exchange of real indexes	—	—	—	—	—	—	—	—	—	—	—	—
8. Futures	—	—	—	—	—	—	—	—	—	—	—	—
9. Caps	—	100	—	—	—	—	—	—	—	100	—	60
- Bought	—	—	—	—	—	—	—	—	—	—	—	60
- Issued	—	100	—	—	—	—	—	—	—	100	—	—
10. Floors	—	90	—	—	—	—	—	—	—	90	—	735
- Bought	—	—	—	—	—	—	—	—	—	—	—	581
- Issued	—	90	—	—	—	—	—	—	—	90	—	154
11. Other options	—	87	—	517	—	—	—	—	—	604	—	2,770
- Bought	—	17	—	517	—	—	—	—	—	534	—	2,517
Plain vanilla	—	17	—	517	—	—	—	—	—	534	—	2,517
Exotic	—	—	—	—	—	—	—	—	—	—	—	—
- Issued	—	70	—	—	—	—	—	—	—	70	—	253
Plain vanilla	—	70	—	—	—	—	—	—	—	70	—	253
Exotic	—	—	—	—	—	—	—	—	—	—	—	—
12. Forward contracts	—	—	—	—	—	—	—	—	—	—	—	—
- Purchases	—	—	—	—	—	—	—	—	—	—	—	—
- Sales	—	—	—	—	—	—	—	—	—	—	—	—
- Currency against currency	—	—	—	—	—	—	—	—	—	—	—	—
13. Other derivatives	—	—	—	—	—	—	—	—	—	—	—	—

TOTAL	—	31,820	—	517	—	1,043	—	—	—	33,380	—	41,143

AVERAGE VALUES	—	34,600	—	1,615	—	1,047	—	—	—	37,262	—	42,073

Other derivatives

(in millions of euro)

	Debt securities		Equities and		Foreign exchange
	and interest rates		stock indexes		rates and gold		Other values		Total		Total 31.12.2005
	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted
1. Forward rate agreements	—	—	—	—	—	—	—	—	—	—	—	—
2. Interest rate swaps	—	40	—	—	—	—	—	—	—	40	—	16
3. Domestic currency swaps	—	—	—	—	—	—	—	—	—	—	—	—
4. Currency interest rate Swaps	—	—	—	—	—	—	—	—	—	—	—	—
5. Basis swaps	—	—	—	—	—	—	—	—	—	—	—	3,386
6. Exchange of stock indexes	—	—	—	—	—	—	—	—	—	—	—	—
7. Exchange of real indexes	—	—	—	—	—	—	—	—	—	—	—	—
8. Futures	—	—	—	—	—	—	—	—	—	—	—	—
9. Caps	—	802	—	—	—	—	—	—	—	802	—	70
- Bought	—	110	—	—	—	—	—	—	—	110	—	70
- Issued	—	692	—	—	—	—	—	—	—	692	—	—
10. Floors	—	7,588	—	—	—	—	—	—	—	7,588	—	8,702
- Bought	—	90	—	—	—	—	—	—	—	90	—	90
- Issued	—	7,498	—	—	—	—	—	—	—	7,498	—	8,612
11. Other options	—	1,810	—	6,568	—	98	—	—	—	8,476	—	8,189
- Bought	—	1,731	—	—	—	—	—	—	—	1,731	—	135
Plain vanilla	—	1,721	—	—	—	—	—	—	—	1,721	—	135
Exotic	—	10	—	—	—	—	—	—	—	10	—	—
- Issued	—	79	—	6,568	—	98	—	—	—	6,745	—	8,054
Plain vanilla	—	—	—	6,568	—	64	—	—	—	6,632	—	8,054
Exotic	—	79	—	—	—	34	—	—	—	113	—	—
12. Forward contracts	—	—	—	—	—	—	—	—	—	—	—	—
- Purchases	—	—	—	—	—	—	—	—	—	—	—	—
- Sales	—	—	—	—	—	—	—	—	—	—	—	—
- Currency against currency	—	—	—	—	—	—	—	—	—	—	—	—
13. Other derivatives	—	—	—	—	—	—	—	—	—	—	—	—

TOTAL	—	10,240	—	6,568	—	98	—	—	—	16,906	—	20,363

AVERAGE VALUES	—	11,425	—	7,110	—	98	—	—	—	18,633	—	20,712

Financial derivatives: purchase and sale of underlying assets

(milioni di euro)

	Debt securities		Equities and		Foreign exchange				Total		Total
	and interest rates		stock indexes		rates and gold		Other values		30.06.2006		31.12.2005
	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted	Listed	Unlisted
A. Trading book for supervisory purposes	123,733	563,626	135	12,172	—	58,933	—	—	123,868	634,731	78,001	682,993
1. Operations with exchange of underlying asset	1,271	2,693	54	1,311	—	58,147	—	—	1,325	62,151	724	57,568
- Purchases	324	842	16	717	—	23,190	—	—	340	24,749	102	24,828
- Sales	947	1,851	38	594	—	17,869	—	—	985	20,314	622	19,480
- Currency against currency	—	—	—	—	—	17,088	—	—	—	17,088	—	13,260
2. Operations without exchange of underlying asset	122,462	560,933	81	10,861	—	786	—	—	122,543	572,580	77,277	625,425
- Purchases	22,758	281,897	72	8,653	—	350	—	—	22,830	290,900	22,538	323,397
- Sales	99,704	279,036	9	2,208	—	403	—	—	99,713	281,647	54,739	302,028
- Currency against currency	—	—	—	—	—	33	—	—	—	33	—	—
B. Banking book	—	38,879	—	7,085	—	1,141	—	—	—	47,105	—	16,977
B.1 Hedging	—	28,639	—	517	—	1,043	—	—	—	30,199	—	—
1.Operations with exchange of underlying asset	—	—	—	—	—	1,043	—	—	—	1,043	—	484
- Purchases	—	—	—	—	—	581	—	—	—	581	—	254
- Sales	—	—	—	—	—	—	—	—	—	—	—	—
- Currency against currency	—	—	—	—	—	462	—	—	—	462	—	230
2. Operations without exchange of underlying asset	—	28,639	—	517	—	—	—	—	—	29,156	—	38,522
- Purchases	—	22,488	—	517	—	—	—	—	—	23,005	—	23,132
- Sales	—	5,941	—	—	—	—	—	—	—	5,941	—	15,390
- Currency against currency	—	210	—	—	—	—	—	—	—	210	—	—
B.2 Other derivatives	—	10,240	—	6,568	—	98	—	—	—	16,906	—	16,977
1. Operations with exchange of underlying asset	—	—	—	—	—	64	—	—	—	64	—	—
- Purchases	—	—	—	—	—	—	—	—	—	—	—	—
- Sales	—	—	—	—	—	64	—	—	—	64	—	—
- Currency against currency	—	—	—	—	—	—	—	—	—	—	—	—
2. Operations without exchange of underlying asset	—	10,240	—	6,568	—	34	—	—	—	16,842	—	16,977
- Purchases	—	1,971	—	—	—	—	—	—	—	1,971	—	372
- Sales	—	8,269	—	6,568	—	34	—	—	—	14,871	—	16,605
- Currency against currency	—	—	—	—	—	—	—	—	—	—	—	—

“Over the counter” financial derivatives: positive fair value - counterparty risk

(in millions of euro)

	Debt securities and interest			Equities and stock			Foreign exchange rates						Diverse
	rates			indexes			and gold			Other values			underlying assets
			Future			Future			Future			Future		Future
	Gross	Net	exposure	Gross	Net	exposure	Gross	Net	exposure	Gross	Net	exposure	Net	exposure
A. Trading book for supervisory purposes
A.1 Governments and Central Banks	—	—	—	—	—	—	—	—	—	—	—	—	—	—
A.2 public entities	3	—	1	—	—	—	—	—	—	—	—	—	—	—
A.3 banks	1,374	4,586	179	184	513	126	352	191	226	—	—	—	778	1,071
A.4 financial institutions	45	655	16	95	37	84	9	2	6	—	—	—	—	—
A.5 insurance companies	28	—	5	—	—	—	—	—	—	—	—	—	—	—
A.6 non-financial companies	249	4	147	—	—	—	32	—	25	—	—	—	—	—
A.7 other counterparties	25	—	1	—	—	—	—	—	—	—	—	—	—	—

Total 30.06.2006	1,724	5,245	349	279	550	210	393	193	257	—	—	—	778	1,071
Total 31.12.2005	2,372	6,250	461	330	540	1	193	645	133	—	—	—	1,265	1,113
B. Banking book
B.1 Governments and Central Banks	—	—	—	—	—	—	—	—	—	—	—	—	—	—
B.2 public entities	—	—	—	—	—	—	—	—	—	—	—	—	—	—
B.3 banks	161	345	9	—	—	5	1	42	12	—	—	—	179	50
B.4 financial institutions	—	186	—	—	—	—	—	—	—	—	—	—	—	—
B.5 insurance companies	—	—	—	—	—	17	—	—	—	—	—	—	—	—
B.6 non-financial companies	—	—	—	—	—	—	—	—	—	—	—	—	—	—
B.7 other counterparties	2	—	4	—	—	37	—	—	1	—	—	—	—	—

Total 30.06.2006	163	531	13	—	—	59	1	42	13	—	—	—	179	50
Total 31.12.2005	65	949	32	—	—	—	14	19	13	—	—	—	42	47

“Over the counter” financial derivatives: negative fair value — financial risk

(in millions of euro)

	Debt securities and interest			Equities and stock			Foreign exchange rates						Diverse underlying
	rates			indexes			and gold			Other values			assets
Controparti/			Future			Future			Future			Future		Future
Sottostanti	Gross	Net	exposure	Gross	Net	exposure	Gross	Net	exposure	Gross	Net	exposure	Net	exposure
A. Trading book for supervisory purposes
A.1 Governments and Central Banks	—	—	—	—	—	—	—	—	—	—	—	—	—	—
A.2 public entities	—	—	—	—	—	—	—	—	—	—	—	—	—	—
A.3 banks	1,130	4,116	210	94	47	10	344	466	176	—	—	—	1,019	—
A.4 financial institutions	67	783	44	18	85	29	15	8	10	—	—	—	—	—
A.5 insurance companies	7	—	19	121	—	88	—	—	—	—	—	—	—	—
A.6 non-financial companies	118	3	93	—	—	—	16	—	31	—	—	—	—	—
A.7 other counterparties	40	—	2	10	—	—	—	—	—	—	—	—	—	—

Total	1,362	4,902	368	243	132	127	375	474	217	—	—	—	1,019	—
Total 31.12.2005	1,905	6,532	119	69	208	—	228	781	115	—	—	—	1,258	—
B. Banking book
B.1 Governments and Central Banks	—	—	—	—	—	—	—	—	—	—	—	—	—	—
B.2 public entities	—	—	—	—	—	—	—	—	—	—	—	—	—	—
B.3 banks	517	883	49	—	—	—	5	96	3	—	—	—	—	—
B.4 financial institutions	1	212	—	—	—	—	—	5	—	—	—	—	—	—
B.5 insurance companies	—	—	—	—	—	—	—	—	—	—	—	—	—	—
B.6 non-financial companies	3	—	2	—	—	—	—	—	—	—	—	—	—	—
B.7 other counterparties	1,012	—	81	511	—	—	2	—	1	—	—	—	—	—

Total	1,533	1,095	132	511	—	—	7	101	4	—	—	—	—	—
Total 31.12.2005	1,538	822	69	564	—	—	25	11	5	—	—	—	—	—

“Over the counter” financial derivatives residual life: notional amounts

(in millions of euro)

	Up to 1 year	Between 1 and 5 years	Over 5 years	Total
A. Trading book for supervisory purposes	465,747	127,177	83,968	676,892
A.1 Financial derivatives on debt securities and interest rates	410,743	112,782	82,262	605,787
A.2 Financial derivatives on equities and stock indexes	2,398	8,511	1,263	12,172
A.3 Financial derivatives on foreign exchange rates and gold	52,606	5,884	443	58,933
A.4 Financial derivatives - other	—	—	—	—
B. Banking book	4,862	30,088	15,336	50,286
B.1 Financial derivatives on debt securities and interest rates	2,742	24,559	14,759	42,060
B.2 Financial derivatives on equities and stock indexes	2,078	4,763	244	7,085
B.3 Financial derivatives on foreign exchange rates and gold	42	766	333	1,141
B.4 Financial derivatives - other	—	—	—	—

Total 30.06.2006	470,609	157,265	99,304	727,178

Total 31.12.2005	477,716	249,209	94,460	821,385

Credit derivatives

Credit derivatives: notional amounts at period-end and average

(in millions of euro)

	Trading book for supervisory
	purposes		Other operations
		more		more
	single	counterparties	single	counterparties
	counterparty	(basket)	counterparty	(basket)
1. Protection purchases
1.1 Physical settlement	22,813	12,566	—	—
Credit default swap	22,498	12,566	—	—
Credit default option	315	—	—	—
Credit linked notes	—	—	—	—
1.2 Cash settlement	597	3,702	96	826
Credit default swap	394	3,702	95	826
Total rate of return swap	203	—	1	—

Total 30.06.2006	23,410	16,268	96	826

Total 31.12.2005	23,026	14,792	315	1,766

Average values	23,218	15,530	205	1,296
2. Protection sales
2.1 Physical settlement	23,720	16,149	—	—
Credit default swap	23,690	15,955	—	—
Credit linked notes	30	194	—	—
2.2 Cash settlement	791	6,794	—	194
Credit default swap	486	6,725	—	194
Credit linked notes	25	69	—	—
Total rate of return swap	280	—	—	—

Total 30.06.2006	24,511	22,943	—	194

Total 31.12.2005	25,811	20,453	—	209

Average values	25,161	21,698	—	201

Credit derivatives: positive fair value – counterparty risk

(in millions of euro)

	Notional amount	Positive fair value	Future exposure
A. Trading book for supervisory purposes	49,985	518	329
A.1 Protection purchases with	8,372	186	329
1. Governments and Central Banks	—	—	—
2. Other public entities	—	—	—
3. Banks	3,664	104	171
4. Financial institutions	3,672	81	153
5. Insurance companies	1,036	1	5
6. Non-financial companies	—	—	—
7. Other counterparties	—	—	—
A.2 Protection sales with	41,613	332	—
1. Governments and Central Banks	—	—	—
2. Other public entities	—	—	—
3. Banks	29,924	221	—
4. Financial institutions	11,604	110	—
5. Insurance companies	85	1	—
6. Non-financial companies	—	—	—
7. Other counterparties	—	—	—
B. Banking book	227	—	—
B.1 Protection purchases with	227	—	—
1. Governments and Central Banks	—	—	—
2. Other public entities	—	—	—
3. Banks	195	—	—
4. Financial institutions	32	—	—
5. Insurance companies	—	—	—
6. Non-financial companies	—	—	—
7. Other counterparties	—	—	—
B.2 Protection sales with	—	—	—
1. Governments and Central Banks	—	—	—
2. Other public entities	—	—	—
3. Banks	—	—	—
4. Financial institutions	—	—	—
5. Insurance companies	—	—	—
6. Non-financial companies	—	—	—
7. Other counterparties	—	—	—

Total 30.06.2006	50,212	518	329

Total 31.12.2005	48,785	770	461

Credit derivatives: negative fair value – financial risk

(in millions of euro)

	Notional amount	Negative fair value
Trading book for supervisory purposes
1. Protection purchases with
1.1 Governments and Central Banks	—	—
1.2 Other public entities	—	—
1.3 Banks	17,774	194
1.4 Financial institutions	11,532	132
1.5 Insurance companies	2,000	—
1.6 Non-financial companies	—	—
1.7 Other counterparties	—	—

Total 30.06.2006	31,306	326

Total 31.12.2005	26,322	240

Credit derivatives residual life: notional amounts

(in millions of euro)

	Up to 1 year	Between 1 and 5 years	Over 5 years	Total
A. Trading book for supervisory purposes	16,224	55,315	15,593	87,132
A.1 Credit derivatives with “qualified reference obligation”	11,674	42,637	14,363	68,674
A.2 Credit derivatives with “unqualified reference obligation”	4,550	12,678	1,230	18,458
B. Banking book	96	79	941	1,116
B.1 Credit derivatives with “qualified reference obligation”	96	—	32	128
B.2 Credit derivatives with “unqualified reference obligation”	—	79	909	988

Total 30.06.2006	16,320	55,394	16,534	88,248

Total 31.12.2005	15,973	54,216	16,182	86,371

LIQUIDITY RISK

QUALITATIVE INFORMATION

Liquidity risk management processes and measurement methods

Liquidity risk is defined as the possibility that the entity is not capable of meeting its payment obligations due to its incapacity of raising new funds (funding liquidity risk), its incapacity of selling assets on the market (asset liquidity risk) to cover the imbalance to be financed or the fact that the entity may be forced to sustain very high costs to meet its commitments. Banca Intesa’s liquidity policy is disciplined by two documents approved by the Board of Directors in November 2003 which set out the liquidity risk management policy and the contingency liquidity plan.

The Departments which are in charge of ensuring the correct application of liquidity policy are the Finance and Treasury Department, for liquidity management, and the Risk Management Department, for the certification and monitoring of indicators and limits. Banca Intesa directly manages its liquidity, coordinates liquidity management for the Group in all currencies, ensures the adoption of adequate control techniques and procedures and avails itself of the Liquidity Committee.

The monitoring of risk is based on two types of indicators: liquidity indexes subject to limits and crisis indexes subject to four alert thresholds, with emergency procedures in case of escalation and daily measurement. The first type includes maturity mismatching rules set forth by the Bank of Italy, balance sheet ratios, exposure measures on the interbank market, funding concentration ratios; the second type includes certain specific short-term indicators regarding the Bank (such as spreads on interbank investments), certain short-term systemic indicators, certain specific long-term indicators (such as spreads on Bank issues) and certain systemic long-term indicators (such as spreads on the industrial sector).

QUANTITATIVE INFORMATION

The graph above shows the trend of net cumulated exposure for seven days on the interbank market. Average exposure in the last twelve months amounted to approximately 6.2 billion euro and does not present any particular trend in the period under observation. Such exposure is the combined effect of treasury activities in Milano and in the branches abroad.

The graph, which shows the trends recorded by spreads in basis points of Banca Intesa issues in the last twelve months, confirms that the perception of the Bank’s specific risk is close to all-time lows, relatively to Senior issues. Issues related to Tier 1 and Tier 2, more volatile, continued a downward trend until the first quarter of 2006; subsequently, there was an inversion mostly related to the generalised increase in interest rates and the decline of stock markets.

Financial assets and liabilities: breakdown by maturity

(in millions of euro)

	On demand	Between 1 and 7 days	Between 7 and 15 days	Between 15 days and 1 month	Between 1 and 3 months	Between 3 and 6 months	Between 6 months and 1 year	Between 1 and 5 years	Over 5 years
Cash assets	29,256	7,748	2,589	4,798	11,536	18,418	12,420	40,584	49,723
A.1 Government bonds	—	—	—	—	77	878	103	2,574	366
A.2 Listed debt securities	2	33	252	251	1,337	482	374	1,946	4,612
A.3 Other debt securities	12	—	81	398	866	880	4,249	3,637	5,089
A.4 Quotas of UCITS	—	—	—	—	—	—	—	—	596
A.5 Loans	29,242	7,715	2,256	4,149	9,256	16,178	7,694	32,427	39,060
- Banks	6,363	5,428	1,672	2,320	4,777	4,056	3,941	7,283	5,593
- Customers	22,879	2,287	584	1,829	4,479	12,122	3,753	25,144	33,467
Cash liabilities	72,878	21,877	4,330	6,227	9,118	4,944	6,606	32,723	20,396
B.1 Deposits	67,914	21,668	2,408	5,601	6,205	2,097	1,017	3,255	4,468
- Banks	4,211	13,247	1,576	3,182	3,587	1,948	677	3,095	2,906
- Customers	63,703	8,421	832	2,419	2,618	149	340	160	1,562
B.2 Debt securities	320	209	1,922	626	2,913	2,847	5,587	28,787	15,888
B.3 Other liabilities	4,644	—	—	—	—	—	2	681	40
Off-balance sheet transactions	3,345	64,298	1,255	1,732	1,701	13,541	9,370	23,262	18,563
C.1 Financial derivatives with exchange of capital	56	214	538	290	869	1,139	2,362	12,686	1,631
- Long positions	—	117	273	155	465	558	1,182	6,317	774
- Short positions	56	97	265	135	404	581	1,180	6,369	857
C.2 Deposits and loans to be settled	2,649	1,689	65	152	662	—	80	—	—
- Long positions	2,649	—	—	—	—	—	—	—	—
- Short positions	—	1,689	65	152	662	—	80	—	—
C.3 Irrevocable commitments to lend funds	640	62,395	652	1,290	170	12,402	6,928	10,576	16,932
- Long positions	150	31,291	387	660	85	6,201	3,464	5,288	8,466
- Short positions	490	31,104	265	630	85	6,201	3,464	5,288	8,466

Financial liabilities: breakdown by sector

(in millions of euro)

	Governments and Central Banks	Other public entities	Financial institutions	Insurance companies	Non- financial companies	Other counterparties
1. Due to customers	187	1,671	15,439	1,014	23,073	38,821
2. Securities issued	—	—	1,393	—	89	58,078
3. Financial liabilities held for trading	110	613	1,177	128	154	1,577
4. Fair value financial liabilities	—	—	—	—	—	—

Total 30.06.2006	297	2,284	18,009	1,142	23,316	98,476

Total 31.12.2005	244	2,639	21,612	1,363	22,123	93,295

Financial liabilities: breakdown by geographic area

(in millions of euro)

	Italy	Other European Countries	America	Asia	Rest of the World
1. Due to customers	69,586	4,993	5,252	284	90
2. Due to banks	10,383	15,904	2,542	4,430	1,170
3. Securities issued	52,891	4,654	1,599	456	—
4. Financial liabilities held for trading	4,614	4,361	1,459	125	—
5. Fair value financial liabilities	—	—	—	—	—

Total 30.06.2006	137,474	29,912	10,852	5,295	1,260

Total 31.12.2005	137,736	27,055	13,303	6,501	585

OPERATIONAL RISK

Operational risks are identified, monitored and measured within the Operational Risk Management process. The pursuit of such objectives enables to:

•                 guarantee operational continuity and the functioning of the production chain in orderly, effective and efficient conditions;

•                 maximise value creation for shareholders and other stakeholders through growth, a strict cost discipline, attentive risk management and capital allocation, maintaining a medium- and long term viewpoint on innovative issues;

•                 safeguard tangible and intangible assets (brand, customer relationships, products, services and procedures), values, professional and intellectual know-how and ethical behaviour.

Definition

Operational risk is defined as the risk of suffering losses due to inadequate or failed internal processes, people and systems or as a result of external events. Operational risk excludes strategic and reputational risks whereas it includes legal risk, that is, the risk deriving from breach or non-compliance with laws, regulations or from a lack of transparency relating to the legal rights and duties of counterparties in a transaction. Legal risk includes, but is not limited to, exposure to fines, penalties, or punitive damages resulting from supervisory actions, as well as private settlements.

Organisational structure

Banca Intesa has a centralised function for the Group’s Operational Risk Management within Risk Management Department which reports to the Chief Risk Officer. The Operational Risk Management unit is responsible for the definition, implementation, monitoring and improvement of the methodological and organisational framework, as well as the systematic measurement and reporting of the risk profile to top management and the control of mitigation effectiveness.

The guiding principles of the framework assign the responsibility of identification, assessment, (both actual and prospective), management and mitigation of Operational Risk to the Operating Units; specific professionals have been identified within each Operating Unit (Business Line Operational Risk Manager) responsible for managing all the inputs to the framework.

To support the Change Management programme under way and to spread the operational risk management culture various training sessions were carried out for the professionals actively involved in the operational risk management process.

Figures and Internal Model

Banca Intesa’s Internal Model is designed to combine both quantitative and qualitative information sources homogeneously.

The qualitative component (Self Risk Assessment) is focused on the assessment of the risk exposure of each unit – both in terms of potential future losses and quality of controls, as well as any forms of mitigation – and is based on the assessment of relevant scenarios; the scenarios are identified on the basis of a proprietary model for risk classification and vary according to activities carried out by the single Operating unit.

The results of the assessment are processed using a model which translates subjective projections of exposure to operational risk into economic capital at risk. The scenarios are subject to an analysis of consistency by the Operational Risk Management Unit and to an independent review by the Internal Auditing Department.

In particular, all the main Operating Units were involved in the Self Risk Assessment process (assessment of risk exposure, main vulnerability areas, quality of existing controls and defining or planning mitigation initiatives or corrective actions).

The quantitative component is based on the statistical analysis of historical loss data, reported internally (via the regular and timely update of a database) or externally (via the participation to consortium initiatives such as “Database Italiano Perdite Operative” – Italian Operating Loss Database – managed by the Italian Banking Association, Global Operational Loss Data - managed by the British Bankers’ Association and Operational Riskdata Exchange Association).

A new application G.R.P.F. (Gestione e Rilevazione Perdite in Filiale – Incident reporting for branches), is currently being implemented and distributed in the retail branches in order to improve the quality and reliability of the data collected; with the objective of permitting the decentralisation of loss collection by risk-owners and improving correctness, completeness and consistency of reporting information.

An LDA (Loss Distribution Approach) model is used to estimate exposure to operational risk for both the quantitative approach and the qualitative approach; the use of external data is achieved via EVT (Extreme Value Theory) techniques. Estimates are based on a one-year holding period and a 99.9% confidence interval.

To capture any residual potential risks, the results obtained via the quantitative analysis are then weighted using a control quality index prepared for each Operating unit by the Internal Auditing Department.

The two approaches are then integrated on the basis of a weighting system which reflects the risks analysed and the relative peculiarity of available data and information.

Transfer of risk

For the purpose of optimising its insurance strategy, Banca Intesa has a traditional policy of operational risk transfer with the objective of mitigating the impact of any unexpected losses.

The development of a new programme (ASSIweb) commenced in 2005. It will facilitate the administration of insurance policies, improve the definition of insurance contracts, monitor the effectiveness of the risk transfers, allocate sustained costs consistently with hedged risks, improve processes of procurement and claims management, linking insurance recoveries to operational risk events.

Reporting

Monitoring of operational risks is performed by an integrated reporting system, which provides information necessary for the risk management and/or mitigation.

Reporting is produced by the Operational Risk Manager of each Operating Unit for the purpose of an overall and integrated management of operational risks: via trend analysis of reported events in the Operating Unit it is in fact possible to constantly monitor risk exposure and effectiveness of controls or corrective actions.

Quantitative figures, reported monthly by the Operating Units, are then analysed by the Operational Risk Management function, which regularly prepares reports for management and the Risk Committee: such reports highlight the main operational events recorded in the reference period, as well as provide an analysis of the trend of risk exposure and a comparison with forecasted losses from the Self Risk Assessment of the previous year.

In particular, a new quarterly report was developed in order to integrate operational risk management with daily operations and supply additional information to support the decision-making processes.

Legal risks

As regards the various types of risk, and in particular legal risks, in the first months of 2006 the conciliation procedures with customers related to the Finmek and Finmatica bonds were concluded positively. Conciliations related to Parmalat, Cirio and Giacomelli bonds, as amply illustrated in the Report on operations of the Annual report 2005, had already been closed last year.

As concerns other important controversies, in the first months of the year no significant events occurred.

As concerns business continuity, in the first half Banca Intesa introduced a Crisis management organisational model which attributes the power to declare the state of emergency and specifies the command chain in charge of managing the company in exceptional circumstances that may partly or gravely jeopardise the Bank’s regular operations. Events provided for are internal and external disasters and, in particular, cases of information technology failure, inaccessibility of the premises which normally host operations and unavailability of essential personnel. At the top of Crisis Management Model there is a specific Committee, made up of representatives of the company’s top management, which is in charge of defining the strategies and coordinating the consequent initiatives to face the severe emergencies for all risk scenarios. Furthermore, the Committee has a consultative function as concerns i) the results of the periodic checks on operating continuity solutions, ii) communications to Supervisory Authorities, and iii) security and business continuity strategies. The Model identifies a network of reference people in case of crisis, made up of representatives of all company functions which, under the coordination of an Overall head, may be called to make up the crisis unit in charge of managing emergency situations.

Lastly, it must be noted that in July Banca Intesa reached an agreement with the national representative of consumer associations, for the stipulation of a new, permanent conciliation procedure. This protocol will enable customers of the Bank to solve any litigations which should arise with the Bank extra-judicially, avoiding the delays and costs of a legal litigation. This dedicated conciliation table could interest, in theory, all Bank customers, who, in case of complaints which are not dealt with, may directly access the conciliation table for free. The agreement covers holders of all products launched from 2003 to date and the subscribers of services for households which Banca Intesa will launch in the future. Time to solve conflicts will be at most 60 days. The requests will be assessed individually by specific Conciliation Commissions made up of a representative of Consumer associations and a representative of the Bank. The six-month test phase will start in October for the Lombardia, Lazio and Puglia Regions. Subsequently the agreement will be extended to the whole national territory and to the other Gruppo Intesa banks.

Part F - Information on capital

SECTION 1 - PARENT COMPANY’S SHAREHOLDERS’ EQUITY

Qualitative information

Capital management concerns the set of policies and decisions required to define the dimension of shareholders’ equity, as well as the optimal combination of the various alternative capitalisation instruments, in order to ensure that shareholders’ equity and capital ratios of Banca Intesa are consistent with their risk profile and comply with supervisory requirements.

Banca Intesa is subject to capital adequacy requirements set out by the Basel Committee according to the provisions issued by the Bank of Italy. On the basis of such provisions, the ratio between regulatory shareholders’ equity and risk-weighted assets must be at least equal to 7%; compliance with requirements is verified half-yearly by the Bank of Italy.

The verification of compliance with supervisory requirements and consequent capital adequacy is dynamic over time and depends upon the objectives set out in the Business Plan.

The first verification occurs in the process of assignment of budget objectives: based on the growth trends expected for loans, other assets and statement of income aggregates, credit, market and operational risks are quantified and their compatibility with compulsory capital ratios is verified.

Compliance with capital adequacy is obtained via various levers, such as pay-out policy, definition of strategic finance operations (capital increases, issue of convertible bonds, subordinated bonds, etc.) and the management of loan policy on the basis of counterparty risk.

In the year, compliance with capital ratios is monitored on a quarterly basis and if necessary appropriate actions are taken to direct and control balance sheet aggregates.

A further step in preventive analysis and control of the capital adequacy occurs whenever extraordinary operations (such as acquisitions, disposals, etc.) are resolved upon. In this case, on the basis of the information on the operation to be conducted, its impact on capital ratios is estimated and any necessary actions to ensure compliance with the requirement set forth by Supervisory Authorities are planned.

Quantitative information

The following table, as set forth by art. 2427 of the Italian Civil Code, par. 7-bis, details shareholders’ equity captions indicating their origin, means of use and possibility of distribution, as well as their use in previous years.

(in millions of euro)

				Uses in the past three years
	Amount	Possibility of use (*)	Portion available	for loss coverage	for other reasons
Share capital	3,613
Share premium reserve	5,559	A, B, C	5,559	—	—
Reserves	2,301
Legal reserve	773	A(1), B	773	—	—
Statutory reserve	966	A, B, C	966	—	-1,643
Concentration reserve (as per Art. 7, par. 3 of Law 218 of 30/7/1990)	232	A, B (2), C (3)	232	—	—
Concentration reserve (as per Art. 7 of Law 218 of 30/7/1990)	302	A, B (2), C (3)	302	—	—
Other reserves	28	A, B, C	28	—	-20
Valuation reserves	1,455
Valuation reserve (Law 576 of 2/12/1975)	3	A, B (2), C (3)	3	—	—
Valuation reserve (Law 72 of 19/3/1983)	143	A, B (2), C (3)	143	—	—
Valuation reserve (Law 408 of 29/12/1990)	7	A, B (2), C (3)	7	—	—
Valuation reserve (Law 413 of 30/12/1991)	379	A, B (2), C (3)	379	—	—
Valuation reserve (Law 342 of 22/11/2000)	455	A, B (2), C (3)	455	—	—
Valuation reserve of financial assets available for sale	387	(4)	—	—	—
Valuation reserve of cash flow hedges	81	(4)	—	—	—
Net income	1,641	—	—	—

Total	14,569		8,847	—	-1,663

(*)         A = capital increase; B = loss coverage; C = distribution to shareholders.

(1)          May be used to increase capital (A) for the portion exceeding one fifth of the share capital.

(2)          In case of use of the reserve to cover losses, net income may not be distributed unless the reserve is integrated or correspondingly reduced. The reduction must be resolved upon by the Extraordinary Shareholders’ Meeting without compliance to provisions set out in par. 2 and 3 of art. 2445 of the Italian Civil Code.

(3)          The reserve, if it is not recorded under shareholders’ equity, may be reduced only in compliance with provisions of par. 2 and 3 of art. 2445 of the Italian Civil Code. If it is distributed to shareholders it concurs to form the Company’s taxable income.

(4)          The reserve is unavailable pursuant to art. 6 of Legislative Decree 38/2005.

In addition to the uses occurred in the last three years set out in the table the Reserve for own shares (1,339 million euro) was used in 2003 and 2004 following the free assignment of ordinary shares to shareholders.

Following the elimination of accelerated depreciation recorded for purely fiscal purposes occurred in 2004, pursuant to art. 109, par. 4, letter b) of the new Combined Tax Regulations, at the end of 2005 reserves, excluding legal reserve, must be considered subject to a suspended tax regime for 18 million euro.

SECTION 2 - SHAREHOLDERS’ EQUITY FOR SUPERVISORY PURPOSES AND CAPITAL RATIOS

Qualitative information

Shareholders’ equity for supervisory purposes and related capital ratios have been calculated using the new instructions issued by the Bank of Italy which consider IAS/IFRS principles (Circular 155/91 relative to “Instructions on the preparation of regulatory reporting on shareholders’ equity for supervisory purposes and capital ratios”).

Shareholders’ equity for supervisory purposes, as in previous regulations, is calculated as the sum of positive components, included with certain limits, and negative components, on the basis of their capital quality; positive components, in order to be eligible for the calculation of capital absorptions, must be fully available for the bank.

Shareholders’ equity for supervisory purposes is made up of Tier 1 capital and Tier 2 capital net of some deductions; in particular:

•                  Tier 1 capital includes paid-in share capital, share premium reserve, reserves from retained earnings and capital net of own shares or quotas, of intangible assets, as well as of any losses recorded in previous years and in the current year;

•                  Tier 2 capital includes valuation reserves, hybrid capital instruments, subordinated liabilities, net of adjustments to loans subject to Country risk and of other negative elements.

Deductions from Tier 1 and Tier 2 capital refer to equity investments and other captions (innovative equity instruments, hybrid capital instruments and subordinated assets) issued by such entities, as well as the so-called “prudential filters” supplied by the Basel Committee in the discipline of criteria which national supervisory authorities should comply with in the harmonisation of prudential regulations with new financial statement criteria.

Prudential filters, which have the purpose of safeguarding the quality of shareholders’ equity for supervisory purposes and reducing the potential volatility induced by the application of the new principles, lead to certain corrections in accounting figures, before their use for supervisory purposes. In particular, the new provisions, as concerns to the most significant aspects for Banca Intesa, set out that:

•                  financial assets held for trading, both unrealised profits and losses are fully recorded;

•                  financial assets available for sale, unrealised profits and losses are offset: the balance, if negative, reduces Tier 1 capital, if positive it contributes for 50% to Tier 2 capital. Furthermore, any unrealised profits and losses on loans classified among assets available for sale are excluded;

•                  hedges, unrealised profits and losses on cash flow hedges, recorded in a specific reserve, are sterilised whereas there is no prudential filter on fair value hedges;

•                  investments in insurance companies are deducted from Tier 1 and Tier 2 capital;

•                  the stake in the capital of the Bank of Italy is deducted from shareholders’ equity for supervisory purposes on a straight-line basis over a period of five years.

On the basis of Supervisory instructions, the Bank’s shareholders’ equity for supervisory purposes should be at least 7% of total risk-weighted assets (total capital ratio) in relation to credit risk profile, valued on the basis of category of borrowing counterparties, maturity, Country risk and guarantees received.

Furthermore, banks must comply with capital requirements to face market risks calculated on the whole trading portfolio separately for the various types of risk: position risk on debt securities and equities, settlement risk, counterparty risk and concentration risk. Moreover, with reference to the entire financial statements, foreign exchange risk and position risk on commodities must be calculated. The use of internal models to determine the capital requirement for market risks is permitted; in particular, Banca Intesa applies the internal model to calculate generic position risk (price risk oscillation) and specific risk (issuer risk) for equities, generic position risk for debt securities and the specific risk of certain type of credit derivatives in the trading portfolio, while for other risks standard methodologies are used.

For the assessment of financial soundness, more rigorous ratios are also used: the Tier 1 capital ratio, represented by the ratio between Tier 1 capital and risk-weighted assets, and the Core Tier 1 capital ratio, represented by the ratio between Tier 1 capital (net of preference shares) and risk-weighted assets.

Quantitative information

The main contractual characteristics of innovative instruments which, together with share capital and reserves, are included in the calculation of Tier 1 and Tier 2 capital are summarised in the following tables.

1. Tier 1 capital

Characteristics of subordinated instruments	Interest rate	Step-up	Issue date	Expiry date	Early reimburse- ment	Currency	Original amount in currency	Contribution to capital for supervisory purposes
								(in millions of euro)
Subordinated bonds	8.01% fixed rate; as of 15/07/08 3-month Libor + 3.25%	YES	15th Jul 1998	N.A.	As of 15th Jul 2008	USD	200,000,000.00	157
Subordinated bonds	3-month Libor + 1.6%; as of 15/7/08 3-month Libor + 2.93%	YES	15th Jul 1998	N.A.	As of 15th Jul 2008	EUR	550,000,000.00	549
Subordinated bonds	8.25% fixed rate; as of 15/07/08 3-month Libor + 3.20%	YES	15th Jul 1998	N.A.	As of 15th Jul 2008	GBP	120,000,000.00	173
Subordinated deposit	6.988% fixed rate; as of 12/07/2011 3-month Euribor +2.60%	YES	12th Jul 2001	N.A.	As of 12th Jul 2011	EUR	500,000,000.00	500

Total innovative equity instruments (Tier I)								1,379

2. Tier 2 capital

Characteristics of subordinated instruments	Interest rate	Step-up	Issue date	Expiry date	Early reimbursement	Currency	Original amount in currency	Contribution to capital for supervisory purposes
								(in millions of euro)
Subordinated deposit	3-month Libor + 0.87%	NO	2nd Jan 1998	2nd Jan 2008	NO	USD	500,000,000.00	393
Subordinated deposit	3-month Libor + 0.87%	NO	2nd Jan 1998	2nd Jan 2008	NO	ITL	200,000,000,000	103
Subordinated deposit	3-month Libor + 0.645%	NO	10th Apr 1998	10th Apr 2008	NO	ITL	250,000,000,000	129
Subordinated deposit	3-month Libor + 0.645%	NO	10th Jun 1998	10th Jun 2008	NO	ITL	800,000,000,000	413
Subordinated bonds	3-month Euribor + 0.65%	NO	30th Jun 1998	30th Jun 2008	NO	EUR	200,000,000.00	200
Subordinated bonds	5% fixed rate	NO	29th Dec 1998	30th Dec 2008	NO	ITL	495,000,000,000	252
Subordinated bonds	6-month Euribor + 0.70%	NO	29th Dec 1998	30th Dec 2008	NO	ITL	5,000,000,000	3
Total hybrid instruments (Upper Tier II)								1,493
Subordinated certificates of deposit	8.25% fixed rate	NO	15th Jul 1992	15th Jul 2007	NO	USD	200,000,000.00	63
Subordinated bonds	3-month Libor + 0.20%	NO	1st Dec 1997	1st Dec 2007	As of 1st Dec2002	ITL	800,000,000,000	165
Subordinated bonds	3-month Libor	NO	1st Feb 1998	1st Feb 2008	As of 1st Feb 2003	ITL	700,000,000,000	144
Subordinated bonds	3-month Libor	NO	1st Jun 1998	1st Jun 2008	As of 1st Jun 2003	ITL	362,430,000,000	75
Subordinated bonds	5.15% fixed rate	NO	9th Jun 1998	10th Jun 2008	NO	ITL	100,000,000,000	21
Subordinated bonds	1st coupon: 8%, 2nd and 3rd: 6.375%, for the following coupons: 13.8% minus 2 times 12-month Libor (max 5.3%-min 4.5%)	NO	16th Jun 1998	17th Jun 2013	NO	ITL	500,000,000,000	185
Subordinated bonds	Premium at maturity equal to the average variation of a number of indices and currency with a minimum 16%	NO	30th Jun 1998	31st Jul 2006	NO	ITL	300,000,000,000	33
Subordinated bonds	1st coupon: 8%, 2nd and 3rd: 6.375%, for the following coupons: 13.8% minus 2 times 12-month Libor (max 5.3%-min 4.5%)	NO	30th Jun 1998	1st Jul 2013	NO	ITL	200,000,000,000	76
Subordinated bonds	4.4% fixed rate	NO	16th Nov 1998	17th Nov 2008	NO	ITL	300,000,000,000	93
Subordinated bonds	4.4% fixed rate	NO	9th Dec 1998	10th Dec 2008	NO	ITL	200,000,000,000	62
Subordinated bonds	1st coupon: 8%, 2nd: 5%, 3rd: 4%, for the following coupons: 70% of 10-year euro swap rate	NO	9th Mar 1999	9th Mar 2014	NO	ITL	480,000,000,000	215
Subordinated bonds	1st coupon: 8%, 2nd: 5.5%, 3rd: 4%, for the following coupons: 65% of 10-year euro swap rate with a minimum of 4%	NO	15th Jul 1999	15th Jul 2014	NO	EUR	250,000,000.00	219
Subordinated bonds	5.3% fixed rate	NO	22nd Oct 1999	1st Jan 2010	NO	EUR	150,000,000.00	120
Subordinated bonds	4.70% fixed rate	NO	15th Nov 1999	15th Nov 2006	NO	EUR	104,000,000.00	21
Subordinated bonds	5.1% fixed rate	NO	17th Nov 1999	17th Nov 2009	NO	EUR	350,000,000.00	277
Subordinated bonds	4.9% fixed rate	NO	23rd Nov 1999	1st Jan 2007	NO	EUR	95,000,00.00	19

Characteristics of subordinated instruments	Interest rate	Step-up	Issue date	Expiry date	Early reimbursement	Currency	Original amount in currency	Contribution to capital for supervisory purposes
								(in millions of euro)
Subordinated bonds	5.2% fixed rate	NO	7th Dec 1999	1st Jan 2010	NO	EUR	90,000,000.00	72
Subordinated time deposit	12-month Euribor + 0.01%	NO	29th Dec 1999	29th Dec 2006	NO	EUR	155,000,000.00	31
Subordinated time deposit	12-month Euribor + 0.01%	NO	29th Dec 1999	29th Dec 2006	NO	EUR	65,000,000.00	13
Subordinated time deposit	12-month Euribor + 0.01%	NO	29th Dec 1999	29th Dec 2006	NO	EUR	39,000,000.00	8
Subordinated time deposit	12-month Euribor + 0.01%	NO	29th Dec 1999	29th Dec 2006	NO	EUR	25,000,000.00	5
Subordinated bonds	5.3% fixed rate	NO	21st Jan 2000	1st Jan 2010	NO	EUR	100,000,000.00	80
Subordinated bonds	5.0% fixed rate	NO	25th Jan 2000	1st Jan 2007	NO	EUR	90,000,000.00	18
Subordinated bonds	4.70% fixed rate	NO	11th Feb 2000	11th Feb 2007	NO	EUR	104,000,000.00	21
Subordinated bonds	5.5% fixed rate	NO	16th Feb 2000	1st Jan 2010	NO	EUR	41,000,000.00	33
Subordinated bonds	5.2% fixed rate	NO	18th Feb 2000	1st Jan 2007	NO	EUR	59,000,000.00	12
Subordinated bonds	6.11% fixed rate; as of 23/2/05 97% of 30-year euro swap mid rate	NO	23rd Feb 2000	23rd Feb 2015	NO	EUR	65,000,000.00	65
Subordinated time deposit	12-month Euribor + 0.01%	NO	23rd Mar 2000	23rd Mar 2007	NO	EUR	41,000,000.00	8
Subordinated time deposit	12-month Euribor + 0.01%	NO	23rd Mar 2000	23rd Mar 2007	NO	EUR	15,000,000.00	3
Subordinated time deposit	12-month Euribor + 0.01%	NO	23rd Mar 2000	23rd Mar 2007	NO	EUR	52,000,000.00	10
Subordinated time deposit	12-month Euribor + 0.01%	NO	23rd Mar 2000	23rd Mar 2007	NO	EUR	15,000,000.00	3
Subordinated bonds	92% of 30-year euro swap mid rate; never lower than the preceding	NO	12th Mar 2001	23rd Feb 2015	NO	EUR	50,000,000.00	50
Subordinated bonds	5% fixed rate	NO	9th Apr 2001	9th Apr 2007	NO	EUR	991,225,000.00	198
Subordinated bonds	5.35% fixed rate	NO	9th Apr 2001	9th Apr 2011	NO	EUR	125,478,000.00	123
Subordinated bonds	5.20% fixed rate	NO	15th Jan 2002	15th Jan 2012	NO	EUR	265,771,000.00	262
Subordinated bonds	5.50% fixed rate	NO	12th Apr 2002	12th Apr 2012	NO	EUR	126,413,000.00	121
Subordinated bonds	5.85% fixed rate; as of 8/5/2009 3-month Euribor + 1.25%	YES	8th May 2002	8th May 2014	As of 8th May 2009	EUR	500,000,000.00	500
Subordinated bonds	3-month Euribor + 0.25%	YES	8th Feb 2006	8th Feb 2016	As of 8th Feb 2011	EUR	1,500,000,000.00	1,497

Total eligible subordinated liabilities (Lower Tier II)								4,921

Total								7,793

3. Tier 3 capital

As at 30th June 2006 shareholders’ equity did not include any Tier 3 instruments.

Prudential filters

(in millions of euro)

	Amount 30.06.2006	Amount 31.12.2005
A.Tier 1 capital before the application of prudential filters	13,386	12,389
Tier 1 capital prudential filters
- Positive IAS/IFRS prudential filters	—	—
- Negative IAS/IFRS prudential filters	-5	-4
B. Tier 1 capital after the application of prudential filters	13,381	12,385
C. Tier 2 capital before the application of prudential filters	7,722	6,739
Tier 2 capital prudential filters
- Positive IAS/IFRS prudential filters	—	—
- Negative IAS/IFRS prudential filters	-178	-171
D. Tier 2 capital after the application of prudential filters	7,544	6,568
E. Total Tier 1 and Tier 2 capital after the application of prudential filters	20,925	18,953
Items to be deducted from total Tier 1 and Tier 2 capital	-1,483	-1,433

F. Total capital	19,442	17,520

Capital adequacy

Qualitative information

As indicated in the table on composition of shareholders’ equity for supervisory purposes and capital ratios, Banca Intesa, as at 30th June 2006, had a Tier 1 ratio (Tier 1 capital/risk-weighted assets) equal to 9.11% and a Total capital ratio (shareholders’ equity for supervisory purposes/risk-weighted assets) equal to 13.23%, higher than the 7% minimum requirement.

Quantitative information

(in millions of euro)

	Unweighted amounts		Weighted amounts / requirements
	30.06.2006	31.12.2005	30.06.2006	31.12.2005
A. RISK ASSETS
A.1 Credit risk	189,506	186,293	133,839	130,230
STANDARD METHODOLOGY
CASH ASSETS	161,831	158,905	111,817	109,382
1. Exposure (other than equities and
other subordinated assets) towards (or guaranteed by):
1.1 Governments and Central Banks	4,843	6,559	19	28
1.2 Public entities	501	4,579	124	933
1.3 Banks	36,334	31,201	7,608	6,452
1.4 Other counterparties (other than mortgage loans on residential and non-residential real estate)	72,596	71,905	72,596	71,905
2. Mortgage loans on residential real estate	27,167	25,083	13,583	12,541
3. Mortgage loans on non-residential real estate	3,399	3,545	3,399	3,545
4. Shares, equity investments and subordinated assets	12,729	12,280	12,806	12,304
5. Other cash assets	4,262	3,753	1,682	1,674
OFF-BALANCE SHEET ASSETS	27,675	27,388	22,022	20,848
1. Guarantees and commitments towards (or guaranteed by):	27,061	27,100	21,893	20,784
1.1 Governments and Central Banks	323	561	2	19
1.2 Public entities	331	1,360	72	272
1.3 Banks	7,219	7,206	2,673	2,520
1.4 Other counterparties	19,188	17,973	19,146	17,973
2. Derivatives towards (or guaranteed by):	614	288	129	64
2.1 Governments and Central Banks	—	—	—	—
2.2 Public entities	—	—	—	—
2.3 Banks	614	285	129	64
2.4 Other counterparties	—	3	—	—
B. CAPITAL REQUIREMENTS
B.1 Credit risk			9,369	9,116
B.2 Market risk			809	908
1. Standard methodology	X	X
of which:
- position risk on debt securities	X	X	311	396
- position risk on equities	X	X	—	—
- foreign exchange risk	X	X	22	22
- other risks	X	X	178	191
2. Internal models	X	X	298	299
of which:
- position risk on debt securities	X	X	—	—
- position risk on equities	X	X	—	—
- foreign exchange risk	X	X	—	—
B.3 Other capital requirements	X	X	107	109
B.4 Total capital requirements (B1+B2+B3)	X	X	10,285	10,133
C. RISK-WEIGHTED ASSETS AND CAPITAL RATIOS	X	X
C.1 Risk-weighted assets	X	X	146,925	144,796
C.2 Tier 1 capital / Risk-weighted
assets (Tier 1 capital ratio)	X	X	9.11%	8.56%
C.3 Total capital / Risk-weighted
assets (Total capital ratio)	X	X	13.23%	12.10%

Part G - Business combinations

SECTION 1 - TRANSACTIONS CARRIED OUT IN THE PERIOD

Banca Intesa did not carry out any business combinations in the first half of 2006. The only transactions as of 1st January 2006, were the mergers in Banca Intesa of Magazzini Generali Fiduciari Cariplo and Intesa Gestione Crediti, wholly-owned subsidiaries.

Furthermore, again with effects as of 1st January 2006, activities regarding the state and infrastructure sector was contributed from the Corporate Division to Banca Intesa Infrastrutture e Sviluppo, controlled by the Group, whose areas of operations range from financing public works to securitisations of public entity receivables to project financing.

SECTION 2 - TRANSACTIONS CARRIED OUT AFTER THE CLOSE OF THE PERIOD

2.1 Business combinations of the period

Ukrsotsbank

On 4th September Banca Intesa’s Board of Directors approved an amendment to certain terms and conditions of the share purchase agreement originally signed last February between Banca Intesa and the controlling shareholder of Ukraine’s Ukrsotsbank for the acquisition of the latter’s control.

In consideration of a certain court case pending in the USA and involving Ukrsotsbank, Banca Intesa and the controlling shareholder of Ukrsotsbank agreed to proceed with the closing of the transaction upon such court case being resolved definitively and in a manner satisfactory to Banca Intesa.

The transaction entails the purchase of an interest of 88.55% of Ukrsotsbank’s share capital, with a put option for the sellers in respect of any additional minority interests up to 100% of the share capital. The valuation of the bank has been increased by approximately 6.9%, namely to 1,400 million dollars (i.e. approximately 1,090 million euro), to take into account Ukrsotsbank’s net profit in 2006 half year, which was significantly higher than forecast, and a material time delay in the original closing date, which was expected to take place last May. The closing will also be conditional upon the required regulatory approvals in Italy and Ukraine and other customary closing conditions.

Should the closing of the transaction not occur by 31st March 2007, Banca Intesa and the sellers of Ukrsotsbank may terminate the agreements and be free to  pursue other options, including a renegotiation of the transaction. Banca Intesa and the sellers are confident that the conditions precedent to the closing of the transaction shall be satisfied within the agreed terms and that they shall be able to proceed to closing.

Part H - Information on compensation and transactions with related parties

1. Information regarding compensation of Directors, Statutory Auditors and Managers with strategic responsibilities

The following table shows the amounts of the compensation paid to Directors, Statutory Auditors and General Managers, as well as the compensation paid to other managers with strategic responsibilities which fall within the notion of “related party”, as defined in the following chapter.

Compensation paid to Directors and Statutory Auditors are defined by apposite Shareholders’ Meeting resolutions. In particular, it must be noted that Banca Intesa’s Shareholders Meeting held last 20th April approved the increase in Director compensation from 30,000 euro to 65,000 euro; solely for the members of the Executive Committee, it approved an additional compensation of 35,000 euro (ex 15,000 euro) and, for the members of the Internal Control Committee, an additional compensation of 25,000 euro.

(in millions of euro)

	Directors and Statutory Auditors	Managers withs trategic responsibilities
Compensation and social security charges	2	8
Bonuses and other incentives	—	7
Non-monetary benefits (1)	—	—
Indemnities for termination of the employment contract (2)	—	—
Share based payments (Stock options)	—	—

(1)          Including charges borne by the Company for supplementary pension schemes, insurance policies etc.

(2)          Including the portion of employee termination indemnity for the year and any further termination indemnity.

A complete illustration of the stock option plan resolved upon by the Extraordinary Shareholders’ Meeting of Banca Intesa held on 17th December 2002 in favour of managers of Banca Intesa and of Group companies is provided hereafter in Part I.

2. Information regarding transactions with related parties

The individuals and juridical entities with the characteristics that make them eligible to be considered related parties - identified using the indications given by IAS 24 and applied with reference to the specific organisational and governance structure of Banca Intesa - were defined with the same criteria used and illustrated in the Annual report 2005, to which reference must be made. The table below sets out relations with the related parties as at 30th June 2006.

(in millions of euro)

	Financial assets available for sale	Investments held to maturity	Loans to customers	Due from banks	Due to customers	Due to banks	Guarantees given
Companies exercising significant influence over the Parent Company or its subsidiaries	—	—	1,356	16	181	54	43
Subsidiaries	127	—	11,111	27,998	4,917	9,059	7,338
Companies subject to joint control	—	—	653	—	1,059	—	15
Associates	—	—	983	11	270	55	40
Managers with strategic responsibilities and control bodies	—	—	1	—	24	—	—
Other related parties	—	—	30	—	331	—	139
Total	127	—	14,134	28,025	6,782	9,168	7,575

As already indicated in the Annual report 2005, the relationships among Banca Intesa and Group companies are inspired to centralisation criteria as regards basic management and control activities, integrated with direction and assistance activities performed through consultancies in the fields of law, economic analysis, organisation and resource management. Instead, specific companies have the task of offering financial products and services, among which bancassurance products, fiduciary services and asset management, and near-bank services, such as leasing, factoring and long-term credit, placed through the sales networks of Group banks. Other companies also provide commercial and/or technical support.

The relationships with subsidiaries are seen within the normal operations of a multifunctional Group and mostly refer to relations for services rendered, deposits and financings which, in the case of non-banking subsidiaries, are destined to finance activities performed in various sectors. Agreements were stipulated between the Parent Company Banca Intesa and certain Group companies regarding, as mentioned, the distribution of financial products and/or services or assistance, consultancy, and more generally the provision of services complementary to and/or support banking activities.

The economic effects connected with the above-mentioned relationships are normally regulated on the basis of market conditions applied to primary customers. In the case of services given by the Parent Company as part of normal group synergies, economic relations are usually regulated at the minimum level, equal at least to the recovery of specific and general costs.

The relationships with other related parties - other than subsidiaries, associates and companies subject to joint control - are, normally, regulated at market rates or are aligned with the most favourable conditions applied to personnel.

With reference to balance sheet balances with related parties as at 30th June 2006, detailed in the table above, it must be noted that the increase in loans to “Companies exercising significant influence over the Company” mostly reflected the use of loans granted at market conditions, to a non-bank entity which jointed Intesa’s voting syndicate.

Also in the first half of 2006 activities continued normally as part of the collaboration agreements with the Generali group in the placement of insurance policies and with the Crédit Agricole group in consumer credit and asset management. Due to and from associates or companies subject to joint control, indicated in the table above, are, in fact, attributable mostly to the companies Intesa Vita, Agos, CAAM SgR and Crédit Agricole Asset Management.

Furthermore, substantial commissions have been paid by some of these companies. In particular, Banca Intesa has received commissions from asset management and bancassurance companies (for approximately 240 million euro and approximately 100 million euro respectively).

Likewise, banking relationships with companies or groups managed by directors continue, also regulated at standard market conditions.

As concerns Lazard & Co., in which Banca Intesa had a 40% stake, it must be noted that last May Banca Intesa and Lazard Group LLC closed the operation which had already been illustrated in the Consolidated report as at 31st March 2006, based on which Lazard repurchased Banca Intesa’s investment in Lazard & Co. S.r.L. (Lazard Italia) for a combination of senior and subordinated promissory notes, issued by Lazard Group LLC, for a total of approximately 146 million dollars and expiring in February 2008.

Instead, Banca Intesa maintained the investment in Lazard Group LLC through the 150 million dollar subordinated convertible promissory note, which was amended to be convertible into Class A ordinary shares of the listed company Lazard Ltd. at a conversion price of 57 dollars per share. Conversion will be possible in three equal tranches, beginning from 1st July 2008 and until 30th June 2011. The interest rate on the note is 3.25% and maturity 30th September 2016. Terms of the agreement have no significant effects on Gruppo Intesa’s statement of income.

In addition to the transactions indicated in the previous table, it must be noted that Banca Intesa’s Board of Directors recently authorised the sale to a Director of a real estate property. To determine the value of the transaction various expert opinions drawn up by eminent companies in this sector have been requested. The Board of Directors applied the highest valuation as consideration for the sale.

Part I – Share-based payments

A. QUALITATIVE INFORMATION

1.              Description of share-based payments

As concerns the stock option plan resolved upon by the Extraordinary Shareholders’ Meeting of 17th December 2002 in favour of managers of Banca Intesa and of Group companies, the Board of Directors of 26th April 2006 verified that the performance objectives for the exercise of the options related to 2005 had been achieved as set by the stock option plan connected to the implementation of the 2003-2005 Business Plan. In particular:

•          the financial indicator EVA®-Economic Value Added for the Group increased to 1,752 million euro in 2005 (1,090 million euro, net of the capital gain related to the sale of 65% of Nextra) from 681 million in 2004 restated on a consistent basis also taking into account IAS/IFRS while EVA® was negative in 2002 for over 1,100 million pre-IAS/IFRS adoption;

•          the total return on the Banca Intesa ordinary share in 2005 was approximately 27% after a return of 15% in 2004 and of approximately 58% in 2003;

•          market capitalisation increased by approximately 7 billion euro between the end of 2004 and the end of 2005, from 23.8 to 30.7 billion euro, after the over 10 billion euro rise recorded between the end of 2002 and the end of 2004.

The Board of Directors, in execution of the mandate received from the Extraordinary Shareholders’ Meeting of 17th December 2002, therefore resolved upon a capital increase for a maximum amount of 16,751,479.68 euro of share capital and 49,291,076.18 euro of share premium reserve to service the Stock Option Plan through the issue of a maximum 32,214,384 new ordinary shares with a nominal value of 0.52 euro to be assigned to the 185 managers holding the options.

In total, in the period 2nd-31st May 32,214,375 ordinary shares were subscribed following the exercise of the aforementioned options. Following such subscriptions share capital increased to 3,613,001,195.96 euro. Consistently with the intention of investing the entire capital gain deriving from the exercise of the stock options also for the options relative to 2005 in Banca Intesa shares (as had occurred last year following the exercise of the options relative to 2003 and 2004), the Managing Director and CEO traded in the “block market” the 5,000,000 shares resulting from the exercise of the options, reinvesting the entire capital gain to purchase 2,514,043 Banca Intesa ordinary shares.

As at 31st May 2006, as highlighted in the table in the following chapter, all options assigned on the basis of the Shareholders’ Meeting resolution of 17th December 2002 had been exercised or annulled.

B. QUANTITATIVE INFORMATION

1.       Annual changes

The table shows information regarding the assignment of stock options, according to the form set out by Attachment 3C to Consob Issuer Regulations. The form also includes the information required by the Bank of Italy with Circular 262/2005.

				Options assigned							Options heldat the end of the period
	Options held at the beginning			during the period			Options exercised			Options	Number
	of the period			Number			during the period			expired	of
	Numberof options (1)	Average strike price	Average expiration	of options (2)	Average strike price	Average expiration	Number of options (3)	Average strike price	Average market price	in the period (4)	options (5)= 1+2-3-4	Average strike price	Average expiration
Managing Director and CEO	5,000,000	2.022	2006-2007				5,000,000	2.022			0	0.000
Other Beneficiaries (*)	26,455,003	2.054	2006-2007				26,405,003	2.054		50,000	0	0.000

Total	31,455,003	2.049	2006-2007				31,405,003	2.049	4.643	50,000	0	0.000

(*)       Directors of Banca Intesa and other Group companies.

2.       Other information

It must be noted that the plan for the purchase and free assignment of ordinary shares approved by the Shareholders’ Meeting held on 20th April 2006 was concluded at the end of the first half. Assignees have been the employees of Banca Intesa with an indefinite term contract in service as at 1st June 2006, who have been assigned free Banca Intesa ordinary shares for a total countervalue of 2,000 euro per capita. The aforementioned amount may be reduced in consideration of the lower service rendered due to part-time contracts or the shorter period of service. For the purpose of considering any variation in the number of beneficiaries between the date of the resolution and the assignment date, as well as oscillations in the value of the share in the same period, the Shareholders’ Meeting of 20th April 2006 had authorised the purchase of Banca Intesa shares up to a maximum number of 18,000,000 and a maximum consideration of 63 million euro. The free stock granting plan involved in addition to the Parent Company, the employees of Italian subsidiaries which approved in their respective Shareholders’ Meetings the purchase and assignment plans of Parent Company ordinary shares up to a total number of 2,511,240, shares for a maximum consideration of 8,776,580 euro. These purchase plans are similar to the Parent Company’s.

In June, Banca Intesa and the subsidiaries involved purchased through Caboto - in compliance with provisions set forth by the Italian Civil Code, as determined in the resolutions of the Shareholders’ Meetings and according to the operating methods set out in the regulations providing for the organisation and management of the markets - a total of 14,438,980 Banca Intesa ordinary shares for a total countervalue of 65,311,403 euro. The Parent Company purchased 12,634,100 shares for a countervalue of 57,081,692 euro. The shares were made available to the employees involved within 30th June 2006.

Attachments

Statement of income as at 30th June and of the second quarter

(in millions of euro)

		First half				Second quarter
				Changes				Changes
		2006	2005	amount	%	2006	2005	amount	%
10.	Interest and similar income	3,641	3,127	514	16.4	1,897	1,545	352	22.8
20.	Interest and similar expense	-2,160	-1,603	557	34.7	-1,146	-804	342	42.5
30.	Interest margin	1,481	1,524	-43	-2.8	751	741	10	1.3
40.	Fee and commission income	1,317	1,329	-12	-0.9	632	659	-27	-4.1
50.	Fee and commission expense	-131	-126	5	4.0	-69	-68	1	1.5
60.	Net fee and commission income	1,186	1,203	-17	-1.4	563	591	-28	-4.7
70.	Dividend and similar income	1,043	494	549		1,042	454	588
80.	Profits (Losses) on trading	198	-105	303		-39	-146	-107	-73.3
90.	Fair value adjustments in hedge accounting	6	15	-9	-60.0	3	16	-13	-81.3
100.	Profits (Losses) on disposal or repurchase of	26	14	12	85.7	6	5	1	20.0
	a) loans	-12	—	12		-11	—	11
	b) financial assets available for sale	28	15	13	86.7	9	4	5
	c) investments held to maturity	—	—	—		—	—	—
	d) financial liabilities	10	-1	11		8	1	7
110.	Profits (Losses) on financial assets and liabilities designated at fair value	—	—	—		—	—	—
120.	Net interest and other banking income	3,940	3,145	795	25.3	2,326	1,661	665	40.0
130.	Net losses / recoveries on impairment	-153	-115	38	33.0	-44	-19	25
	a) loans	-171	-113	58	51.3	-59	-44	15	34.1
	b) financial assets available for sale	-1	-8	-7	-87.5	—	-8	-8
	c) investments held to maturity	—	—	—		—	—	—
	d) other financial activities	19	6	13		15	33	-18	-54.5
140.	Net income from banking activities	3,787	3,030	757	25.0	2,282	1,642	640	39.0
150.	Administrative expenses	-1,729	-1,683	46	2.7	-876	-853	23	2.7
	a) personnel expenses	-1,042	-1,018	24	2.4	-525	-509	16	3.1
	b) other administrative expenses	-687	-665	22	3.3	-351	-344	7	2.0
160.	Net provisions for risks and charges	-48	-124	-76	-61.3	-15	-81	-66	-81.5
170.	Net adjustments to / recoveries on property and equipment	-76	-67	9	13.4	-38	-35	3	8.6
180.	Net adjustments to / recoveries on intangible assets	-89	-79	10	12.7	-48	-41	7	17.1
190.	Other operating expenses (income)	200	135	65	48.1	97	67	30	44.8
200.	Operating expenses	-1,742	-1,818	-76	-4.2	-880	-943	-63	-6.7
210.	Profits (Losses) on equity investments	1	29	-28	-96.6	-9	11	-20
220.	Valuation differences on property, equipment and intangible assets measured at fair value	—	—	—		—	—	—
230.	Goodwill impairment	—	—	—		—	—	—
240.	Profits (Losses) on disposal of investments	42	5	37		42	3	39
250.	Income (Loss) before tax from continuing operations	2,088	1,246	842	67.6	1,435	713	722
260.	Taxes on income from continuing operations	-447	-404	43	10.6	-205	-184	21	11.4
270.	Income (Loss) after tax from continuing operations	1,641	842	799	94.9	1,230	529	701
280.	Income (Loss) after tax from discontinued operations	—	—	—		—	—	—

290.	Net income (loss)	1,641	842	799	94.9	1,230	529	701

Table of Banca Intesa’s property and equipment and financial assets subject to revaluation

(in millions of euro)

	Revaluations
	Royal Law Decree 1729 of 19.10.1937	Law 823 of 19.12.1973	Law 576 of 02.12.1975	Law 72 of 19.03.1983	Law 41 of 30.12.1991	Law 218 of 30.07.1990	Total
Real estate assets	—	26	19	74	257	264	640
Equity investments	—	—	—	—	—	437	437
a) Subsidiaries	—	—	—	—	—	89	89
b) Other	—	—	—	—	—	348	348

Total	—	26	19	74	257	701	1,077